EXHIBIT 6.29

American Land Title Association	Certified True and Correct Copy	FINAL ALTA Settlement Statement - Borrower
Adopted 05-01-2015
Stewart Title Company

File No./Escrow No.: TAIREF261082150	Stewart Title Company
Officer/Escrow Officer: Rozario King	500 N Broadway
Ste 900
Saint Louis, MO 63102
(877) 405-2820

Property Address:	35 CLAY COURT
COVINGTON, GA 30016 (NEWTON)
(00020-00000-140-000 Alternate APN:372)

Borrower:	TIRIOS PROPCO SERIES LLC - 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE LIMITED LIABILITY COMPANY

Lender:	HouseMax Funding, LLC 3711 S. MoPac Expy, Bldg 1, Suite 375, Austin, TX 78746

Settlement Date:	9/18/2026
Disbursement Date:	9/23/2026

Description	Borrower
	Debit	Credit
Payoffs
Net Payoff to Statebridge Company, LLC	$144,419.74
Principal: $141,816.96
Release Fee: $360.00
Exit Fees: $590.90
Interest to 9/30/26: $1,651.88
New Loans
Loan Amount		$178,500.00
Our origination charge $5,685.00	$5,685.00
Appraisal Fee to JJ Lewis (POC $695.00 by HouseMax Funding, LLC)
Due Diligence Fee to HouseMax Funding, LLC	$395.00
Processing Fee to HouseMax Funding, LLC	$1,495.00
Flood Determination Fee to HouseMax Funding, LLC	$45.00
CDA|Situs Fee to HouseMax Funding, LLC	$90.00
Document Custodian Fee to HouseMax Funding, LLC	$128.50
Funding Shield Fee to HouseMax Funding, LLC	$55.00
Prepaid Interest ( 33.7200 per day from 9/23/2026 to 10/1/2026 )	$269.76
Homeowner's Insurance Premium ( 12 mo.) to Steadily Insurance Agency, Inc	$1,159.60
Homeowner's Insurance per month for 12 mo.	$386.56
Property Taxes per month for 12 mo.	$834.20
Title Charges
Title - Lender's Title Insurance to Stewart Title Company	$661.00
Title - Owner's Title Insurance to Stewart Title Company	$957.00
Title - ALTA 8.1 Environmental Protection Lien 7-1-21 Endorsement(s) to Stewart Title Company
Title - ALTA 9.10-06 Restrictions, Encroachments, Minerals-Current Violations-Loan Polic Endorsement(s) to Stewart Title Company
Title - STG Standard Arbitration Loan Endorsement(s) to Stewart Title Company
Title - ALTA 37-06 Assignment of Rents or Leases 12-3-12 Endorsement(s) to Stewart Title Company
Title - ALTA 22-06 Location 6-17-06 Endorsement(s) to Stewart Title Company
Title - ALTA 5-06 Planned Unit Development 2-3-10 - Loan Endorsement(s) to Stewart Title Company
Title - ALTA 27 Usury GA Modified 07-01-21 Endorsement(s) to Stewart Title Company
Title - ALTA 4.1 Condominium - Current Assessments 7-1-21 Endorsement(s) to Stewart Title Company
Title - STG Standard Arbitration Endorsement(s) to Stewart Title Company
Title - Abstract or title search to Stewart Title Company	$180.00
Title - Attorney Title Exam and Opinion to Uptown Law Firm	$30.00
Title - Attorney's fees to Uptown Law Firm	$225.00
Title - Document preparation to Stewart Title Company	$70.00
Title - Notary fees to Stewart Title Company	$150.00
Title - Coordination fee to Stewart Title Company	$725.00
Title - Lender CPL to Stewart Title Company	$75.00
Title - Title Update Fee to Stewart Title Company	$40.00
Title - Attorney Funding Fee to Uptown Law Firm	$125.00
Government Recording and Transfer Charges
Recording fees: Deed to County Recorder $25.00	$25.00
Recording Fees: Mortgage to County Recorder $25.00	$25.00
GA Residential Fee to Department of Banking and Finance $10.00	$10.00
State Deed Tax/Stamps to County Recorder	$178.50
Intangible Tax to $535.50	$535.50

File # TAIREF261082150
Page 1 of 2	Printed on 9/17/2026 at 8:17 PM

UCC1 Recording Fee (COUNTY) to Stewart Title Company $25.00	$25.00
UCC1 Recording Fee (STATE) to Stewart Title Company $25.00	$25.00
Additional Settlement Charges
Property Tax 2026 to NEWTON COUNTY	$2,502.53
	Debit	Credit
Subtotals	$161,527.89	$178,500.00
Due To Borrower	$16,972.11
Totals	$178,500.00	$178,500.00

Acknowledgement

We/I have carefully reviewed the ALTA Settlement Statement and find it to be a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction and further certify that I have received a copy of the ALTA Settlement Statement. We/I authorize Stewart Title Company to cause the funds to be disbursed in accordance with this statement.

BORROWER(S)

Tirios Propco Series LLC - 35 Clay, a Series of Tirios Propco Series LLC, a Delaware limited liability company

/s/ Sachin Latawa

By: Tirios Corporation, a Delaware Corporation, Managing Member

By: Sachin Latawa, President

SETTLEMENT COORDINATOR

_______________________________________________________

Rozario King

File # TAIREF261082150
Page 2 of 2	Printed on 9/17/2026 at 8:17 PM

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Loan Agreement") is dated September 15, 2026 and is between TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company ("Borrower"), and HOUSEMAX FUNDING, LLC, a Texas limited liability company ("Lender").

Borrower has applied to Lender for a loan in the principal amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00) (the "Loan").

Lender is willing to make the Loan, and Borrower is willing to take the Loan, upon the terms set forth in this Loan Agreement.

The parties therefore agree as follows:

A. DEFINED TERMS. For purposes of this Loan Agreement, the following definitions apply:

"ADA" is defined in section C.2(g) below.

"Anti-Money Laundering Laws" means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to Borrower, any Equity Owner, or any Guarantor related to financial crimes, terrorism financing or money laundering, including, without limitation, any applicable provision of the USA PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act), now or hereinafter in effect.

"Appraisal" means an appraisal of the Collateral, or any portion thereof, as determined by a qualified appraiser selected by Lender, which appraisal shall be satisfactory to Lender in all respects.

"Attorneys' Fees and Costs" means (i) fees and out-of-pocket costs of Lender's and Loan Servicer's attorneys, as applicable (whether or not any lawsuit or other proceeding is instituted), including costs of Lender's and Loan Servicer's allocable costs of in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees. As used in this Loan Agreement and in the Note, "Attorneys' Fees and Costs" shall include those awarded by an appellate court.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 CFR § 1010.230, now or hereinafter in effect.

"Borrower" means all Persons identified as "Borrower" in the first paragraph of this Loan Agreement, together with their successors and permitted assigns.

"Borrower Affiliate" means (i) any entity owned or controlled by Borrower, (ii) any entity commonly owned or controlled by the members or owners of Borrower, (iii) any Guarantor or Equity Owner, (iv) any entity owned or controlled by any Equity Owner, and (v) any entity owned or controlled by one or more Guarantors.

"Borrower's Statements of Fact" means the statements of fact made by Borrower that are enumerated in section C below.

"Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

"Collateral" means the Mortgaged Property, the Pledged Equity Interests and all other property described in any Security Document as security for the Indebtedness, and all other property that now or hereafter secures or is intended to secure the Indebtedness.

"Collateral Agreement" means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

Loan Agreement Loan No.: 123878 © GoDocs® All Rights Reserved.

"Controlling Entity" means an Equity Owner that owns, directly or indirectly through one or more intermediaries, (i) a general partnership interest or a Controlling Interest of the limited partnership interests in Borrower (if Borrower is a partnership or joint venture), (ii) a manager's interest in Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), or

(iii) a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation). If Borrower is a nonprofit corporation, "Controlling Entity" means an entity that is one of the nonprofit corporation's members (or equivalent designation under the laws of the jurisdiction where Borrower's nonprofit corporation was formed) or that otherwise controls or shares control of Borrower.

"Controlling Interest" means (i) fifty-one percent (51%) or more of the ownership interests in an entity, or (ii) a percentage ownership interest in an entity of less than fifty-one percent (51%), if the owner(s) of that interest actually direct(s) the business and affairs of the entity without the requirement of consent of any other party. If Borrower is a nonprofit corporation or association, a "Controlling Interest" is held by those members, officers, trustees, or board members who, alone or together with others, control or share control of Borrower, in accordance with the Bylaws of the nonprofit corporation or association.

"Designated Person" shall have the meaning set forth in section C.3(c) below.

"Environmental Indemnity" means that certain Environmental Indemnity Agreement dated the same date as this Loan Agreement, executed by Borrower, as Indemnitor, in favor of Lender, as Indemnitee.

"Equity Owner" means any Person who owns capital stock or membership/partnership interests, as applicable, in Borrower.

"Event of Default" means the occurrence of any event listed in section F.1 below.

"Executive Order" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.

"Fixtures" shall have the meaning set forth in the Mortgage.

"Governing Jurisdiction" shall have the meaning as set forth in section H.2(a) of this Loan Agreement.

"Governmental Authority" means the government of the United States, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to such government, in each case that has or acquires jurisdiction over the Collateral, or any portion thereof, or the use, operation or improvement of the Collateral, or any portion thereof, or over Borrower.

"Guarantor" means SACHIN LATAWA, as well as any other or future guarantor of all or any portion of the Indebtedness.

"Guaranty" means that certain Guaranty dated the same date as this Loan Agreement, made and given by Guarantor, and each and every other guaranty executed by any Guarantor in favor of Lender in connection with the Loan.

"Hazardous Materials Laws" shall have the meaning as set forth in the Mortgage. "Impositions" and "Imposition Deposits" are defined in section D.4(a) below. "Improvements" shall have the meaning set forth in the Mortgage.

"Indebtedness" means the principal of, interest on, and all other amounts due at any time under, the Note, this Loan Agreement, the Security Documents or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Collateral under the Security Documents or any other applicable provision of this Loan Agreement or any other Loan Document or as permitted by law.

"Initial Owners" means, with respect to Borrower or any other entity, the Person(s) that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, own in the aggregate 100% of the ownership interests in Borrower or that entity. If Borrower is a nonprofit corporation or association, "Initial Owners" means the Person(s) that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, are the members, officers, trustees, or board members (or equivalent designation under the laws of the jurisdiction where Borrower's nonprofit corporation or association was formed) who have or share a Controlling Interest in Borrower.

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"Land" means the land described in Exhibit A.

"Leases" shall have the meaning set forth in the Mortgage.

"Lender" means the Person or Persons identified as "Lender" in the first paragraph of this Loan Agreement, or any subsequent holder(s) of the Note.

"Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

"Loan Documents" means the Note, this Loan Agreement, the Mortgage, the Pledge of Equity Interests, the Environmental Indemnity, the Guaranty, all Collateral Agreements, O&M Plans, financing statements, and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan or the Indebtedness, as such documents may be amended, modified or restated from time to time.

"Loan Servicer" means the Person or Persons that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Loan Agreement and any other Loan Document, and otherwise to service the Loan for the benefit of Lender. Unless otherwise specified in the Note, or unless Borrower receives notice to the contrary, the Loan Servicer means the Person or Persons identified as "Lender" in the first paragraph of this Loan Agreement.

"Material Adverse Effect" means any occurrence of any circumstance, act, condition, or event of whatever nature, whether singly or in conjunction with any other event, act, condition, circumstances, whether or not related, that could in Lender's reasonable judgment be expected to have a significant detrimental effect on (i) the prospects, business, results of operations, operations, capitalization, assets, liabilities (contingent or otherwise), reputation, goodwill, financial condition or performance of Borrower and its Controlling Entities, Sub-Entities, any Guarantor, or any other Person obligated for the Indebtedness, (ii) the ability of Borrower and its Controlling Entities, Sub-Entities, any Guarantor, or any other Person obligated for the Indebtedness, to pay or perform the obligations under the Loan Documents when due, (iii) the validity or enforceability of (a) any of the Loan Documents, (b) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien or (c) the rights and remedies of Lender under any of the Loan Documents, or

(iv) the use, value or condition of the Collateral, or any portion thereof.

"Mortgage" or "Instrument" means the mortgage, deed of trust or deed to secure debt on the Mortgaged Property dated the same date as this Loan Agreement, executed by Borrower in favor of Lender, which Mortgage encumbers the Mortgaged Property including that certain real property located in Newton County, State of Georgia and described in Exhibit "A" attached to this Loan Agreement.

"Mortgaged Property" shall have the meaning set forth in the Mortgage.

"Note" means the Promissory Note in the principal amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00), executed by Borrower in favor of Lender and dated as of the date of this Loan Agreement, including all schedules, riders, allonges and addenda, as such Promissory Note may be amended, modified and/or restated from time to time.

"notice" or "notices" is defined in section H.3 below.

"O&M Plan" shall have the meaning set forth in the Environmental Indemnity. "Participant" is defined in section H.10(b) below.

"Participation Interest" is defined in section H.10(b) below.

"Person" means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any Governmental Authority, endowment fund or any other form of entity.

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"Personalty" shall have the meaning set forth in the Mortgage.

"Pledge of Equity Interests" means that certain Pledge and Assignment Agreement (Equity Interests) of even date herewith executed by Equity Owners in favor of Lender, pledging as additional collateral for the Loan one hundred percent (100%) of the capital stock of or the membership/partnership interests in Borrower, as applicable.

"Pledged Equity Interests" means all the capital stock of or the membership/partnership interests in Borrower, as applicable, pledged by the Equity Owners in the Pledge of Equity Interests.

"Pledgor" means, collectively and individually, as applicable, TIRIOS CORPORATION, a Delaware corporation.

"Potential Default" means any event or condition that with notice or passage of time, or both, would constitute an Event of Default.

"Property Insurance" is defined in section D.2(a) below. "Property Jurisdiction" is defined in section H.2 below. "Purchaser” or “Purchasers" is defined in section H.10(a)(i) below.

"Responsible Officer" means, with respect to any Person that is an entity, (i) any individual natural Person holding the position of general partner, managing partner, manager or managing member, chief executive officer, president, chief financial officer, chief operating officer, vice-president, or such other officer position with similar authority of such Person, or (ii) any other officer position of such Person designated by an officer holding a position of the type described in clause (i) hereinabove.

"Schedule of Title Exceptions" shall have the meaning as set forth in the Mortgage.

"Security Documents" means the Mortgage, the Pledge of Equity Interests and all other documents executed now or in the future delivered to Lender by any Person to secure the Indebtedness.

"Sub-Entity" of a Person means and includes any managing or controlling entities of such Person (including, in respect to Borrower, any Controlling Entities), including any of the following that is not a natural person: (a) any manager or member of a limited liability company and any Sub-Entity thereof, (b) any general partner of a general or limited partnership or limited liability partnership and any Sub-Entity thereof. Unless otherwise expressly provided, "Sub-Entity" means a Sub-Entity of Borrower.

"Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land, the Improvements or any of the other Collateral.

"Transfer" shall have the meaning set forth in section E.1 below.

"USA PATRIOT Act" shall have the meaning set forth in section H.19 below.

B. THE LOAN.

B.1. Loan Terms. The Loan shall be evidenced by the Note and shall bear interest and be paid in accordance with the payment terms set forth in the Note.

B.2. Security. The Indebtedness shall be secured by the Mortgage, the Pledge of Equity Interests and the other Security Documents.

B.3. Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender's exercise of any right of acceleration of the Indebtedness, as provided in the Note.

B.4. Full Recourse Liability. Borrower shall have full recourse personal liability under the Note, this Loan Agreement, the Security Documents and all other Loan Documents for the repayment of the Indebtedness and for the performance of any and all other obligations of Borrower under the Note, this Loan Agreement, the Security Documents and all other Loan Documents.

B.5. Guaranty. Borrower shall cause each Guarantor to execute the Guaranty.

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C. BORROWER'S STATEMENTS OF FACT

C.1. General Statements of Fact. Borrower states that the following facts are accurate:

(a) TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company (i) is duly organized, validly existing and in good standing under the laws of its state of formation; (ii) is not in violation of any federal or state laws relating to its structure, including, but not limited to, federal securities laws, blue sky laws, and other laws, or the rules or regulations of the Securities and Exchange Commission; (iii) is duly authorized to transact business in all states in which it is doing business, having obtained all necessary filings, governmental licenses and approvals for each such state; and (iv) without limiting the foregoing, is duly qualified or registered as a foreign entity in all states in which the failure to so register or qualify would have a Material Adverse Effect. Borrower has all requisite power and authority to enter into all documents required in connection with the above-described transaction, to carry out the obligations of Borrower contemplated by the Loan Documents and to own all of the Collateral.

(b) Borrower's organizational documents have not been amended or altered (except for such amendments as have been provided to Lender) and are in full force and effect as of the date hereof. Notwithstanding the provisions of any operating agreement or other organizational document of Borrower regarding transfers of equity interests in Borrower, Borrower acknowledges that the terms, conditions and restrictions regarding such transfers contained in this Loan Agreement shall govern.

(c) The Person(s) executing this Loan Agreement on behalf of Borrower, acting together (if more than one), has/have all necessary power and authority to execute and deliver the Loan Documents for, on behalf of, and in the name of Borrower.

(d) The execution and delivery by Borrower of the Loan Documents, the performance by Borrower of its obligations under the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not (i) violate any provision of any law or any governmental rule or regulations applicable to Borrower, any of Borrower's organizational documents or any order, judgment or decree of any court or other agency of government binding on Borrower, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower.

(e) This Loan Agreement, the Note and all other Loan Documents represent valid and binding obligations of Borrower and any other Person executing any such document, enforceable in accordance with their terms. There are no setoffs, defenses or counterclaims to the payment of the indebtedness evidenced by the Note, and Borrower hereby agrees that if any such defense to the payment of such indebtedness should hereafter exist against Lender, except to the extent such defense is permitted or provided by the usury laws of the State of Texas, the same will not be raised against Lender.

(f) There is not pending against Borrower or any principal of Borrower any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization, liquidation or arrangement under the bankruptcy laws of the United States or of any state thereof, or any other action brought under the aforesaid bankruptcy laws. There are no lawsuits or legal proceedings pending or to the best of Borrower's knowledge threatened in any court or before any governmental agency involving Borrower, its principals or the Collateral, or any portion thereof, nor are there any judgments outstanding against Borrower or its principals. The financial condition of Borrower as of the date hereof has not adversely changed from the financial condition as indicated by the financial statements furnished to Lender and said financial statements are substantially true and accurate as of the date hereof.

(g) Borrower is acting in the Loan for its own account for commercial purposes and will receive and apply the Loan proceeds for its own account and not as an agent or trustee for others; and Borrower will not, directly or indirectly, use the proceeds of the Loan in any manner that would violate any of the Anti-Money Laundering Laws.

(h) Since the closing of the Loan, no change has occurred that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(i) The financial statements of Borrower, any general partner of Borrower (if Borrower is a partnership), any manager or managing member of Borrower (if Borrower is a limited liability company), any controlling shareholder of Borrower (if Borrower is a corporation), and any Guarantor furnished to Lender in connection with the Loan reflect in each case a positive net worth as of the date thereof.

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(j) Borrower is not presently insolvent, and the proposed Loan will not render Borrower insolvent. As used in this Loan Agreement, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(k) Borrower has not relied upon any advice or representations of any attorney, vendor or other service provider engaged by or on behalf of Lender to prepare or review the Loan Documents. Borrower acknowledges that any such attorney, vendor or other service provider shall represent the interests of Lender only and shall have no duty or liability to Borrower.

(l) After the Loan is made, Borrower will have sufficient working capital, including cash flow from the Collateral or other sources, to adequately maintain the Collateral and to pay all of Borrower's outstanding debts as they come due.

(m) All information in the application for the Loan submitted to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted to Lender is complete and accurate in all material respects, including any information provided to Lender relating to the Guarantor. In addition, and without limitation to the foregoing, during the period from the submission of said information to Lender through the date of the closing of the Loan, there shall be no material adverse change in any fact or circumstance which in Lender's reasonable judgment would make any of said information incomplete or inaccurate or would otherwise result in a Material Adverse Effect.

C.2. Statements of Fact Regarding Mortgaged Property. Borrower states that the following facts are accurate:

(a) Borrower owns (or will own, concurrently with the closing of the Loan) fee simple title to all of the Mortgaged Property; the Mortgage creates the lien and security it purports to create and is a valid and binding obligation of Borrower enforceable against Borrower and the Mortgaged Property in accordance with its terms.

(b) Neither Borrower nor its principals are engaged or have been engaged at any time since Borrower's acquisition of the Mortgaged Property in a "pattern of racketeering activity" within the meaning of 18 U.S.C. Section 1961, as amended, nor has either Borrower or any of its principals committed any other act or engaged in any other pattern of actions, the potential results of which might include forfeiture of Borrower's interest in the Mortgaged Property.

(c) No part of the Mortgaged Property or the Improvements has been (i) damaged and not, to Borrower's knowledge, repaired to Lender's satisfaction, or (ii) taken in any condemnation or other similar proceeding, and no such proceeding is pending or to the best of Borrower's knowledge threatened.

(d) The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll provided to Lender, and such rent roll is true, accurate, complete and correct in all material respects, including the description of the rent, term, and pay through date. All other information submitted by or on behalf of Borrower to Lender in connection with the Loan, including but not limited to financial statement(s), tax return(s), operating statement(s), bank statement(s), and management agreement(s) is true, accurate, complete and correct in all material respects.

(e) To Borrower's knowledge, and if applicable, the Improvements have been completed in accordance with the plans and specifications and all recommendations of the soils engineer, including any grading, seeding, landscaping and all other on-site and off-site improvements relating to the operation of the Mortgaged Property. Direct connection has been made from the Mortgaged Property to abutting public water, sewer, gas, electric, telephone and all other facilities necessary to serve the Mortgaged Property for its intended use; the Improvements are ready for occupancy; and the original building permit, unconditional certificates of occupancy and all other consents and approvals of the applicable Governmental Authority having jurisdiction over the Mortgaged Property have been issued, evidencing compliance with all zoning, building and other laws and regulations applicable to the Mortgaged Property and the Improvements.

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(f) Borrower acknowledges that Lender has made no representations or warranties whatsoever concerning the suitability of the Mortgaged Property for Borrower's purposes, or any other aspect of the Mortgaged Property. Borrower agrees that Borrower shall have the sole responsibility to conduct its own due diligence regarding the suitability of the Mortgaged Property for Borrower's purposes, or any other aspect of the Mortgaged Property.

(g) The Improvements are either exempt from the accessibility requirements of the Americans with Disabilities Act, 42 U.S.C.A. Section 12101 et seq. (the "ADA"), or, if not exempt, said Improvements are accessible to and usable by persons with disabilities and complies (and shall, at all times during the term of the Loan be maintained in compliance) with the ADA, and the regulations thereunder promulgated by the U.S. Architectural and Transportation Barriers Compliance Board (36 C.F.R. Section 1191 et seq.) and by the U.S. Department of Justice (28 C.F.R. Part 36), including without limitation the ADA Accessibility Guidelines for Buildings and Facilities attached as an Appendix to said regulations. The Mortgaged Property is in compliance with the Fair Housing Amendments Act of 1998, as amended, as well as any other applicable state or local laws and ordinances related to handicapped access.

(h) There has been no material change in the occupancy of the Mortgaged Property, or the business, financial condition or results of operations of Borrower, since the date of Borrower's application for the Loan or submittal of information to Lender in connection with the Loan.

(i) No Person in occupancy of or involved with the operation or use of the Mortgaged Property has committed, or has been permitted to commit, any act or omission giving any Governmental Authority the right of seizure against the Mortgaged Property, or any portion thereof, or any funds paid in the performance of Borrower's obligations under any of the Loan Documents.

(j) No portion of the Mortgaged Property has been or will be purchased, improved, equipped, or furnished with the proceeds of any illegal activity.

C.3. Statements of Fact Regarding Compliance with the Anti-Money Laundering Laws.

(a) Each of Borrower, Equity Owner, Guarantor and any other Person obligated for the Indebtedness is in compliance with the Anti-Money Laundering Laws. In furtherance therefore, (ii) no such Person is now, nor has ever been, under investigation by any Governmental Authority for, nor has been charged with or convicted of, a crime under any of the Anti-Money Laundering Laws; (ii) no such Person has ever been assessed civil penalties under any of the Anti-Money Laundering Laws; (iii) no such Person has had any of its funds seized, frozen, or forfeited in any action relating to any of the Anti-Money Laundering Laws; and (iv) each such Person has taken such steps and implemented such policies, procedures and controls to promote and to ensure it is in compliance with all applicable Anti-Money Laundering Laws.

(b) None of Borrower, any Equity Owner, any Guarantor, any other Person obligated for the Indebtedness, any property manager of the Mortgaged Property, or any commercial tenant of the Mortgaged Property is (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any of the Anti-Money Laundering Laws; (iii) a Person that commits, threatens or conspires to commit, or supports “terrorism” as defined in the Executive Order; (iv) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or that is named on any other Governmental Authority list; or (v) a Person that is owned or controlled by, or acting for or on behalf of, any Person described in clause (i), (ii), (iii) or (iv) above or that is otherwise subject to the provisions of the Executive Order.

(c) None of the assets of Borrower, any Equity Owner, or any Guarantor constitute property of, or are beneficially owned, directly or indirectly, by, any person, entity, or government subject to trade restrictions under the laws of the United States ("Designated Person"), including, but not limited to, the Executive Order or regulations promulgated thereunder. No Designated Person has any interest in Borrower, any Equity Owner, or any Guarantor, whether directly or indirectly; and none of the funds of Borrower, any Equity Owner, or any Guarantor has been derived from any unlawful activity such that neither an investment in Borrower or any such Equity Owner or Guarantor, as applicable, whether directly or indirectly, nor the execution, delivery, and performance of this Loan Agreement or any of the Loan Documents and transactions contemplated hereby or thereby, is in violation of any of the Anti-Money Laundering Laws.

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(d) If Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower will have delivered to Lender a Beneficial Ownership Certification in relation thereto, and, as of the closing of the Loan, all information included in such Beneficial Ownership Certification is complete and accurate in all material respects.

C.4. Statements of Fact Regarding Pledged Equity Interests. Borrower states that the following facts are accurate:

(a) Borrower owns (or will own, concurrently with the closing of the Loan) good and valid title to all of the Pledged Equity Interests; the Pledge of Equity Interests creates the lien and security it purports to create and is a valid and binding obligation of Borrower enforceable against Borrower and the Pledged Equity Interests in accordance with its terms.

(b) The Pledged Equity Interests is not subject to any other security interests. All other information submitted by or on behalf of Borrower to Lender in connection with the Pledged Equity Interests is true, accurate, complete and correct in all material respects.

(c) There has been no material change in the Pledged Equity Interests since the date of Borrower's application for the Loan or submittal of information to Lender in connection with the Loan.

(d) No portion of the Pledged Equity Interests has been or will be purchased with the proceeds of any illegal activity.

C.5. Consequences of Inaccuracy. Borrower acknowledges that Lender has agreed to make the Loan in reliance on the accuracy of Borrower's Statements of Fact. If any of Borrower's Statements of Fact are inaccurate on the date of this Loan Agreement or become inaccurate prior to repayment of the Indebtedness, then (a) such inaccuracy shall be an Event of Default, and (b) without limiting any other remedies of Lender, Lender may bring a claim against Borrower for misrepresentation, a claim for breach of warranty, or both, or any other valid claim arising under applicable law.

C.6. Obligation to Notify Lender. If any statement of fact of Borrower contained in this Loan Agreement or in any other Loan Document becomes untrue, in whole or in part, after the execution of this Loan Agreement (whether before or after the closing of the Loan), Borrower shall so advise Lender in writing immediately.

D. BORROWER COVENANTS.

D.1. Taxes; Operating Expenses.

(a) Subject to the provisions of sections D.1(c) and D.1(d) below, Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b) Subject to the provisions of section D.1(c) below, Borrower shall pay the expenses of operating, managing, maintaining and repairing the Collateral (including, as applicable, insurance premiums, utilities, repairs and replacements) when due and before the last date upon which each such payment may be made without any penalty or interest charge being added.

(c) As long as no Event of Default or Potential Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received, Borrower shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that sufficient Imposition Deposits are held by Lender for the purpose of paying that specific Imposition. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that any Event of Default has occurred (which, if it is amenable to cure, has not been timely cured), insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or Borrower has failed to provide Lender with bills and premium notices as provided above.

(d) Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Collateral, or any portion thereof, is not in danger of being sold or forfeited, (iii) Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested Imposition.

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(e) Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments in accordance with section D.4(f) below.

D.2. Property and Liability Insurance.

(a) Borrower shall keep the Improvements, the Collateral, and its property insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire, windstorm and allied perils, general boiler and machinery coverage, and business income coverage. Lender's insurance requirements may change from time to time throughout the term of the Indebtedness. If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage. In the event any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional insurance is necessary or prudent, Borrower shall pay for all such documentation at its sole cost and expense. If any of the Improvements is located in an area that is either (i) identified by the Federal Emergency Management Agency (or any successor to that agency) ("FEMA") as an area having special flood hazards or (ii) designated by FEMA as Zone D, and if flood insurance is available in that area, Borrower shall insure such Improvements against loss by flood. If Lender so requires, such insurance shall also include business income/rental value insurance for all relevant perils to be covered in the amount required by Lender, but in no case less than the effective gross income attributable to the Mortgaged Property for the preceding twelve (12) months, as determined by Lender in Lender's discretion. All insurance required pursuant to this section D.2 shall be referred to as "Property Insurance". All policies of Property Insurance must include a non-contributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender, and shall provide that the insurer will notify Lender in writing of cancelation of policies at least ten (10) days before the cancelation of the policy by the insurer for nonpayment of the premium or nonrenewal and at least thirty (30) days before cancelation by the insurer for any other reason.

(b) All premiums on insurance policies required under this section D.2 shall be paid in the manner provided in section D.4 below, unless Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. Borrower shall deliver to Lender a legible copy of each insurance policy (or duplicate original), and Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. At least thirty (30) days prior to the expiration date of a policy, Borrower shall deliver to Lender a legible copy of each renewal policy (or a duplicate original) in a form satisfactory to Lender.

(c) If required by Lender, Borrower shall maintain at all times commercial general liability insurance, workers' compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require. All policies for general liability insurance must contain a standard additional insured provision, in favor of, and in a form approved by, Lender.

(d) All insurance policies and renewals of insurance policies required by this section D.2 shall be in such amounts and for such periods as Lender may from time to time require, shall be in such form and contain such endorsements as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

(e) Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Collateral, or any portion thereof, that would invalidate any part of any insurance coverage that this Loan Agreement requires Borrower to maintain.

(f) In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Property Insurance, to appear in and prosecute any action arising from such Property Insurance policies, to collect and receive the proceeds of such Property Insurance, and to deduct from such proceeds Lender's expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this section D.2 shall require Lender to incur any expense or take any action. Lender may, at Lender's option, (i) hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the "Restoration"), or(ii) apply the balance of such proceeds to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to apply insurance proceeds to Restoration, Lender shall do so in accordance with Lender's then-current policies relating to the restoration of casualty damage on similar properties.

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(g) Lender shall not exercise its option to apply insurance proceeds to the payment of the Indebtedness if all of the following conditions are met: (i) no Potential Default exists and no Event of Default has occurred which, if it is amenable to cure, has not been timely cured; (ii) Lender determines, in its discretion, that Borrower has sufficient funds to complete the Restoration; (iii) Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property; and (iv) Lender determines, in its discretion, that the Restoration will be completed before the earlier of (A) one year before the maturity date of the Note or (B) one (1) year after the date of the loss or casualty.

(h) If the Collateral, or any portion thereof, is sold at a foreclosure sale or Lender acquires title to the Collateral, or any portion thereof, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Collateral, or any portion thereof, prior to such sale or acquisition.

D.3. Condemnation.

(a) Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Collateral, whether direct or indirect (a "Condemnation"). Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney in fact for Borrower to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this section D.3 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Collateral caused by governmental action that does not result in a Condemnation.

(b) Lender may apply such awards or proceeds, after the deduction of Lender's expenses incurred in the collection of such amounts, at Lender's option, to the restoration or repair of the Collateral or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, section D.4 below or any Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

D.4. Deposits for Taxes, Insurance and Other Charges.

(a) Unless this requirement is waived in writing by Lender, or as otherwise provided in this section D.4, Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount estimated by Lender to be sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked "COLLECT" below, plus, at Lender's discretion, a contingency reserve of up to one-sixth (1/6th) of such estimate. Lender will not initially require Borrower to make Imposition Deposits with respect to any items marked "DEFERRED" or "NOT APPLICABLE" below.

[COLLECT]	Property Insurance premiums or other insurance premiums required by Lender under section D.2 above
[COLLECT]	Taxes
[DEFERRED]	water and sewer charges (that could become a lien on the Mortgaged Property)
[DEFERRED]	Assessments or other charges (that could become a lien on the Collateral or any portion thereof)

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The amounts deposited under the preceding sentence are collectively referred to in this Loan Agreement as the "Imposition Deposits". The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Loan Agreement as "Impositions". The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other Imposition.

(b) Imposition Deposits shall be held by Lender or in a bank, credit union or other financial institution designated by Lender. Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred which, if it is amenable to cure, has not been timely cured. Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. As additional security for all of Borrower's obligations under this Loan Agreement and the other Loan Documents, Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits and all proceeds of, and all interest and dividends on, the Imposition Deposits. Any amounts deposited with Lender under this section D.4 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under section D.4(e) below.

(c) Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions. If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d) If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, plus at Lender's discretion, a contingency reserve of up to one-sixth (1/6th) of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, plus, at Lender's discretion, a contingency reserve of up to one-sixth (1/6th) of such estimate, Borrower shall pay to Lender the amount of the deficiency within fifteen (15) days after notice from Lender.

(e) If an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender's sole discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

(f) If Lender does not collect an Imposition Deposit with respect to an Imposition either marked "DEFERRED" in section D.4(a) above or pursuant to a separate written waiver by Lender, then at least thirty (30) days before the date each such Imposition is due, or on the date this Loan Agreement requires each such Imposition to be paid, Borrower must provide Lender with a receipt or other proof of payment of each such Imposition for which Lender does not require collection of Imposition Deposits. Lender may revoke its deferral or waiver and require Borrower to deposit with Lender any or all of the Imposition Deposits listed in section D.4(a) above, regardless of whether any such item is marked "DEFERRED" in such section, upon notice to Borrower, (i) if Borrower does not timely pay any of the Impositions as required by this Loan Agreement, (ii) if Borrower fails to provide timely proof to Lender of such payment as required by this Loan Agreement, or (iii) at any time from and after the occurrence of an Event of Default. In the event of a Transfer prohibited by or requiring Lender's approval under section E below, Lender's waiver or deferral of the collection of any Imposition Deposit in this section D.4 may be modified or rendered void by Lender at Lender's sole option and discretion by notice to Borrower and the transferee(s) as a condition of Lender's approval of such Transfer.

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D.5. Books and Records; Financial Reporting.

(a) Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent's offices, and upon Lender's request shall make available at the Mortgaged Property, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Collateral, as applicable, and copies of all written contracts, Leases, and other instruments which affect the Collateral. The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

(b) Borrower and Guarantor shall furnish to Lender all of the following:

(i) within one hundred twenty (120) days after the end of each fiscal year of Borrower, a statement of income and expenses for Borrower and any Guarantor for that fiscal year, a statement of changes in financial position of Borrower and any Guarantor for that fiscal year and, a balance sheet showing all assets and liabilities of Borrower and any Guarantor as of the end of that fiscal year

(ii) within one hundred twenty (120) days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, a statement that identifies all owners of any interest in Borrower and any Controlling Entity and the interest held by each, if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all managers who are not members

(iii) within thirty (30) days after filing, copies of all federal and state income tax returns filed by Borrower and any Guarantor (or, if Borrower or any Guarantor is a "disregarded entity" for federal tax purposes, the federal and state returns filed by the owner of Borrower or such Guarantor) including all schedules, forms, attachments, W-2s and K-1s

(c) Each of the statements, schedules, documents, items and reports required by section D.5(b) above shall be certified to be complete and accurate by each individual Borrower, an individual (or individuals) having authority to bind each entity Borrower and (for guarantor information and documents) each Guarantor, and shall be in such form and contain such detail as Lender may reasonably require. Lender may, at Lender's discretion, require that any statements, schedules or reports be audited at Borrower's expense by independent certified public accountants acceptable to Lender.

(d) In the event Borrower or any Guarantor fails to deliver such statements, schedules, documents, items and reports within the time frames provided in section D.5(b) above, then such failure shall constitute an Event of Default. In addition to any other remedies which may be available to Lender as a result of such Event of Default, Lender shall have the right: (i) to increase the interest rate under the Note to the Default Rate provided for in the Note as long as such statement, schedule, document, item or report remain delinquent, and (ii) to have Borrower's or any Guarantor's books and records audited, at Borrower's expense, by independent certified public accountants selected by Lender to obtain such statements, schedules, documents and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in the Mortgage.

(e) If an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Borrower shall deliver to Lender upon written demand all books and records relating to the Collateral or its operation.

(f) Borrower authorizes Lender to obtain a credit report on Borrower at any time.

D.6. Preservation, Management and Maintenance of Collateral. Borrower (a) shall not commit waste or permit impairment or deterioration of the Collateral, (b) shall not abandon the Collateral, (c) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Collateral to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, (d) shall keep the Collateral in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (e) if required by Lender initially or at any later time upon written demand by Lender, shall provide for professional management of the Collateral, or any portion thereof, as applicable, by a commercial rental property manager satisfactory to Lender under a contract approved by Lender in writing, and (f) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Collateral, Lender's security or Lender's rights under this Loan Agreement or any of the Security Documents. Borrower shall not (and shall not permit any tenant or other Person to) remove, demolish or alter the Collateral or any part of the Collateral except with respect to the Mortgaged Property in connection with the replacement of tangible Personalty.

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D.7. Environmental Hazards. Borrower shall comply with all covenants, conditions, provisions and obligations of Borrower (as Indemnitor) under the Environmental Indemnity.

D.8. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender (unless otherwise required by applicable law), in Lender's sole and absolute discretion. Neither Lender's acceptance of an amount that is less than all amounts then due and payable, nor Lender's application of such payment in the manner authorized, will constitute or be deemed to constitute a waiver of the unpaid amounts, a refinance of the Indebtedness, an accord and satisfaction, or any other release of any obligation due and owing from Borrower to Lender. Notwithstanding the application of any such amount to the Indebtedness, Borrower's obligations under this Loan Agreement, the Note and all other Loan Documents will remain unchanged.

D.9. Collateral Agreements. Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

D.10. Use of Mortgaged Property. Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or any part of the Mortgaged Property was being used at the time this Loan Agreement was executed, (b) convert any individual dwelling unit or common area to commercial use, (c) convert, in whole or in part, any non-residential income producing units to non-income producing units, (d) initiate or acquiesce in a change in the zoning classification of the Mortgaged Property, or (e) establish any condominium or cooperative regime with respect to the Mortgaged Property. Borrower acknowledges that Lender has not agreed to grant any partial releases or reconveyances of any portion of the Mortgaged Property, and that the release and reconveyance of the lien of the Mortgage shall only be granted by Lender upon full repayment of the Indebtedness.

D.11. Inspection. Borrower shall permit Lender and the agents, representatives and designees of Lender to make or cause to be made entries upon and inspections of the Collateral, or any portion thereof (including, as applicable, environmental inspections and tests) during normal business hours, or at any other reasonable time. Borrower shall, within five (5) days after written request by Lender, provide the name, phone number, address and email address of a contact person for Borrower or for a property management company managing the Collateral, or any portion thereof, to arrange such inspection. Such contact person shall meet Lender's inspector(s) at the Mortgaged Property, or at any location where any of the Collateral, or any portion thereof, is located, at the time specified by Lender and shall provide Lender's inspector(s) with access to all areas of the Collateral as Lender's inspector(s) may require to complete such inspection. At any time when an Event of Default or Potential Default has occurred, the cost of such inspections shall be paid by Borrower upon written demand by Lender and if not paid within thirty (30) days after such written demand, and, until paid, shall be added to and constitute a part of the Indebtedness as provided in the Mortgage or any other Security Document.

D.12. Compliance with Laws, Loan Documents and Organizational Documents.

(a) Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Collateral, or any portion thereof, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, zoning and land use, and Leases. Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits. Without limiting the generality of the foregoing, Borrower shall comply with the Anti-Money Laundering Laws, including, without limitation, maintaining in effect and enforcing policies, procedures and controls designed to promote and to ensure compliance therewith, and shall not, at any time during the term of the Loan, including in respect of any Transfer, take any action, or permit any action to be taken, that would cause any of Borrower's Statements of Fact set forth in sections C.2(i), C.2(j) and C.3 of this Loan Agreement to become untrue or inaccurate. In furtherance therefore, Borrower shall notify Lender promptly in writing if Borrower obtains knowledge or notice that (i) any of Borrower's Statements of Fact set forth in sections C.2(i), C.2(j) and C.3 of this Loan Agreement may no longer be accurate or true in any material respect; (ii) there is any change in the information provided to Lender in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein; (iii) a violation of the Anti-Money Laundering Laws has occurred; or (iv) any Governmental Authority has commenced or threatened an investigation of Borrower, any Equity Owner, or any Guarantor. Borrower shall promptly, upon the request of Lender from time to time, provide Lender any other information or documentation requested by it for purposes of complying with any of the Anti-Money Laundering Laws, including, without limitation, the USA PATRIOT Act and any applicable “know your customer” rules and regulations.

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(b) Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this section D and other covenants contained in this Loan Agreement or any other Loan Document, and shall provide such records to Lender upon written demand by Lender.

(c) Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at or with respect to, the Collateral, or any portion thereof, that could endanger tenants or visitors, result in damage to the Collateral, or any portion thereof, result in forfeiture of the Collateral, or any portion thereof, or otherwise materially impair the lien created by the Security Documents or Lender's interest in the Collateral, or any portion thereof.

(d) If Borrower is not a natural person: (i) Borrower and any Sub-Entity shall maintain its existence as long as any portion of the Indebtedness remains unpaid; and (ii) Borrower shall give written notice to Lender within ten (10) days after any dissolution or event triggering dissolution of Borrower or any Sub-Entity (which shall constitute an Event of Default under clause (i) of this sentence). To the extent not in conflict with the provisions of this Loan Agreement and the other Loan Documents, Borrower shall at all times comply with its organizational documents, including, but not limited to, its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or association) or its operating agreement (if Borrower is a limited liability company, joint venture or tenancy-in-common). If Borrower is not a natural person, then: (i) Borrower shall at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower's formation, continued existence and good standing in the state or commonwealth of Borrower's formation; (ii) if the state or commonwealth of Borrower's formation is not the Property Jurisdiction, Borrower shall register or qualify as a foreign entity in the Property Jurisdiction and/or the Governing Jurisdiction and maintain such registration or qualification in good standing; (iii) Borrower shall promptly provide Lender with copies of any amendments or supplements to Borrower's and any Sub-Entity's organizational documents; and (iv) within ten (10) days after request by Lender Borrower shall furnish evidence satisfactory to Lender that Borrower and any Sub-Entity is/are in good standing in its/their state(s) or commonwealth(s) of organization, and, if different, the Property Jurisdiction.

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D.13. Estoppel Certificate. Within ten (10) days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any Person designated by Lender, as of the date of such statement, (a) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (b) the unpaid principal balance of the Note; (c) the date to which interest under the Note has been paid; (d) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail); (e) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (f) any additional facts requested by Lender.

D.14. Agreement to Provide Additional Documents. Borrower agrees to execute and acknowledge such additional documents as may be necessary or desirable in order to carry out the intent and purpose of this Loan Agreement and the other Loan Documents, to confirm, perfect or establish the lien of the Mortgage or the Security Documents, or to correct any clerical errors or legal deficiencies, all at Lender's sole discretion. Without limiting the foregoing, Borrower agrees to execute a replacement Note in the event the Note is lost or destroyed and to execute an amended or corrected and restated substitute Note to correct any clerical or other errors which may be discovered in the original Note. Failure of Borrower to comply with any request by Lender pursuant to this section D.14 or under the related section of the Mortgage, or under any other applicable provision in the Security Documents within ten (10) days after written request by Lender shall constitute an Event of Default.

E. TRANSFERS OF THE COLLATERAL [NO RIGHT TO TRANSFER].

E.1. Prohibited and Permitted Transfers.

(a) "Transfer" means (i) a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law); (ii) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (iii) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (iv) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (v) the merger, division, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer.

(b) "Transfer" does not include: (i) a conveyance of the Collateral, or any portion thereof, at a judicial or non-judicial foreclosure sale under the Security Documents, (ii) the Collateral, or any portion thereof, becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code, or (iii) a lien against the Collateral or any part of the Collateral for local taxes and/or assessments not then due and payable.

(c) The occurrence of any of the following events shall not constitute an Event of Default, notwithstanding any provision of this section E.1 to the contrary:

(i) a Transfer to which Lender has consented;

(ii) a Transfer that occurs by devise, descent or by operation of law upon the death of a natural person (unless such death itself is an Event of Default under section F.1(o) below);

(iii) the grant of a leasehold interest in an individual dwelling unit, so long as such leasehold interest (A) is for a term of two (2) years or less, (B) does not contain an option to purchase, (C) is to an arm's-length tenant at market rental rates consistent with similar properties in the area, and (D) is otherwise in accordance with the terms of this Loan Agreement;

(iv) a Transfer of obsolete or worn-out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender; and

(v) the creation of a mechanic's, materialman's, judgment lien, or other encumbrance against the Collateral, or any portion thereof, which is released of record or otherwise remedied to Lender's satisfaction within sixty (60) days of the date of creation.

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(d) The occurrence of any of the following Transfers shall not constitute an Event of Default under this Loan Agreement, provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and such Transfer does not constitute an Event of Default under any other provision of this Loan Agreement, provided that in connection with each such Transfer: (A) Lender has been provided, in advance, for Lender's review and approval, all proposed filings, amendments and other documents pertaining to such Transfer; (B) if reasonably required by Lender, UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed by or for the benefit of Lender; and (C) Borrower shall pay Lender's out-of-pocket attorneys' fees, costs, charges and other expenses for the review of such supporting materials, including any title endorsement costs if Lender in its discretion requires an endorsement or endorsements to Lender's title policy:

(i) a change of Borrower's name, provided that financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(ii) a change of the form of Borrower not involving a transfer of Borrower's assets and not resulting in any change in liability of any Initial Owner;

(iii) the merger of Borrower with another entity when Borrower is the surviving entity; and

(iv) the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Collateral, or any portion thereof, or Lender's interest in the Collateral, and Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys' Fees and Costs, incurred by Lender in connection with reviewing Borrower's request.

(e) The occurrence of any of the following events shall constitute an Event of Default under this Loan Agreement:

(i) a Transfer of all or any part of the Collateral, or any portion thereof, or any interest in the Collateral, including the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance on the Collateral, or any portion thereof, (other than the lien of the Mortgage, the other Security Documents and the liens and encumbrances reflected on the Schedule of Title Exceptions), whether voluntary, involuntary or by operation of law, and whether or not such lien has priority over the lien of the Mortgage or the other Security Documents;

(ii) if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than a Controlling Interest of all limited partnership interests in Borrower;

(iii) if Borrower is a general partnership or a joint venture, a Transfer of any general partnership or joint venture interest in Borrower;

(iv) if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the membership interests in Borrower, (B) a Transfer of any membership or other interest of a manager in Borrower that results in a change of manager, (C) a change of a nonmember manager, or (D) a Transfer resulting in the division of Borrower into more than one entity and the allocation of its assets and/or liabilities among itself and one or more new limited liability companies or among two or more new limited liability companies;

(v) if Borrower is a corporation, (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than a Controlling Interest of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by one hundred (100) or more shareholders, one or more transfers by a single transferor within a twelve (12)-month period affecting an aggregate of five percent (5%) or more of that stock;

(vi) if Borrower is a trust, (A) a Transfer of any beneficial interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the beneficial interests in Borrower, (B) the termination or revocation of the trust, or (C) the removal, appointment or substitution of a trustee of Borrower; and

(vii) a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of sections E.1(e)(i) through E.1(e)(vi) above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this section E.1.

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F. EVENTS OF DEFAULT AND REMEDIES.

F.1. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Loan Agreement:

(a) any failure by Borrower to pay or deposit when due any amount required by the Note, the Security Documents, this Loan Agreement or any other Loan Document;

(b) any failure by Borrower to maintain the insurance coverage required by section D.2 above or to timely provide any financial information or documents required by section D.5 above;

(c) any failure by Borrower, any Equity Owner or any Guarantor to perform any of its obligations as and when required under any Security Document which continues beyond the applicable cure period, if any, specified in that Security Document;

(d) fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any Guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender's consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

(e) any event or condition that under the terms of this Loan Agreement is specifically stated to constitute an Event of Default, including, without limitation, any Event of Default under section E above;

(f) the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender's reasonable judgment, could result in a forfeiture of the Collateral or any part of the Collateral or otherwise materially impair the lien created by the Security Documents or Lender's interest in the Collateral;

(g) any failure by Borrower to perform any of its obligations under this Loan Agreement (other than those specified in sections F.1(a) through F.1(f) above) as and when required, which continues for a period of thirty (30) days after notice of such failure by Lender to Borrower. However, no such notice or grace period shall apply in the case of any such failure which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under the Security Documents or this Loan Agreement, result in harm to Lender, impairment of the Note, the Security Documents or this Loan Agreement or any other security given under any other Loan Document;

(h) any failure by Borrower, any Pledgor, any Equity Owner or any Guarantor to perform any of its obligations as and when required under any Loan Document other than this Loan Agreement which continues beyond the applicable cure period, if any, specified in that Loan Document;

(i) any event or condition occurs that results in any other indebtedness (i.e. indebtedness other than the Indebtedness secured by the Security Documents) owing by Borrower or any Borrower Affiliate becoming due prior to its scheduled maturity or that enables or permits (after the lapse of any applicable cure period) the holder of such indebtedness or any trustee or agent on its behalf to cause such indebtedness to become due prior to its scheduled maturity;

(j) any exercise by the holder of any debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Collateral, or any portion thereof, of a right to declare all amounts due under that debt instrument immediately due and payable;

(k) should any statement of fact contained in this Loan Agreement, any other Loan Document, or any other document submitted by Borrower to Lender be or become false or misleading in any material respect;

(l) if the Mortgaged Property is subject to any covenants, conditions and/or restrictions, land use restriction agreements or similar agreements, Borrower fails to perform any of its obligations under any such agreement as and when required, and such failure continues beyond any applicable cure period;

(m) Borrower, Pledgor or any Guarantor makes a general assignment for the benefit of creditors, voluntarily files for bankruptcy protection under the Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower, Pledgor or any Guarantor by any creditor (other than Lender) of Borrower, Pledgor or any Guarantor pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights to which Borrower, Pledgor or any Guarantor voluntarily becomes subject, and is not dismissed or discharged within 60 days after filing;

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(n) Borrower, any member, manager, officer, shareholder, general partner or trustee of Borrower (including, without limitation, any Pledgor), any Guarantor or any member, manager, officer, shareholder, general partner or trustee of any Guarantor, purports to revoke or dispute the validity of, or Borrower's or any Guarantor's liability under, any of the Loan Documents or any Guaranty;

(o) Borrower (if Borrower is a natural person) or any member, shareholder, partner or trustee of Borrower (if such member, shareholder, partner or trustee is a natural person, including, without limitation, any Pledgor), or any Guarantor who is a natural person, dies or becomes incompetent (unless, in the case of the death or incapacity of any member, shareholder or partner of Borrower, the Transfer of such member's, shareholder's or partner's interest in Borrower would not have been an Event of Default under section E.1 above); provided, however, that in the event of the death of any such person, Borrower (or such deceased person's executor, administrator or successor trustee) may within thirty (30) days after such death, present to Lender credit application(s) for proposed substitute borrower(s), member(s), shareholder(s), partner(s), trustee(s) or guarantor(s) on Lender's required forms, together with such supporting financial information as Lender may require, and in such event Lender, in its sole, absolute and unfettered discretion after review of such application(s) and supporting information, may waive such Event of Default, and provided further that such waiver may, in the case of the death or incompetence of Borrower, any Equity Owner or any Guarantor, require, as a condition of such waiver, that one or more substitute borrowers, equity owners or guarantors assume unconditionally the obligations of such deceased person under the Loan Documents and/or Guaranty, in a manner satisfactory to Lender. In such event Borrower or the successor Borrower(s) shall execute, and shall cause such Equity Owner or the successor Equity Owner(s) and such Guarantor or the successor Guarantor(s), to execute such documentation as Lender may require and shall pay all of Lender's Attorneys' Fees and Costs and other out of pocket costs in connection with such assumption;

(p) any event or condition occurs that has resulted in: (i) any Loan Document ceases to be in full force and effect, (ii) any of the Security Documents shall for any reason fail to create a valid and perfected priority Lien in favor of Lender in any Pledged Equity Interests (subject to Permitted Liens) or (iii) any action is taken to discontinue or to assert the invalidity or unenforceability of any Loan Document;

(q) any event or condition occurs that has resulted in a Material Adverse Effect that is not cured or eliminated as required by Lender in its sole and absolute discretion;

(r) Borrower, any Equity Owner, any Guarantor, any other Person obligated for the Indebtedness, or any of their respective Responsible Officers is criminally charged, indicted, or convicted for (i) a felonious act or any other act involving moral turpitude, or (ii) violating a state or federal law (including the Anti-Money Laundering Laws) that could lead to a forfeiture of any material assets of Borrower, any Equity Owner, any Guarantor, or any other Person obligated for the Indebtedness or the Collateral, or any portion thereof; and

(s) Borrower, any Equity Owner, Guarantor, any other Person directly or indirectly obligated for the Indebtedness, and/or any family member (including spouse, siblings, ancestors, and lineal descendants) of any such obligated person or entity described herein is occupying the Mortgaged Property as a residence at any time.

F.2. Remedies.

(a) Upon an Event of Default, Lender may exercise any or all of its rights and remedies provided under the Security Documents and the other Loan Documents, and Borrower shall pay all costs associated therewith, including Attorneys' Fees and Costs.

(b) Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement, the Security Documents or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender's exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

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(c) Lender will have all remedies available to Lender under Revised Article 9 of the Uniform Commercial Code of the Property Jurisdiction and/or the Governing Jurisdiction, as applicable, the Loan Documents and under applicable law.

(d) Lender may also retain (i) all money held pursuant to the Security Documents and/or any Collateral Agreement, including interest, and (ii) any Imposition Deposits and any money held in any reserve fund or holdback fund, if applicable, and in Lender's sole and absolute discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all Indebtedness.

(e) If a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement, the Security Documents or the other Loan Documents, Lender has an obligation to act reasonably or promptly, then Lender shall not be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

F.3. Forbearance.

(a) Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or any other third-party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Loan Agreement, the Security Documents, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Loan Agreement, the Security Documents, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Loan Agreement, the Security Documents, the Note, or any other Loan Document.

(b) Any forbearance by Lender in exercising any right or remedy under this Loan Agreement, the Security Documents, the Note or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy by Lender. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds under sections D.2 and D.3 above shall not operate to cure or waive any Event of Default.

G. RELEASE; INDEMNITY.

G.1. Release. Borrower covenants and agrees that, in performing any of its duties under this Loan Agreement, none of Lender, Loan Servicer or any of their respective agents or employees will be liable for any losses, claims, damages, liabilities and expenses that may be incurred by any of them as a result of such performance, except that no party will be released from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

G.2. Indemnity. Borrower agrees to indemnify, hold harmless and defend Lender, any prior owner or holder of the Note, the Loan Servicer, any prior Loan Servicer, the officers, directors, shareholders, partners, employees and trustees of each of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, "Indemnitees") against any and all losses, claims, damages, liabilities and expenses, including Attorneys' Fees and Costs, which may be imposed or incurred by any of them directly or indirectly arising out of, or in any way relating to, or as a result of (a) any failure of the Collateral, or any portion thereof, to comply with the laws, regulations, ordinance, code or decree of any Governmental Authority, including those pertaining to the ADA, zoning, occupancy and subdivision of real property, as applicable, (b) any obligation of Borrower under any Lease, and (c) any accident, injury or death to any natural person on or with respect to the Collateral or any damage to personal property located on the Collateral, or any portion thereof, except that no such party will be indemnified from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

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H. MISCELLANEOUS PROVISIONS.

H.1. Waiver of Statute of Limitations, Offsets and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Loan Agreement or the lien of any of the Security Documents or to any action brought to enforce any Loan Document. Borrower waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under the Loan Documents will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

H.2. Governing Law; Consent to Jurisdiction and Venue. This Loan Agreement and all other Loan Documents shall be governed by (i) the laws of the jurisdiction in which the Land is located (the "Property Jurisdiction") as to Hazardous Materials Laws (as defined in the Mortgage), lien perfection, priority, and foreclosure; and (ii) the laws of the Governing Jurisdiction (as defined below) as to interpretation, enforcement, validity, construction, effect and in all other respects.

(a) Notwithstanding any other provision to the contrary set forth in this agreement and any other Loan Document, Borrower, Guarantor and Lender agree that (i) the Loan Documents were accepted by Lender in the state in which Lender's home office is located (Texas) (without regard to conflicts of laws principles) (the "Governing Jurisdiction"), and (ii) the Governing Jurisdiction has a substantial relationship to the parties and to the underlying transaction embodied by the Loan Documents. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, of this agreement and any other Loan Document and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the Governing Jurisdiction applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's STATUTORY POWER OF SALE AND/OR JUDICIAL FORECLOSURE PROCEDURES, as applicable, granted under the Mortgage and any other security or pledge agreement securing the Note, the construction, validity, enforceability and performance of the Environmental Indemnity and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents, shall be governed by and construed according to the laws of the Property Jurisdiction. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the Governing Jurisdiction governs the Loan Documents.

(b) Borrower agrees that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction and/or the Governing Jurisdiction, as may be applicable or required under applicable law, will have jurisdiction over all controversies that may arise under or in relation to this agreement, the Note, and any security for the Indebtedness or any other Loan Document to the full extent set forth in subsection (a) above. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this agreement is intended to limit Lender's right to bring any suit, action or proceeding relating to matters under any Loan Document in any court of any other jurisdiction.

H.3. Notice.

(a) All notices, demands and other communications under or concerning this Loan Agreement or any other Loan Document shall be in writing. Each notice shall be addressed to the intended recipient at the following address:

If to Borrower:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC

103 Saddle Ridge Dr

Cedar Park, TX 78613

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If to Guarantor:

SACHIN LATAWA

103 Saddle Ridge Dr

Cedar Park, TX 78613

If to Lender:

HOUSEMAX FUNDING, LLC

3711 S MoPac Expy

Bldg 1 Ste 375

Austin, TX 78746

Each notice shall be deemed given on the earliest to occur of (1) the date when the notice is received by the addressee; (2) the first Business Day after the notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

(b) Any party to this Loan Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this section H.3. Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this section H.3, that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this section H.3 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c) Any notice under the Note and any other Loan Document which does not specify how notices are to be given shall be given in accordance with this section H.3.

H.4. Successors and Assigns Bound. This Loan Agreement will bind the respective successors and permitted assigns of Borrower and Lender, and the rights granted by this Loan Agreement will inure to Lender's successors and assigns.

H.5. Joint and Several Liability. If more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons shall be joint and several. Each Person comprising Borrower agrees, and shall be estopped to deny, that (i) each Borrower is jointly and severally liable for all obligations of Borrower under the Loan Documents and not merely for an allocated portion thereof, and (ii) the Mortgage is intended to grant to Lender a mortgage lien and security interest in and to the entire Mortgaged Property and the proceeds thereof, and not merely a lien and security interest in and to a tenant-in-common or other co-tenancy interest.

H.6. Relationship of Parties; No Third Party Beneficiary.

(a) The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement will create any other relationship between Lender and Borrower. Nothing contained in this Loan Agreement will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b) No creditor of any party to this Loan Agreement and no other Person shall be a third party beneficiary of this Loan Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement ("Servicing Arrangement") between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

(c) Borrower shall disclose to Lender in writing the name and contact information of any broker engaged by and/or for the benefit of Borrower in connection with this Loan or any aspect thereof. Borrower also shall indemnify and hold Lender harmless from and against any and all charges, commissions, fees, costs and/or expenses charged by any broker and from and against any and all loss, damage, liability and expense, including costs and attorneys' fees, which Lender may incur or sustain by reason of or in connection with the foregoing.

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H.7. Severability; Amendments.

(a) The invalidity or unenforceability of any provision of this Loan Agreement will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Loan Agreement contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Loan Agreement.

(b) This Loan Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

H.8. Disclosure of Information.

(a) Borrower authorizes Lender to disclose to any Participant, any Purchaser (both as defined below) or any other Person acquiring an interest in the Loan or the Loan Documents by operation of law and/or as provided in section H.10 below (each a "Transferee"), and to any prospective Transferee, any and all information in such Lender's possession concerning the Mortgaged Property, Borrower, any Guarantor or any of their respective Borrower Affiliate(s). Lender agrees to keep confidential all financial information provided to Lender by Borrower and/or Guarantor pursuant to this Loan Agreement; provided, however, that Lender may also disclose any and all information in such Lender's possession concerning the Mortgaged Property, Borrower, any Guarantor or any of their respective Borrower Affiliate(s) to: (i) any prospective Transferee, (ii) the legal counsel, accountants or other professional advisors to Lender, any agent, any Transferee or their respective affiliates (including without limitation any Borrower Affiliate(s)); (iii) regulatory officials; (iv) any Person as requested pursuant to or as required by law, regulation, or legal process; (v) any Person in connection with any legal proceeding to which such Lender is a party; and (vi) rating agencies, if requested or required by such agencies in connection with a rating relating to the Loan hereunder.

(b) Borrower agrees and consents to Lender's assignment, participation, sale or transfer, whether now or later, of one (1) or more interests in the Loan to one (1) or more Transferee(s) (each, a "Transfer"), whether related or unrelated to Lender, with all references in the Loan Documents to "Lender" shall include any and all Transferee(s), as applicable, as the successor Lender hereunder. Borrower additionally waives all notices of any Transfer as provided in this Loan Agreement, as well as all notice of any repurchase of an interest. Borrower agrees to execute any documents necessary in connection with the foregoing provided that such documents do not alter the business terms set forth in the Loan Documents. Notwithstanding the foregoing, Borrower shall not be responsible for the payment of any of Lender's costs related to the Transfer of the Loan to any Transferee(s) as contemplated in this Loan Agreement. Notwithstanding any other provision in this Loan Agreement, Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Loan Agreement, the Note and the other Loan Documents to any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of Borrower. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

H.9. Determinations by Lender. Unless otherwise provided in this Loan Agreement, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Loan Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

H.10. Sale of Note; Change in Servicer; Loan Servicing. As provided in more detail below, the Note or a partial interest in the Note (together with this Loan Agreement and the other Loan Documents) may be sold one or more times without prior notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given notice of the change. All actions regarding the servicing of the Loan, including the collection of payments, the giving and receipt of notice, inspections of the Collateral, or any portion thereof, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such notice from Lender shall govern.

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(a) Permitted Loan Assignments.

(i) Lender may, in the ordinary course of its business and in accordance with applicable law and the terms of this agreement, at any time assign to any assignee (each, a “Purchaser” or collectively “Purchasers”) all or any part of Lender's rights, title and interests in the Indebtedness owing to Lender pursuant to the Note held by Lender, together with all other interests of such Lender under the Loan Documents in, to and under the Loan and the Loan Documents. Such assignment shall be pursuant to a form assignment and assumption agreement and other related documents as may be agreed to by the parties thereto. In addition, and not by way of limitation, in the event Lender is a state-chartered, federally-chartered and/or national banking association, then (i) an assignee hereunder may include without limitation the Federal Reserve Banks and Federal Home Loan Banks, or other similar entities, and (ii) the form of any pledge or assignment in favor of the Federal Reserve Banks and Federal Home Loan Banks shall be documented as required by such agencies and shall not be in the form described herein.

(ii) Upon delivery to Lender of assignment and assumption document(s) in form and substance required by Lender in its sole discretion, such assignment shall become effective on the effective date specified in such assignment. On and after the effective date of such assignment, such Purchaser shall (i) for all purposes be Lender under this Loan Agreement and any other Loan Documents executed by or on behalf of Lender, and (ii) have all the rights and obligations of Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower shall be required to release Lender, in its capacity as the transferor with respect to all or a portion of the Indebtedness under the Loan assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant hereto, Borrower shall, if the transferor Lender or the Purchaser desires and makes appropriate arrangements, execute a new Note or replacement Note to be issued to such Purchaser, as adjusted pursuant to such assignment.

(b) Permitted Loan Participations. Lender may, in the ordinary course of its business and in accordance with applicable law, and without cost to Borrower, at any time sell to one or more loan participants (each, a "Participant") all or part of the Indebtedness of Borrower outstanding under this agreement, or the Note held by Lender, together with all other interests of such Lender in, to and under the Loan and the Loan Documents (each, a “Participation Interest”). Such sale of a Participation Interest to a Participant shall be pursuant to a form of a participation agreement approved by Lender in its sole discretion. In the event of any such sale by Lender of a Participation Interest to a Participant, (a) Lender’s obligations under the Loan Documents shall remain unchanged, (b) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) Lender shall remain the owner of its portion of the Indebtedness and the holder of the Note issued to it in evidence thereof for all purposes under the Loan Documents, (d) all amounts payable by Borrower under this Loan Agreement shall be determined as if Lender had not sold such Participation Interest(s), and (e) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

H.11. Construction.The captions and headings of the Articles and Sections of this Loan Agreement are for convenience only and shall be disregarded in construing this Loan Agreement. Any reference in this Loan Agreement to a "Schedule", an "Exhibit," an "Article" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to a Schedule or Exhibit attached to this Loan Agreement or to an Article or Section of this Loan Agreement. All Schedules, Exhibits and Riders attached to or referred to in this Loan Agreement are incorporated by reference in this Loan Agreement. Any reference in this Loan Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular. As used in this Loan Agreement, the term "including" means "including, but not limited to" and the term "includes" means "includes without limitation." The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document in this Loan Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Loan Agreement or any other Loan Document), and (b) any reference in this Loan Agreement to any Person shall be construed to include such Person's successors and permitted assigns.

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H.12. Loan Charges. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

H.13. Payment of Closing Costs. If for any reason the escrow or closing agent fails to reserve and pay for all of Lender's fees, legal, documentation, Appraisal, title, recording and other closing costs incurred in connection with the closing and funding of the Loan, then Borrower shall pay or reimburse Lender for any such unpaid fees or costs within ten (10) days after written demand by Lender itemizing the unpaid fees and costs. Failure of Borrower to so pay or reimburse Lender for any such unpaid fees and costs within ten (10) days after written demand by Lender shall constitute an Event of Default and, without limiting any other remedies of Lender, Lender may immediately instate the Default Rate under the Note until such amounts are received by Lender.

H.14. Time is of the Essence. Time is of the essence with respect to each covenant of this Loan Agreement.

H.15. Cross-Default and Cross-Collateralization.

(a) Borrower acknowledges and agrees that a default under the terms and conditions of any other loans, obligations, liabilities or indebtedness of Borrower, whether now existing or hereafter arising, with Lender or any other lender, including the other indebtedness described in the Loan Agreement, shall be deemed to be a default under the terms and conditions of the Note and this Loan Agreement, and the property or properties collateralizing the other loans, obligations, liabilities or indebtedness of Borrower shall act as collateral for the Loan, for as long as any one holder of the Note holds both the Note and the notes or other security instruments evidencing those other loans, obligations or indebtedness with Borrower.

(b) Any other loans, obligations, liabilities or indebtedness of Borrower to Lender, whether now existing or hereafter arising, shall, at Lender's sole option, be cross-collateralized with the Loan, and to the extent such cross-collateralization requires amendments or modifications to the Loan Documents, Borrower agrees to cooperate in good faith with Lender to accomplish such amendments and/or modifications.

H.16. Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this Loan Agreement and the other Loan Documents, and Lender may destroy or archive the paper originals. Borrower (a) waives any right to insist or require that Lender produce paper originals, (b) agrees that such images shall be accorded the same force and effect as the paper originals, (c) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (d) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Loan Agreement or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

H.17. Alternative Dispute Resolution. Notwithstanding any other provision to the contrary in the Loan Documents pertaining to dispute resolution in connection with the Loan made by Lender to Borrower, this section H.17 shall govern the resolution of any dispute, controversy, or claim arising out of or relating to this agreement or any other Loan Document, or the default, breach, termination, or invalidity related thereto, after the expiration of the respective notice and cure period (each, a "Dispute"). As set forth herein, the procedures that follow shall be the exclusive mechanism for resolving any Dispute that may arise from time to time.

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(a) Negotiation. If any Dispute arises between Borrower and Lender, the parties agree to meet informally and promptly and confer regarding their respective positions and interests in any Dispute arising between or among them, doing so in good faith, to resolve the Dispute. The representatives with authority to resolve the Dispute shall meet at a mutually acceptable time and place, within 15 days after receipt of a letter requesting a meeting pursuant to this paragraph ("Notice of Negotiation"), sent by any party, and thereafter shall meet as often as they deem necessary, shall exchange relevant information and shall, recognizing their mutual interests, diligently endeavor to resolve the Dispute in a manner satisfactory to both parties. All reasonable requests for information made by one party to the other will be honored.

(b) Mediation. If the parties have not been able to resolve the Dispute, pursuant to section H.17(a), within thirty (30) days after the receipt of the Notice of Negotiation, any party may then submit the Dispute to mediation in accordance with the applicable rules of the private alternative dispute resolution association/service as selected by Lender. The parties agree to mediate in good faith through executives or representatives attending the mediation sessions and having authority to resolve the dispute at the mediation sessions. The parties covenant that they shall cooperate with one another in selecting a neutral mediator and in scheduling the mediation proceedings. The parties also agree that they shall use commercially reasonable efforts in participating in the mediation. If the Dispute is not resolved through mediation, the mediation shall be terminated by a written declaration of the mediator that the Dispute has not been resolved. The costs of the mediation, including the fees and expenses of the mediator, shall be borne by the parties to the mediation in equal shares, each party to this agreement bearing the expense of its own counsel, experts, witnesses, and preparation and presentations at the mediation, provided, however, the costs and expenses of the mediation shall be borne in accordance with the provisions of this agreement and/or the other Loan Documents relating to the Dispute which is the subject of the mediated claim or dispute to the extent provided thereunder.

(c) Arbitration. If the parties are not able to resolve the Dispute through negotiation or mediation, Borrower and Lender agree that all Disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the applicable arbitration rules of the private alternative dispute resolution association/service in effect at the time the claim is filed, upon request of either party. No act to take or dispose of all or any portion of the Mortgaged Property shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning all or any portion of the Mortgaged Property, including any claim to rescind, reform, or otherwise modify any agreement relating to the Mortgaged Property, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party.

The parties, mediator(s) and arbitrator(s) shall treat all aspects of the mediation and arbitration proceedings, including, without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential, provided, however, that any award or order rendered by the arbitrator(s) pursuant to the terms of this agreement may be entered as a judgment in any court having jurisdiction. Nothing in this agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. In any Dispute between the parties that is arbitrable hereunder, when the aggregate of all claims and the aggregate of all counterclaims each is in an amount less than $75,000, the arbitration shall be before a single neutral arbitrator to be selected in accordance with the applicable arbitration rules (the "Rules") under the expedited procedures of said Rules, if available. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision. The mediation and arbitration proceedings shall be conducted in the state whose law is designated as the Governing Jurisdiction, or at such other place as may be selected by mutual agreement. Arbitrators appointed by the private alternative dispute resolution association/service hereunder shall be appointed as provided in the Rules unless otherwise mutually agreed to by the parties. The parties agree that the duty to arbitrate disputes hereunder extends beyond the date of the expiration or termination of this agreement, and beyond the date of the fulfillment of any repayment obligations of any party hereunder.

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IN THE INTEREST OF AVOIDING ANY AMBIGUITY, BY AGREEING TO THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN THIS SECTION H.17, THE UNDERSIGNED PARTY(IES) (AND LENDER BY ITS ACCEPTANCE HEREOF)WAIVE, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SAID PARTIES MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTE, AS WELL AS OTHER RIGHTS SAID PARTIES WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN THE AFOREMENTIONED ALTERNATIVE DISPUTE RESOLUTION PROCEEDING(S), AND INCLUDING IN THE EVENT THAT A COURT OF COMPETENT JURISDICTION EVER FINDS THE PROVISIONS OF THIS SECTION H.17 TO BE UNENFORCEABLE. THIS SECTION H.17 CONSTITUTES A BINDING ALTERNATIVE DISPUTE RESOLUTION AGREEMENT AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, A JURY TRIAL WAIVER, WHICH MAY BE ENFORCED AGAINST THE AFOREMENTIONED PARTIES.

H.18. Entire Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

H.19. USA PATRIOT Act. Lender hereby notifies Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as amended, the "USA PATRIOT Act"), it is required to obtain, verify and record information and documentation that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA PATRIOT Act.

H.20. COUNTERPARTS. This Loan Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Loan Agreement.

ATTACHED EXHIBIT. The following Exhibit is attached to this Loan Agreement:

Exhibit "A"	Description of the Land

Each party has signed and delivered this Loan Agreement or has caused this Loan Agreement to be signed and delivered by its duly authorized representative. Where applicable law so provides or allows, each party intends that this Loan Agreement shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

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BORROWER: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

SIGNATURE(S) CONTINUED ON FOLLOWING PAGE(S)

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EXHIBIT "A"

DESCRIPTION OF THE LAND

All that property situated in Covington, Newton County and the State of Georgia, described as follows:

All that tract or parcel of land lying and being in the 10th Land District, 547 G.M.D. Newton County, Georgia, being Lot 8, Block "I", Barrington Subdivision, Section 1, Drawing 3 as per plat of survey recorded in Plat Book 22, Page 116, Newton County, Georgia records

Being the same property conveyed to Tirios Atlas Acquisition, LLC, a Delaware limited liability company by Limited Warranty Deed from Landa App LLC - 35 Clay Court Covington GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026 as Book 4814, Page 55.

Derivation, Address and Parcel Numbers are for Informational Purposes Only: APN: 00020-00000-140-000 Alternate APN:372

Commonly known as: 35 Clay Court, Covington, GA 30016

Loan Agreement Exhibit "A" - Legal Description Loan No.: 123878 © GoDocs® All Rights Reserved.	Page A-1

PROMISSORY NOTE

(Texas)

US $178,500.00	September 15, 2026

FOR VALUE RECEIVED, the undersigned, TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company (together with such party's or parties' successors and permitted assigns, "Borrower"), jointly and severally (if more than one) promises to pay to the order of HOUSEMAX FUNDING, LLC, a Texas limited liability company, the principal sum of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00), with interest on the unpaid principal balance, as hereinafter provided.

A. Defined Terms.Capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Loan Agreement and/or the Security Documents. In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Business Day: Any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

Default Rate: The rate of eighteen percent (18.00%) per annum. However, at no time will the Default Rate exceed the Maximum Interest Rate.

Disbursement Date: The date of the initial disbursement of Loan proceeds hereunder.

First Payment Due Date: November 1, 2026.

First Principal and Interest Payment Due Date: November 1, 2036. Fixed Interest Rate: The annual interest rate of 6.80 percent (6.80%). Governing Jurisdiction: The jurisdiction described in section Q(a) below.

Indebtedness: Indebtedness shall have the meaning set forth in the Loan Agreement.

Lender: The holder(s) from time to time of this Note.

Loan: The loan evidenced by this Note.

Loan Agreement: That certain Loan Agreement dated as of the date of this Note by and between Borrower and Lender, as such agreement may be amended from time to time.

Maturity Date: The earlier of (i) October 1, 2056, and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

Maximum Interest Rate: The rate of interest that results in the maximum amount of interest allowed by applicable law.

Mortgage or Instrument: means the mortgage, deed of trust or deed to secure debt on the Mortgaged Property dated the same date as the Loan Agreement, executed by Borrower in favor of Lender, which Mortgage encumbers certain real property commonly known as 35 Clay Ct, Covington, GA 30016.

Payment Due Date: The First Payment Due Date and any subsequent date on which a monthly installment of interest or principal and interest is due and payable pursuant to section C below.

Prepayment Premium End Date: October 1, 2031.

Prepayment Premium Period: The period during which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender. The Prepayment Premium Period is the period from the Disbursement Date to and excluding the Prepayment Premium End Date.

Property Jurisdiction: The jurisdiction described in section Q below.

B. Address for Payment. All payments due under this Note shall be payable at 3711 S MOPAC EXPY, BLDG 1 STE 375, AUSTIN, TX 78746, or such other place as may be designated by written notice to Borrower from or on behalf of Lender. By separate document Borrower shall authorize Lender to deduct all payments due under this Note, plus any and all required monthly Imposition Deposits, from Borrower's checking account by means of ACH automatic debit transfers. Failure to make all payments due under this Note, plus any and all required monthly Imposition Deposits shall constitute an Event of Default.

Texas Promissory Note Loan No.: 123878 © GoDocs® All Rights Reserved.

C. Payments.

C.1. Interest will accrue on the outstanding principal balance of this Note at the Fixed Interest Rate, subject to the provisions of section H below.

C.2. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

C.3. Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the Disbursement Date and ending on and including the last day of such calendar month shall be payable by Borrower on or before the Disbursement Date. If the Disbursement Date is on the first day of a calendar month, then no payment will be due from Borrower until the First Payment Due Date. The Payment Due Date for the first monthly installment payment under sections C.4 and C.5 below of interest only or principal and interest, as applicable, will be the First Payment Due Date set forth in section A above. Except as provided in this section C.3 and in section J, accrued interest will be payable in arrears.

C.4. Beginning on the First Payment Due Date, and continuing until and including the monthly installment due on October 1, 2036, accrued interest only shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. Assuming no principal reduction payments have been made and no other changes to the outstanding principal balance have occurred, the amount of each monthly installment of interest only payable pursuant to this section C.4 on a Payment Due Date shall equal ONE THOUSAND ELEVEN AND 50/100 DOLLARS (US $1,011.50).

C.5. Beginning on the First Principal and Interest Payment Due Date, and continuing until and including the monthly installment due on the Maturity Date, principal and accrued interest shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of principal and interest payable pursuant to this section C.5 on a Payment Due Date shall be ONE THOUSAND THREE HUNDRED SIXTY-TWO AND 56/100 DOLLARS (U.S. $1,362.56).

C.6. All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date. All payments under this Note shall be made in immediately available U.S. funds. Any regularly scheduled monthly installment of interest or principal and interest that is received by Lender before the date it is due shall, at Lender's option and discretion, be deemed to have been received on the due date solely for the purpose of calculating interest due. Any accrued interest remaining past due for thirty (30)days or more, at Lender's discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of interest or principal and interest. In the event any check given by Borrower to Lender as a payment on this Note is dishonored, or in the event there are insufficient funds in Borrower's designated account to cover any preauthorized monthly debit from Borrower's checking account, then, without limiting any other charges or remedies, Borrower shall pay to Lender a processing fee of $25.00 (but not more than the maximum amount allowed by law) for each such event.

D. Application of Payments. Each monthly payment will be applied first to pay in full interest then due and owing, then, at Lender's sole discretion, to outstanding fees and costs, and finally the balance of each said monthly payment paid by Borrower will be credited to principal. Notwithstanding the foregoing, if at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts, a refinance, or an accord and satisfaction.

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E. Security. The Indebtedness is secured by, among other things, the Security Documents and reference is made to the Security Documents for other rights of Lender as to collateral for the Indebtedness.

F. Acceleration. If an Event of Default has occurred, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under section J below, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance. For purposes of exercising such option, Lender shall calculate the prepayment premium as if prepayment occurred on the date of acceleration.

G. Late Charge.

G.1. If any installment of interest or principal and interest or other amount payable under this Note, the Loan Agreement, the Mortgage or any other Loan Document is not received in full by Lender within ten (10) days after the installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

G.2. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this section G represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to section H below.

H. Default Rate.

H.1. So long as (a) any monthly installment payment under this Note remains past due for ten (10)days or more or (b) any other Event of Default has occurred which, if it is amenable to cure, has not been timely cured, then notwithstanding anything in section C above to the contrary, interest under this Note shall accrue at the Default Rate on the unpaid principal balance from the earlier to occur of the Payment Due Date of the first unpaid monthly installment payment under this Note or the date of the occurrence of such other Event of Default, as applicable.

H.2. From and after the Maturity Date, the unpaid principal balance and all accrued interest shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

H.3. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any monthly installment under this Note is delinquent for ten (10)days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities; and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for ten (10)days or more or any other Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan. During any period that the Default Rate is in effect the additional interest accruing over and above the Fixed Interest Rate shall be immediately due and payable in addition to the regularly scheduled interest or principal and interest payments.

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I. Full Recourse Personal Liability. Borrower shall have full recourse personal liability under this Note, the Loan Agreement, the Mortgage and all other Loan Documents for the repayment of the Indebtedness and for the performance of any and all other obligations of Borrower under this Note, the Loan Agreement, the Mortgage and all other Loan Documents.

J. Voluntary and Involuntary Prepayments.

J.1. Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to section C above, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

J.2. Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Payment Due Date so long as Borrower designates the date for such prepayment in a notice from Borrower to Lender given at least thirty (30)days prior to the date of such prepayment. If a Payment Due Date (as defined in section A above) falls on a day which is not a Business Day, then with respect to payments made under this section J only, the term "Payment Due Date" shall mean the Business Day immediately preceding the scheduled Payment Due Date.

J.3. Notwithstanding section J.2 above, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than a Payment Due Date if Borrower provides Lender with the notice set forth in section J.2 above and meets the other requirements set forth in this section J.3. Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than a Payment Due Date only because Lender shall deem any prepayment received by Lender on any day other than a Payment Due Date to have been received on the Payment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Payment Due Date immediately following such prepayment.

J.4. Borrower may voluntarily prepay less than all of the unpaid principal balance of this Note (a "Partial Prepayment") at any time. Upon delivery of the Partial Prepayment, a prepayment premium calculated pursuant to section J.5 below, based on the amount being prepaid, shall be due and payable to Lender upon demand. In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (a) all accrued and unpaid interest due under this Note, plus (b) all other sums due to Lender at the time of such prepayment, plus (c) any prepayment premium calculated pursuant to section J.5 below, to the extent such prepayment premium does not exceed the Maximum Interest Rate.

J.5. Except as provided in section J.6 below, a prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period. The prepayment premium shall be:

(a) five percent (5%)of the amount of principal being prepaid if the prepayment occurs prior to October 1, 2027;

(b) four percent (4%)of the amount of principal being prepaid if the prepayment occurs on or after October 1, 2027 and prior to October 1, 2028;

(c) three percent (3%)of the amount of principal being prepaid if the prepayment occurs on or after October 1, 2028 and prior to October 1, 2029;

(d) two percent (2%)of the amount of principal being prepaid if the prepayment occurs on or after October 1, 2029 and prior to October 1, 2030; and

(e) one percent (1%)of the amount of principal being prepaid if the prepayment occurs on or after October 1, 2030 and prior to the Prepayment Premium End Date.

J.6. Notwithstanding any other provision of this section J, no prepayment premium shall be payable with respect to (a) any prepayment made after the expiration of the Prepayment Premium Period or (b) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Loan Agreement.

J.7. Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

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J.8. Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that any prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of Borrower's voluntary agreement to the prepayment premium provisions.

K. Costs and Expenses. To the fullest extent allowed by applicable law, Borrower shall pay: (i) all expenses and costs, including Attorneys' Fees and Costs incurred by Lender or any Loan Servicer as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents (whether or not any lawsuit or other proceeding is instituted), including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding; and (ii) all expenses and costs, including Attorneys' Fees and Costs, incurred by Lender or any Loan Servicer in connection with the servicing of the Loan, including, without limitation, responding to requests from Borrower, and expenses and costs incurred in connection with potential defaults or other legal questions regarding the Loan. In the interest of avoiding any ambiguity, in addition to any amounts due hereinabove, Borrower shall be responsible for all costs in connection with the servicing of the Loan. Such servicing costs shall be included in Borrower's monthly statement provided by the Loan Servicer and shall be billed to Borrower as incurred.

L. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Loan Agreement, the Mortgage, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

M. Waivers. Borrower and all endorsers and guarantors of this Note and all other third-party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

N. Loan Charges. Borrower and Lender intend at all times to comply with the law of the State of Texas governing the Maximum Interest Rate or the maximum amount of interest payable on or in connection with this Note and the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount payable under this Note or under any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or as a result of acceleration of the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by any applicable law, then Borrower and Lender expressly intend that all excess amounts collected by Lender shall be applied to reduce the unpaid principal balance of this Note (or, if this Note has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of this Note, the Mortgage and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under this Note or any other Loan Document reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under this Note or any other Loan Document. The right to accelerate the Maturity Date of this Note does not include the right to accelerate any interest, which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by any applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note, the Mortgage or any other Loan Document that permits the compounding of interest, including any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to the Indebtedness shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the maximum rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Mortgage or other Loan Documents (such as for the payment of taxes, insurance premiums and similar expenses or costs).

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O. Purpose of Indebtedness. Borrower states that the proceeds of this Note will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for agricultural, personal, family, or household purposes.

P. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

Q. Governing Law; Consent to Jurisdiction and Venue. This Note and all other Loan Documents shall be governed by (i) the laws of the jurisdiction in which the Land is located (the "Property Jurisdiction") as to Hazardous Materials Laws (as defined in the Mortgage), lien perfection, priority, and foreclosure; and (ii) the laws of the Governing Jurisdiction (as defined below) as to interpretation, enforcement, validity, construction, effect and in all other respects.

(a) Notwithstanding any other provision to the contrary set forth in this Note and any other Loan Document, Borrower, Guarantor and Lender agree that (i) the Loan Documents were accepted by Lender in the state in which Lender's home office is located (Texas) (without regard to conflicts of laws principles) (the "Governing Jurisdiction"), and (ii) the Governing Jurisdiction has a substantial relationship to the parties and to the underlying transaction embodied by the Loan Documents. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, of this Note and any other Loan Document and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the Governing Jurisdiction applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's STATUTORY POWER OF SALE AND/OR JUDICIAL FORECLOSURE PROCEDURES, as applicable, granted under the Mortgage and any other security or pledge agreement securing this Note, the construction, validity, enforceability and performance of the Environmental Indemnity and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents, shall be governed by and construed according to the laws of the Property Jurisdiction. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the Governing Jurisdiction governs the Loan Documents.

(b) Borrower agrees that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction and/or the Governing Jurisdiction, as may be applicable or required under applicable law, will have jurisdiction over all controversies that may arise under or in relation to this Note, the Guaranty, the Loan Agreement, and any security for the Indebtedness or any other Loan Document to the full extent set forth in subsection (a) above. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Note is intended to limit Lender's right to bring any suit, action or proceeding relating to matters under any Loan Document in any court of any other jurisdiction.

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R. Construction. The captions and headings of the Sections of this Note are for convenience only and shall be disregarded in construing this Note. Any reference in this Note to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Note or to a Section of this Note. All Exhibits attached to or referred to in this Note are incorporated by reference in this Note. Any reference in this Note to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Note includes the plural and use of the plural includes the singular. As used in this Note, the term "including" means "including, but not limited to" and the term "includes" means "includes without limitation." The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in this Note shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Note or any other Loan Document), and (ii) any reference in this Note to any Person shall be construed to include such Person's successors and permitted assigns.

S. Notices; Written Modifications.

S.1. All notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with the Loan Agreement.

S.2. Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment.

S.3. Lender shall have the right to assign this Note and the other Loan Documents; Borrower, however, may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

T. Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one Note.

U. Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this Note and the other Loan Documents, and Lender may destroy or archive the paper originals. Borrower waives (1) any right to insist or require that Lender produce paper originals, (2) agrees that such images shall be accorded the same force and effect as the paper originals, (3) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (4) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Note or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

V. No Material Adverse Effect. If Lender determines, in its sole and absolute discretion, that a Material Adverse Effect has occurred, which has not been cured, Lender may take any and all enforcement actions afforded to it in the Loan Documents, including, but not limited to, pausing or stopping any future advancements afforded to Borrower in any of its Loan Documents (if applicable) or any other remedies afforded to Lender in section F.2 of the Loan Agreement.

W. ALTERNATIVE DISPUTE RESOLUTION. Notwithstanding any other provision to the contrary in the Loan Documents pertaining to dispute resolution in connection with the Loan made by Lender to Borrower, this section W shall govern the resolution of any dispute, controversy, or claim arising out of or relating to this agreement or any other Loan Document, or the default, breach, termination, or invalidity related thereto, after the expiration of the respective notice and cure period (each, a "Dispute"). As set forth herein, the procedures that follow shall be the exclusive mechanism for resolving any Dispute that may arise from time to time. Lender agrees to the terms of this section by its acceptance hereof.

W.1. Negotiation. If any Dispute arises between Borrower and Lender, the parties agree to meet informally and promptly and confer regarding their respective positions and interests in any Dispute arising between or among them, doing so in good faith, to resolve the Dispute. The representatives with authority to resolve the Dispute shall meet at a mutually acceptable time and place, within 15 days after receipt of a letter requesting a meeting pursuant to this paragraph ("Notice of Negotiation"), sent by any party, and thereafter shall meet as often as they deem necessary, shall exchange relevant information and shall, recognizing their mutual interests, diligently endeavor to resolve the Dispute in a manner satisfactory to both parties. All reasonable requests for information made by one party to the other will be honored.

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W.2. Mediation. If the parties have not been able to resolve the Dispute, pursuant to section W.1, within thirty (30) days after the receipt of the Notice of Negotiation, any party may then submit the Dispute to mediation in accordance with the applicable rules of the private alternative dispute resolution association/service as selected by Lender. The parties agree to mediate in good faith through executives or representatives attending the mediation sessions and having authority to resolve the dispute at the mediation sessions. The parties covenant that they shall cooperate with one another in selecting a neutral mediator and in scheduling the mediation proceedings. The parties also agree that they shall use commercially reasonable efforts in participating in the mediation. If the Dispute is not resolved through mediation, the mediation shall be terminated by a written declaration of the mediator that the Dispute has not been resolved. The costs of the mediation, including the fees and expenses of the mediator, shall be borne by the parties to the mediation in equal shares, each party to this agreement bearing the expense of its own counsel, experts, witnesses, and preparation and presentations at the mediation, provided, however, the costs and expenses of the mediation shall be borne in accordance with the provisions of this agreement and/or the other Loan Documents relating to the Dispute which is the subject of the mediated claim or dispute to the extent provided thereunder.

W.3. Arbitration. If the parties are not able to resolve the Dispute through negotiation or mediation, Borrower and Lender agree that all Disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the applicable arbitration rules of the private alternative dispute resolution association/service in effect at the time the claim is filed, upon request of either party. No act to take or dispose of all or any portion of the Mortgaged Property shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning all or any portion of the Mortgaged Property, including any claim to rescind, reform, or otherwise modify any agreement relating to the Mortgaged Property, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party.

The parties, mediator(s) and arbitrator(s) shall treat all aspects of the mediation and arbitration proceedings, including, without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential, provided, however, that any award or order rendered by the arbitrator(s) pursuant to the terms of this agreement may be entered as a judgment in any court having jurisdiction. Nothing in this agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. In any Dispute between the parties that is arbitrable hereunder, when the aggregate of all claims and the aggregate of all counterclaims each is in an amount less than $75,000, the arbitration shall be before a single neutral arbitrator to be selected in accordance with the applicable arbitration rules (the "Rules") under the expedited procedures of said Rules, if available. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision. The mediation and arbitration proceedings shall be conducted in the state whose law is designated as the Governing Jurisdiction, or at such other place as may be selected by mutual agreement. Arbitrators appointed by the private alternative dispute resolution association/service hereunder shall be appointed as provided in the Rules unless otherwise mutually agreed to by the parties. The parties agree that the duty to arbitrate disputes hereunder extends beyond the date of the expiration or termination of this agreement, and beyond the date of the fulfillment of any repayment obligations of any party hereunder.

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IN THE INTEREST OF AVOIDING ANY AMBIGUITY, BY AGREEING TO THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN THIS SECTION W, THE UNDERSIGNED PARTY(IES) (AND LENDER BY ITS ACCEPTANCE HEREOF) WAIVE, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SAID PARTIES MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTE, AS WELL AS OTHER RIGHTS SAID PARTIES WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN THE AFOREMENTIONED ALTERNATIVE DISPUTE RESOLUTION PROCEEDING(S), AND INCLUDING IN THE EVENT THAT A COURT OF COMPETENT JURISDICTION EVER FINDS THE PROVISIONS OF THIS SECTION W TO BE UNENFORCEABLE. THIS SECTION W CONSTITUTES A BINDING ALTERNATIVE DISPUTE RESOLUTION AGREEMENT AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, A JURY TRIAL WAIVER, WHICH MAY BE ENFORCED AGAINST THE AFOREMENTIONED PARTIES.

In consideration of Lender's agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal (where applicable) or has caused this Note to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides or allows, Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

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BORROWER: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

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PREPARED BY, AND AFTER RECORDING

RETURN TO:

HOUSEMAX FUNDING, LLC

3711 S MoPac Expy

Bldg 1 Ste 375

Austin, TX 78746

Space Above for Recorder's Use

Title of Document:	DEED TO SECURE DEBT,
ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT

Date of Document:	September 15, 2026

Original Loan Amount:	US $178,500.00

Maturity Date:	October 1, 2056

Intangible Recording Tax:	US $535.50

Grantor:	TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES
LLC, a Delaware limited liability company

Grantor's Address:	103 Saddle Ridge Dr
Cedar Park, TX 78613

Grantee:	HOUSEMAX FUNDING, LLC, a Texas limited liability company

Grantee's Address:	HOUSEMAX FUNDING, LLC
3711 S MoPac Expy
Bldg 1 Ste 375
Austin, TX 78746

Assessor Parcel #::	0002000000140000

Legal Description:	See Exhibit "A" attached hereto on page A-1

Reference Book and Page
(if applicable):

PREPARED BY, AND AFTER RECORDING

RETURN TO:

HOUSEMAX FUNDING, LLC

3711 S MoPac Expy

Bldg 1 Ste 375

Austin, TX 78746

Tax Parcel Number(s): 0002000000140000

Space Above for Recorder's Use

DEED TO SECURE DEBT,

ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

(GEORGIA)

I. THIS DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this "Instrument") is dated as of September 15, 2026, and is given by TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company, whose address is 103 Saddle Ridge Dr, Cedar Park, TX 78613, as grantor ("Borrower"), in favor of HOUSEMAX FUNDING, LLC, a Texas limited liability company, whose address is 3711 S MoPac Expy, Bldg 1 Ste 375, Austin, TX 78746, as grantee ("Lender").

II. Borrower is indebted to Lender in the principal amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00), as evidenced by Borrower's Promissory Note payable to Lender, dated as of the date of this Instrument, and maturing on the earlier of (i) October 1, 2056, and (ii) the date on which the unpaid principal balance of the Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document (the "Maturity Date").

III. TO SECURE TO LENDER the repayment of the Indebtedness, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower grants, conveys and assigns to Lender and Lender's successors and assigns, with power of sale, the Mortgaged Property, including the Land located in Newton County, State of Georgia and described in Exhibit "A" attached to this Instrument. To have and to hold the Mortgaged Property unto Lender and Lender's successors and assigns forever. As used in this Instrument, the term "Mortgaged Property" is synonymous with the term "Secured Property," and the term "lien" is synonymous with the term "security interest and title."

IV. Borrower covenants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered, except as shown on the Schedule of Title Exceptions. Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

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Covenants. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender, covenant and agree as follows:

A. DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings, and any capitalized term not specifically defined in this Instrument shall have the meaning ascribed to that term in the Loan Agreement:

"Assignment" means, collectively, the provisions of sections C and D of this Instrument relating to the assignment of rents and leases affecting the Mortgaged Property.

"Attorneys' Fees and Costs" means (a) fees and out-of-pocket costs of Lender's and Loan Servicer's attorneys, as applicable (whether or not any lawsuit or other proceeding is instituted), including costs of Lender's and Loan Servicer's allocable costs of in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (b) costs and fees of expert witnesses, including appraisers; and (c) investigatory fees. As used in this Instrument and in the Note, "Attorneys' Fees and Costs" shall include those awarded by an appellate court.

"Borrower" means all Persons identified as "Borrower" in Recital I of this Instrument, together with their successors and permitted assigns.

"Collateral Agreement" has the definition given such term in the Loan Agreement.

"Environmental Indemnity" means that certain Environmental Indemnity Agreement dated the same date as this Instrument, executed by Borrower, as Indemnitor, in favor of Lender, as Indemnitee.

"Fixtures" means all property owned by Borrower which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

"Governing Jurisdiction" has the definition given in section M.

"Governmental Authority" means the government of the United States, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to such government, in each case that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property or over Borrower.

"Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

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"Hazardous Materials Laws" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments Reauthorization Act of 1986, the Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Clean Air Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, and their state analogs.

"Improvements" means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

"Indebtedness" means the principal of, interest on, and all other amounts due at any time under, the Note, the Loan Agreement, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of this Instrument under section G of this Instrument or any other applicable provision of the Loan Agreement, this Instrument or any other Loan Document or as permitted by law.

"Land" means the land described in Exhibit "A".

"Leases" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property, and all modifications, extensions or renewals.

"Lender" means the Person or Persons identified as "Lender" in Recital I of this Instrument, or any subsequent holder of the Note.

"Loan" means the loan evidenced by the Note and secured by this Instrument.

"Loan Agreement" means the Loan Agreement executed by Borrower and Lender and dated as of the date of this Instrument, as such agreement may be amended from time to time.

"Loan Documents" means the Note, this Instrument, the Assignment, the Loan Agreement, the Environmental Indemnity, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Plans, and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan, as such documents may be amended from time to time.

"Loan Servicer" means the Person or Persons that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Instrument and any other Loan Document, and otherwise to service the Loan for the benefit of Lender. Unless otherwise specified in the Note, or unless Borrower receives notice to the contrary, the Loan Servicer means the Person or Persons identified as "Lender" in Recital I of this Instrument.

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"Mortgaged Property" means all of Borrower's present and future right, title and interest in and to all of the following: (1) the Land; (2) the Improvements; (3) the Fixtures; (4) the Personalty; (5) all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated; (6) all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender's requirement; (7) all awards, payments and other compensation made or to be made by any Governmental Authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof; (8) all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations; (9) all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds; (10) all Rents and Leases; (11) all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Loan; (12) all funds on deposit pursuant to any separate agreement between Borrower and Lender (including, without limitation, all Imposition Deposits) for the purpose of establishing replacement reserves for the Mortgaged Property, to fund any water and sewer charges, premiums for fire or other hazard insurance, rent loss insurance or other insurance required by Lender, taxes, assessments, vault rentals, or other charges or expenses required by Lender to protect the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account; (13) all refunds or rebates of Impositions by any Governmental Authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated); (14) all tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits; and (15) all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

"Mortgaged Property UCC Collateral" means any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof.

"Note" means the Promissory Note described in Recital II of this Instrument, including all schedules, riders, allonges and addenda, as such Promissory Note may be amended from time to time.

"Person" means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any Governmental Authority, endowment fund or any other form of entity.

"Personalty" means all: (1) accounts (including deposit accounts); (2) equipment and inventory owned by Borrower which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, including furniture, furnishings, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software); (3) other tangible personal property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements; (4) any operating agreements relating to the Land or the Improvements; (5) any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements; (6) all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land or the Improvements and including subsidy or similar payments received from any sources, including a Governmental Authority; and (7) any rights of Borrower in or under letters of credit.

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"Property Jurisdiction" has the definition given in section M.

"Rents" means all rents, revenues and other income of the Land or the Improvements, whether now due, past due, or to become due, and deposits forfeited by tenants.

"Schedule of Title Exceptions" means title exceptions approved by Lender and shown in the schedule of exceptions to coverage in the title policy issued to Lender contemporaneously with the recordation of this Instrument and insuring Lender's interest in the Mortgaged Property.

"Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land, the Improvements or any of the other Collateral.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect in the Property Jurisdiction; provided that, to the extent perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Property Jurisdiction, "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

B. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is also a security agreement under the Uniform Commercial Code for the Mortgaged Property UCC Collateral, and Borrower, as debtor, hereby grants to Lender, as secured party, a security interest in the Mortgaged Property UCC Collateral. Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Without limiting the generality of the foregoing, Borrower authorizes Lender to file any financing statement that describes the collateral as "all assets" of Borrower, or words to similar effect. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the Mortgaged Property UCC Collateral. Unless Borrower gives notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower shall not (a) change its name, identity, structure or jurisdiction of organization; (b) change the location of its place of business (or chief executive office if more than one place of business); or (c) add to or change any location at which any of the Mortgaged Property UCC Collateral is stored, held or located. If an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the Mortgaged Property UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender's other remedies. This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

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C. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

C.1. As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in section A above. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

C.2. After the occurrence of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred which, if it is amenable to cure, has not been timely cured, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower's license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time on or after the date of Lender's demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender's collection of such Rents. Lender shall be permitted to apply all Rents received in any manner Lender deems appropriate.

C.3. Borrower states that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing indebtedness that will be paid off and discharged with the proceeds of the Loan), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this section C, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two (2) months prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than two (2) months prior to the due dates of such Rents.

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D. ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

D.1. As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower's right, title and interest in, to and under the Leases, including Borrower's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower's right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in section A above. However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

D.2. Until Lender gives notice to Borrower of Lender's exercise of its rights under this section D, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this section D or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate. Borrower shall comply with and observe Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits.

D.3. Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this section D shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements. The acceptance by Lender of the assignment of the Leases pursuant to section D.1 above shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses. Lender shall not be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property. Prior to Lender's actual entry into and taking possession of the Mortgaged Property, Lender shall not (a) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (b) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (c) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

D.4. Upon delivery of notice by Lender to Borrower of Lender's exercise of Lender's rights under this section D at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

D.5. Borrower shall, promptly upon Lender's request, deliver to Lender an executed copy of each Lease then in effect. All Leases shall be on forms approved by Lender, shall be for initial terms of at least six (6) months and not more than two (2) years, and shall not include options to purchase.

D.6. Borrower shall not receive or accept Rent under any Lease for more than two (2) months in advance.

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E. PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM. Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender's exercise of any right of acceleration of the Indebtedness, as provided in the Note.

F. APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Neither Lender's acceptance of an amount which is less than all amounts then due and payable nor Lender's application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower's obligations under this Instrument and the Note shall remain unchanged.

G. PROTECTION OF LENDER'S SECURITY.

G.1. If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender's interest, including (a) payment of fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants, (b) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (c) procurement of the insurance required by the Loan Agreement (as outlined in section G.3 below), (d) payment of amounts which Borrower has failed to pay under the "Borrower Covenants" section of the Loan Agreement, and (e) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a "Prior Lien").

G.2. Any amounts disbursed by Lender under this section G, or under any other provision of this Instrument that treats such disbursement as being made under this section G, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the "Default Rate", as defined in the Note.

G.3. Force Place Insurance Provision: In the event that (1) Borrower fails to procure and/or maintain all required insurance coverage(s) as set forth in the Loan Agreement, and/or (2) Borrower fails to pay the required insurance premiums for such required insurance coverage(s) at least thirty (30) days in advance of the date when such payments are due to be paid in compliance with the Loan Agreement, then (i) Lender may, but is not obligated to, procure such required insurance coverage(s), and (ii) Borrower shall pay to Lender during the term hereof, upon receipt of an invoice therefor, the premiums for any such required insurance coverage(s) obtained by Lender pursuant to this section.

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(a) Lender is hereby authorized by Borrower to secure such required insurance coverage as provided in the preceding provisions of this section (1) without providing prior notice to Borrower, any contractor, or any other party, and (2) solely for the purpose of protecting Lender's interests in the Mortgaged Property and shall not be obligated to protect the interests of Borrower and/or any other party. Borrower also agrees to re-pay to Lender any and all amounts for such required insurance coverage(s) within 10 days of Borrower receiving an invoice for such charges from Lender. Borrower's failure to make such re-payment for any required insurance coverage(s) procured by Lender shall constitute an Event of Default at Lender's sole discretion.

(b) In addition, if any claim, event, or loss occurs during the policy period which will or may decrease the aggregate amount of any insurance coverage(s) available under any required policy(ies), then Borrower immediately shall secure additional coverage sufficient to provide total aggregate limits at least equal to the amount(s) set forth in the Loan Agreement on a going forward basis. Borrower represents and warrants that Borrower shall not commit any physical, intentional waste on the Mortgaged Property or intentionally take any actions that will invalidate any required insurance coverage(s) to be obtained and maintained on the Mortgaged Property pursuant to the Loan Documents.

G.4. Nothing in this section G shall require Lender to incur any expense or take any action.

H. EVENTS OF DEFAULT. An Event of Default under the Loan Agreement shall constitute an Event of Default under this Instrument.

I. REMEDIES CUMULATIVE. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Lender's exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

J. WAIVER OF STATUTE OF LIMITATIONS, OFFSETS, AND COUNTERCLAIMS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under this Instrument will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

K. WAIVER OF MARSHALING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

L. FURTHER ASSURANCES. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.

M. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. This Instrument and all other Loan Documents shall be governed by (i) the laws of the jurisdiction in which the Land is located (the "Property Jurisdiction") as to Hazardous Materials Laws (as defined in the Mortgage), lien perfection, priority, and foreclosure; and (ii) the laws of the Governing Jurisdiction (as defined below) as to interpretation, enforcement, validity, construction, effect and in all other respects.

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(a) Notwithstanding any other provision to the contrary set forth in this Instrument and any other Loan Document, Borrower , Guarantor and Lender agree that (i) the Loan Documents were accepted by Lender in the state in which Lender's home office is located ("Texas") (without regard to conflicts of laws principles) (the "Governing Jurisdiction"), and (ii) the Governing Jurisdiction has a substantial relationship to the parties and to the underlying transaction embodied by the Loan Documents. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, of this Instrument and any other Loan Document and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the Governing Jurisdiction applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's STATUTORY POWER OF SALE AND/OR JUDICIAL FORECLOSURE PROCEDURES, as applicable, granted under this Instrument and any other security or pledge agreement securing the Note, the construction, validity, enforceability and performance of the Environmental Indemnity and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents, shall be governed by and construed according to the laws of the Property Jurisdiction. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the Governing Jurisdiction governs the Loan Documents.

(b) Borrower agrees that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction and/or the Governing Jurisdiction, as may be applicable or required under applicable law, will have jurisdiction over all controversies that may arise under or in relation to the Loan Agreement, the Note, this Instrument, and any security for the Indebtedness or any other Loan Document to the full extent set forth in subsection (a) above. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Instrument is intended to limit Lender's right to bring any suit, action or proceeding relating to matters under any Loan Document in any court of any other jurisdiction.

N. NOTICE. Except as otherwise specified by the laws of the Property Jurisdiction, all notices, demands and other communications required or permitted to be given pursuant to this Instrument shall be given in accordance with the Loan Agreement.

O. SUCCESSORS AND ASSIGNS BOUND. This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and permitted assigns of Lender and Borrower. However, a Transfer not permitted by the Loan Agreement shall constitute an Event of Default.

P. JOINT AND SEVERAL LIABILITY. If more than one Person signs this Instrument as Borrower, the obligations of such Persons under this Instrument, the Note and other Loan Documents shall be joint and several.

Q. RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.

Q.1. The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

Q.2. No creditor of any party to this Instrument and no other Person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (a) any arrangement (a "Servicing Arrangement") between Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (b) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (c) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

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R. SEVERABILITY; ENTIRE AGREEMENT; AMENDMENTS. The parties intend that the provisions of this Instrument and all other Loan Documents shall be legally severable. If any term or provision of this Instrument, or any other Loan Document, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Instrument or of such other Loan Document shall not be affected thereby, and each term and provision shall be valid and be enforceable to the fullest extent permitted by law. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

S. CONSTRUCTION. The captions and headings of the Sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Instrument includes the plural and use of the plural includes the singular. As used in this Instrument, the term "including" means "including, but not limited to" and the term "includes" means "includes without limitation." The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (1) any definition of or reference to any agreement, instrument or other document in this Instrument shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Instrument or any other Loan Document), and (2) any reference in this Instrument to any Person shall be construed to include such Person's successors and permitted assigns.

T. SUBROGATION. If, and to the extent that, the proceeds of the Loan, or subsequent advances under section G above, are used to pay, satisfy or discharge a Prior Lien, such Loan proceeds or advances shall be deemed to have been advanced by Lender at Borrower's request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

U. BUSINESS PURPOSE. Borrower acknowledges and agrees that the Loan is for business purposes and not for personal, family or household purposes.

V. ACCELERATION; REMEDIES.

V.1. At any time during the existence of an Event of Default, Lender, at Lender's option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale granted in this Instrument (and Borrower appoints Lender as Borrower's agent and attorney-in-fact to exercise such power of sale in the name and on behalf of Borrower) and any other remedies permitted by Georgia law or provided in this Instrument, the Loan Agreement or any other Loan Document. Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender without prior judicial hearing. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including reasonable Attorneys' Fees and Costs, and costs of documentary evidence, abstracts and title reports.

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V.2. Lender may sell and dispose of the Mortgaged Property at public auction, at the usual place for conducting sales at the courthouse in the county where all or any part of the Mortgaged Property is located, to the highest bidder for cash, first (a) providing Borrower written notice of the initiation of proceedings to exercise the power of sale in accordance with O.C.G.A. §44-14-162, and (b) advertising the time, terms and place of such sale by publishing a notice of sale once a week for four consecutive weeks (without regard to the actual number of days) in a newspaper in which sheriff's advertisements are published in such county, all other notice being waived by Borrower; and Lender may thereupon execute and deliver to the purchaser a sufficient instrument of conveyance of the Mortgaged Property in fee simple, which may contain recitals as to the happening of the default upon which the execution of the power of sale granted by this Section depends. The recitals in the instrument of conveyance shall be presumptive evidence that Lender duly complied with all preliminary acts prerequisite to the sale and instrument of conveyance. Borrower constitutes and appoints Lender as Borrower's agent and attorney-in-fact to make such recitals, sale and conveyance. Borrower ratifies all of Lender's acts, as such attorney-in-fact, and Borrower agrees that such recitals shall be binding and conclusive upon Borrower and that the conveyance to be made by Lender (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtsey and all other exemptions of Borrower, or its successors in interest, in and to the Mortgaged Property.

V.3. The Mortgaged Property may be sold in one parcel and as an entirety, or in such parcels, manner or order as Lender, in its discretion, may elect, and one or more exercises of the powers granted in this Section shall not extinguish or exhaust the power unless the entire Mortgaged Property is sold or the Indebtedness is paid in full, and Lender shall collect the proceeds of such sale, applying such proceeds as provided in this Section. In the event of a deficiency, Borrower shall immediately on demand from Lender pay such deficiency to Lender, subject to the provisions of the Note limiting Borrower's personal liability for payment of the Indebtedness. Borrower acknowledges that Lender may bid for and purchase the Mortgaged Property at any foreclosure sale and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. Borrower covenants and agrees that Lender shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including reasonable Attorneys' Fees and Costs and costs of title evidence; (b) to the Indebtedness in such order as Lender, in Lender's discretion, directs; and (c) the excess, if any, to the Person or Persons legally entitled to the excess. The power and agency granted in this section V above are coupled with an interest, are irrevocable by death or otherwise and are in addition to the remedies for collection of the Indebtedness as provided by law.

V.4. If the Mortgaged Property is sold pursuant to this section V above, Borrower, or any Person holding possession of the Mortgaged Property through Borrower, shall surrender possession of the Mortgaged Property to the purchaser at such sale on demand. If possession is not surrendered on demand, Borrower or such Person shall be a tenant holding over and may be dispossessed in accordance with Georgia law.

W. FIXTURE FILING. This Instrument is also a fixture filing under the Uniform Commercial Code of Georgia.

X. RELEASE. Upon payment of the Indebtedness, Lender shall cancel this Instrument. Borrower shall pay Lender's reasonable costs incurred in canceling this Instrument.

Y. BORROWER'S WAIVER OF CERTAIN RIGHTS. To the fullest extent permitted by law, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any present or future law providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Borrower, for Borrower, Borrower's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the fullest extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, stay of execution, reinstatement (including all rights under O.C.G.A. Section 44-14-85), notice of intention to mature or declare due the whole of the Indebtedness, and all rights to a marshaling of assets of Borrower, including the Mortgaged Property.

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Z. DEED TO SECURE DEBT. This conveyance is to be construed under the existing laws of the State of Georgia as a deed passing title, and not as a mortgage, and is intended to secure the payment of the Indebtedness.

AA. ASSUMPTION NOT A NOVATION. Lender's acceptance of an assumption of the obligations of this Instrument and the Note, and the release of Borrower pursuant to the Loan Agreement, shall not constitute a novation and shall not affect the priority of the lien created by this Instrument.

BB. INTERPRETATION. It is the intention of Borrower and Lender that if any provision of this Instrument or any other Loan Document is capable of two (2) constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid. Borrower acknowledges that Lender has attempted in good faith to assure that this Instrument, the Note and all other Loan Documents are in compliance with applicable laws of the Property Jurisdiction and federal laws. Nevertheless, in the event that any provision of this Instrument, the Note or any other Loan Document is not in compliance with any such laws, then the non-complying provision shall be deemed to be deleted or modified to the extent necessary to assure legal compliance. Similarly, in the event any language or disclosure required by applicable laws of the Property Jurisdiction is not contained in the Loan Documents, then the Loan Documents shall be deemed to have been supplemented to add such language or disclosure, or, at Lender's option, Lender may provide such additional language or disclosure. In either event, such legal requirement shall thereby be satisfied and such noncompliance shall be deemed to have been cured for all purposes. Within ten (10) days after written request by Lender, Borrower agrees to execute such documentation as Lender may require to cure any legal compliance issues or deficiencies in the Loan Documents.

CC. FUTURE ADVANCES. In addition to the Indebtedness, this Instrument shall (to the extent allowed by applicable law) also secure payment of the principal, interest and other charges due on all other future loans or advances made by Lender to Borrower (or any successor in interest to Borrower as the owner of all or any part of the Mortgaged Property) when the promissory note evidencing such loan or advance specifically states that it is secured by this Instrument ("Future Advances"), including all extensions, renewals and modifications of any such Future Advances.

DD. EXECUTION IN COUNTERPARTS. This Instrument may be executed in multiple counterparts, and the separate signature pages and notary acknowledgments may then be combined into a single original document for recordation.

EE. PAYMENT OF CLOSING COSTS. If for any reason the escrow or closing agent fails to reserve and pay for all of Lender's fees, legal, documentation, Appraisal, title, recording and other closing costs incurred in connection with the closing and funding of the Loan, then Borrower shall pay or reimburse Lender for any such unpaid fees or costs within ten (10) days after written demand by Lender itemizing the unpaid fees and costs. Failure of Borrower to so pay or reimburse Lender for any such unpaid fees and costs within ten (10) days after written demand by Lender shall constitute an Event of Default and, without limiting any other remedies of Lender, Lender may immediately instate the Default Rate under the Note until such amounts are received by Lender.

FF. NON-OWNER OCCUPIED PROPERTY. Throughout the term of the Loan, Borrower shall not occupy any portion of the Mortgaged Property in any manner. If Borrower is an entity other than a natural person, any persons with a direct or indirect ownership interest in Borrower shall not occupy any portion of the Mortgaged Property in any manner throughout the term of the Loan.

GG. DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this Instrument and the other Loan Documents, and Lender may destroy or archive the paper originals. Borrower waives (1) any right to insist or require that Lender produce paper originals, (2) agrees that such images shall be accorded the same force and effect as the paper originals, (3) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (4) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Instrument or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

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HH. ALTERNATIVE DISPUTE RESOLUTION. Notwithstanding any other provision to the contrary in the Loan Documents pertaining to dispute resolution in connection with the Loan made by Lender to Borrower, this section HH shall govern the resolution of any dispute, controversy, or claim arising out of or relating to this Instrument or any other Loan Document, or the default, breach, termination, or invalidity related thereto, after the expiration of the respective notice and cure period (each, a "Dispute"). As set forth herein, the procedures that follow shall be the exclusive mechanism for resolving any Dispute that may arise from time to time. Lender agrees to the terms of this section by its acceptance hereof.

HH.1. Negotiation. If any Dispute arises between Borrower and Lender, the parties agree to meet informally and promptly and confer regarding their respective positions and interests in any Dispute arising between or among them, doing so in good faith, to resolve the Dispute. The representatives with authority to resolve the Dispute shall meet at a mutually acceptable time and place, within 15 days after receipt of a letter requesting a meeting pursuant to this paragraph ("Notice of Negotiation"), sent by any party, and thereafter shall meet as often as they deem necessary, shall exchange relevant information and shall, recognizing their mutual interests, diligently endeavor to resolve the Dispute in a manner satisfactory to both parties. All reasonable requests for information made by one party to the other will be honored.

HH.2. Mediation. If the parties have not been able to resolve the Dispute, pursuant to section HH.1, within thirty (30) days after the receipt of the Notice of Negotiation, any party may then submit the Dispute to mediation in accordance with the applicable rules of the private alternative dispute resolution association/service as selected by Lender. The parties agree to mediate in good faith through executives or representatives attending the mediation sessions and having authority to resolve the dispute at the mediation sessions. The parties covenant that they shall cooperate with one another in selecting a neutral mediator and in scheduling the mediation proceedings. The parties also agree that they shall use commercially reasonable efforts in participating in the mediation. If the Dispute is not resolved through mediation, the mediation shall be terminated by a written declaration of the mediator that the Dispute has not been resolved. The costs of the mediation, including the fees and expenses of the mediator, shall be borne by the parties to the mediation in equal shares, each party to this agreement bearing the expense of its own counsel, experts, witnesses, and preparation and presentations at the mediation, provided, however, the costs and expenses of the mediation shall be borne in accordance with the provisions of this agreement and/or the other Loan Documents relating to the Dispute which is the subject of the mediated claim or dispute to the extent provided thereunder.

HH.3. Arbitration. If the parties are not able to resolve the Dispute through negotiation or mediation, Borrower and Lender agree that all Disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the applicable arbitration rules of the private alternative dispute resolution association/service in effect at the time the claim is filed, upon request of either party. No act to take or dispose of all or any portion of the Mortgaged Property shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning all or any portion of the Mortgaged Property, including any claim to rescind, reform, or otherwise modify any agreement relating to the Mortgaged Property, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party.

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The parties, mediator(s) and arbitrator(s) shall treat all aspects of the mediation and arbitration proceedings, including, without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential, provided, however, that any award or order rendered by the arbitrator(s) pursuant to the terms of this agreement may be entered as a judgment in any court having jurisdiction. Nothing in this agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. In any Dispute between the parties that is arbitrable hereunder, when the aggregate of all claims and the aggregate of all counterclaims each is in an amount less than $75,000, the arbitration shall be before a single neutral arbitrator to be selected in accordance with the applicable arbitration rules (the "Rules") under the expedited procedures of said Rules, if available. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision. The mediation and arbitration proceedings shall be conducted in the state whose law is designated as the Governing Jurisdiction, or at such other place as may be selected by mutual agreement. Arbitrators appointed by the private alternative dispute resolution association/service hereunder shall be appointed as provided in the Rules unless otherwise mutually agreed to by the parties. The parties agree that the duty to arbitrate disputes hereunder extends beyond the date of the expiration or termination of this agreement, and beyond the date of the fulfillment of any repayment obligations of any party hereunder.

IN THE INTEREST OF AVOIDING ANY AMBIGUITY, BY AGREEING TO THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN THIS SECTION HH, THE UNDERSIGNED PARTY(IES) (AND LENDER BY ITS ACCEPTANCE HEREOF) WAIVE, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SAID PARTIES MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTE, AS WELL AS OTHER RIGHTS SAID PARTIES WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN THE AFOREMENTIONED ALTERNATIVE DISPUTE RESOLUTION PROCEEDING(S), AND INCLUDING IN THE EVENT THAT A COURT OF COMPETENT JURISDICTION EVER FINDS THE PROVISIONS OF THIS SECTION HH TO BE UNENFORCEABLE. THIS SECTION HH CONSTITUTES A BINDING ALTERNATIVE DISPUTE RESOLUTION AGREEMENT AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, A JURY TRIAL WAIVER, WHICH MAY BE ENFORCED AGAINST THE AFOREMENTIONED PARTIES.

ATTACHED EXHIBIT. The following Exhibit is attached to this Instrument:

Exhibit "A" Description of the Land

THIS DEED TO SECURE DEBT SECURES A FIXED RATE PROMISSORY NOTE. THIS DEED TO SECURE DEBT IS A FIRST DEED TO SECURE DEBT. NO FURTHER ENCUMBRANCES MAY BE RECORDED AGAINST THE MORTGAGED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER. FAILURE TO COMPLY WITH THIS PROVISION SHALL CONSTITUTE AN EVENT OF DEFAULT AND AT LENDER'S OPTION THE LOAN SHALL IMMEDIATELY BECOME DUE AND PAYABLE. CONSENT TO ONE FURTHER ENCUMBRANCE SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO REQUIRE SUCH CONSENT TO FUTURE OR SUCCESSIVE ENCUMBRANCES.

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument under seal (where applicable) or has caused this Instrument to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides or allows, Borrower intends that this Instrument shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

Georgia Deed to Secure Debt Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 15

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC,
Signed, sealed and delivered in the presence of:		a Delaware limited liability company

Unofficial Witness	By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary
Notary Public
(SEAL)

My Commission Expires:

(NOTARIAL SEAL)

Georgia Deed to Secure Debt Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 16

EXHIBIT "A"

DESCRIPTION OF THE LAND

All that property situated in Covington, Newton County and the State of Georgia, described as follows:

All that tract or parcel of land lying and being in the 10th Land District, 547 G.M.D. Newton County, Georgia, being Lot 8, Block "I", Barrington Subdivision, Section 1, Drawing 3 as per plat of survey recorded in Plat Book 22, Page 116, Newton County, Georgia records

Being the same property conveyed to Tirios Atlas Acquisition, LLC, a Delaware limited liability company by Limited Warranty Deed from Landa App LLC - 35 Clay Court Covington GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026 as Book 4814, Page 55.

Derivation, Address and Parcel Numbers are for Informational Purposes Only: APN: 00020-00000-140-000 Alternate APN:372

Commonly known as: 35 Clay Court, Covington, GA 30016

Georgia Deed to Secure Debt Exhibit "A" - Legal Description Loan No.: 123878 © GoDocs® All Rights Reserved.	Page A-1

GRANTOR: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC

LENDER: HOUSEMAX FUNDING, LLC

DATE OF SECURITY DEED: September 15, 2026

ACKNOWLEDGMENT OF BORROWER'S RIGHTS

BY EXECUTION OF THIS PARAGRAPH, GRANTOR EXPRESSLY: (1) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE DEBT AND THE POWER OF ATTORNEY GIVEN HEREIN TO LENDER TO SELL THE PREMISES BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE AS IS REQUIRED TO BE GIVEN UNDER THE PROVISIONS HEREOF; (2) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND SPECIFICALLY THIS PARAGRAPH AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF SAID SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS BEEN AFFORDED AN OPPORTUNITY TO CONSULT WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (3) AGREES THAT THE PROVISIONS HEREOF ARE INCORPORATED INTO AND MADE A PART OF THE SECURITY DEED.

READ AND AGREED BY GRANTOR:

Signed, sealed and delivered in the presence of:		TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC,
a Delaware limited liability company

Unofficial Witness	By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary
Notary Public
(SEAL)

My Commission Expires:

(NOTARIAL SEAL)

Georgia Deed to Secure Debt Acknowledgment of Borrower's Rights © GoDocs® All Rights Reserved.

CLOSING ATTORNEY'S AFFIDAVIT

Before the undersigned attesting officer personally appeared the undersigned closing attorney, who having been first duly sworn according to law, states under oath as follows:

In closing the above loan, but prior to the execution of the Deed to Secure Debt and "Acknowledgment of Borrower's Rights" by Borrower, I reviewed with and explained to Borrower the terms and provisions of the Deed to Secure Debt and particularly the provisions thereof authorizing Lender to sell the secured property by a nonjudicial foreclosure under a power of sale, together with the "Acknowledgment of Borrower's Rights". After said review with and explanation to Borrower, Borrower executed the Deed to Secure Debt and "Acknowledgment of Borrower's Rights".

Based on said review with and explanation to Borrower, it is my opinion that Borrower knowingly, intentionally and willingly executed the "Acknowledgment of Borrower's Rights".

Sworn to and subscribed before me on the date set forth above.

Notary Public	Closing Attorney

Georgia Deed to Secure Debt Closing Attorney's Affidavit © GoDocs® All Rights Reserved.

CERTIFICATION OF NON-OWNER OCCUPANCY AND INDEMNITY

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

The person executing this certification on behalf of Borrower certifies to Lender, its agents, employees, successors and assigns the following:

1. Borrower has applied to Lender for a loan in the amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00)(the "Loan") secured by the real property at 35 Clay Ct, Covington, GA 30016(the "Property").

2. Lender has stressed the importance of knowing whether the Property will be occupied by a person with a direct or indirect ownership interest in Borrower.

3. The person executing this certification on behalf of Borrower certifies and represents to Lender that:

(a) No person who has a direct or indirect ownership interest in Borrower (or an immediate family member of such person) resides at the Property that will secure the Loan; and

(b) No person who, directly or indirectly, has an ownership interest in Borrower (or an immediate family member of such person) has any intention of ever making the Property securing the Loan his or her residence.

4. Borrower agrees to hold Lender harmless and agrees to defend, indemnify, protect and hold Lender and its agents, officers, contractors, and employees harmless from and against any and all claims asserted or liability established that arises from the falsity of any part of this declaration.

The person executing this certification on behalf of Borrower declares under penalty of perjury under the laws of the State of Texas that the foregoing is true and correct.

Dated: September 15, 2026

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES
OF TIRIOS PROPCO SERIES LLC,
a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Certification of Non-Owner Occupancy and Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.

BUSINESS PURPOSE OF LOAN CERTIFICATION

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

The person executing this certification on behalf of Borrower certifies to Lender, its agents, employees, successors and assigns the following:

1. Borrower has applied for and has obtained or may obtain a loan in the principal amount of $178,500.00(the "Loan"). The Loan will be secured by a mortgage, deed of trust or deed to secure debt on the real property commonly known as 35 Clay Ct, Covington, GA 30016.

2. Lender has stressed the importance of knowing the primary purpose of the Loan. Borrower understands that the legal responsibilities of Lender vary considerably depending upon whether a loan is a consumer loan, which is for personal, household or family purposes, or a business loan, which is for every other purpose.

3. Borrower has previously represented to Lender, and hereby represents again in this certification to Lender, its successors and assigns, that ALL of the purposes of the Loan are for business purposes.

4. No part of the Loan proceeds is intended to be used for a non-business (i.e., consumer) purpose.

The person executing this certification on behalf of Borrower declares under penalty of perjury under the laws of the State of Texas that the foregoing is true and correct.

Dated: September 15, 2026

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES
OF TIRIOS PROPCO SERIES LLC,
a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Business Purpose of Loan Certification Loan No.: 123878 © GoDocs® All Rights Reserved.

PLEDGE AND ASSIGNMENT AGREEMENT

(Equity Interests)

This PLEDGE AND ASSIGNMENT AGREEMENT (Membership Interests) (the "Agreement"), dated as of September 15, 2026, made and entered into by those named persons listed below and shown in this Agreement (collectively referred to in the singular as "Pledgor") and by TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company ("Debtor"), in favor and for the benefit of HOUSEMAX FUNDING, LLC, a Texas limited liability company (the "Secured Party").

RECITALS:

This Agreement is executed by Pledgor for the purpose of inducing Secured Party to make a loan to Debtor in the principal sum of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($178,500.00) (the "Loan"), as set forth in that certain Loan Agreement of even date herewith between Debtor and Secured Party (the "Loan Agreement"). Pursuant to the terms and conditions of the Loan Agreement, Secured Party has made the Loan to Debtor to facilitate Debtor's current and future business enterprises. All documents evidencing, securing obligations under, and/or relating to the Loan, including without limitation the Loan Agreement, shall be referred to herein as the "Loan Documents." Any term not specifically defined herein shall have the meaning given to such term as set forth and defined in the Loan Documents.

Pledgor includes the Managing Member(s) and all other Members of Debtor. Each Pledgor is the owner of a percentage interest in the Pledged Equity Interests (as defined below); as set forth in Exhibit "A" attached hereto and incorporated herein pursuant to those certain documents evidencing or relating to the formation, organization, management and/or operation of Debtor (collectively, the "Organizational Documents").

Pledgor agrees to support the creditworthiness and financial capacity of Debtor to fully repay the Loan to Secured Party, and thereby agrees to pledge, assign, and grant a first lien perfected security interest to Secured Party in all "Pledged Equity Interests" (as defined below). To secure payment and performance of Debtor's "Secured Obligations" (as defined below) under the Note and the other Loan Documents, Pledgor has agreed to enter into this Agreement in favor of Secured Party.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of the which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Rules of Construction. Unless otherwise defined herein and unless the context otherwise requires, all terms used herein which are defined by the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (the "UCC") shall have the same meanings assigned to them by the UCC, unless and to the extent varied by this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule, and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

2. Grant of Security Interest. Pledgor hereby grants to Secured Party and each of Secured Party's successors, endorsees, and permitted assignees, a continuing security interest in the Pledged Equity Interests, including, but not limited to, all of Pledgor's right, title, and interest in and to the assets of and ownership in Debtor, and together with any and all proceeds, increases, substitutions, replacements, repairs, additions, and accessions thereof and thereto (the "Pledge and Assignment"); provided, however, pursuant to the Pledge and Assignment, Secured Party shall have no recourse to any funds, assets, revenues, gifts, grants, bequests and contributions (including income and profits therefrom) specifically restricted by the donor or maker thereof or restricted by law to a particular purpose inconsistent with their use as security for the Secured Obligations. In specific, but not by way of limitation, the Pledged Equity Interests shall include all of Pledgor's right, title, and interest in and to the following assets, to the extent that such Pledged Equity Interests as described hereinbelow is or shall be owned and/or in the possession of Pledgor (subject to the restrictions to and prohibitions against Debtor or Pledgor approving or completing (i) the sale, transfer, assignment, or encumbrance of the Pledged Equity Interests, and (ii) changes to the management or in ownership of Debtor, all as set forth in the Loan Documents):

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(a) Pledged Membership Interests. All interests in Debtor held by Pledgor (individually, "Company," and collectively, "Companies") and all interests in any Debtor obtained in the future by Pledgor and the certificates, if any, representing or evidencing such interests and any interest of Pledgor on the books and records of such Debtor or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and all rights and privileges of Pledgor with respect to such interests ("Equity Interests"); and

(b) Additional Collateral. Any and all proceeds, increases, funds, assets, revenues, gifts, grants, bequests contributions, substitutions, replacements, repairs, additions, and accessions of or to the Equity Interests (collectively, the "Additional Collateral"; and, such Additional Collateral, together with the Equity Interests, collectively shall be referred to as the "Pledged Equity Interests"). With respect to each item of Pledged Equity Interests, the security interest granted herein shall attach immediately upon Pledgor's execution hereof, as soon as Pledgor acquires rights in and to such item of Pledged Equity Interests, Pledgor's delivery thereof to Secured Party, or as soon as Pledgor acquires rights in and to such item of Pledged Equity Interests, whichever is earliest.

3. Acceptance of Pledge and Assignment. Secured Party accepts the foregoing Pledge and Assignment; provided, however, that notwithstanding the Pledge and Assignment of the Pledged Equity Interests, Pledgor assumes and retains all the obligations of Pledgor under the Organizational Documents which may arise from and after the date hereof.

4. Article 8 of the UCC. Pledgor hereby irrevocably elects that all Equity Interests in Debtor shall be securities governed by Article 8 of the Uniform Commercial Code. Each certificate evidencing the Equity Interests in Debtor shall bear the following legend: "This certificate evidences an interest in Debtor and shall be a security for purposes of Article 8 of the Uniform Commercial Code." No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

5. Certificates. All the Equity Interests are either in certificated form or are registered on the books of Debtor in the name of each Pledgor. All certificates and/or books of Debtor evidencing the Pledged Equity Interests of Pledgor have been delivered to Secured Party. In addition, Pledgor immediately shall deliver to Secured Party any certificates that may be issued following the date of this Agreement representing the Equity Interests and the Additional Collateral; provided, however, that in the event that the Equity Interests are not in certificated form and are not registered on the books as certificated equity ownership interests in the name of each Pledgor, then Secured Party shall prior to the date hereof either (a) require Debtor and each Pledgor to prepare and deliver to Secured Party certificates in form reasonably acceptable to Secured Party evidencing that the Equity Interests are in certificated form and are registered on the books of Debtor in the name of each Pledgor, with such certificates evidencing the Pledged Equity Interests of Pledgor to be delivered to Secured Party as provided herein, or (b) require Debtor and each Pledgor to execute and deliver to Secured Party that certain Assignment Separate From Certificate, substantially in the form of Exhibit "C" attached hereto or otherwise in form and content satisfactory to Secured Party, pursuant to which each Pledgor assigns, in blank, all uncertificated Equity Interests and the Additional Collateral as if such Pledged Equity Interests were in certificated form.

6. Registration of Pledge in Books of Debtor; Application of Proceeds. Pledgor hereby authorizes and directs Debtor to register Pledgor's Pledge and Assignment to Secured Party, for its benefit and the benefit of Secured Party, of the Pledged Equity Interests on the books of Debtor and, following written notice to do so by Secured Party after the occurrence of an Event of Default (as hereinafter defined) under this Agreement, to make direct payment to Secured Party of any amounts due or to become due to Pledgor with respect to the Pledged Equity Interests. Any moneys received by Secured Party shall be applied to the Obligations in such order and manner of application as Secured Party may from time to time determine in its sole discretion

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7. Obligations to be Secured. Whether or not recovery upon Debtor's obligations under the Loan is now or hereafter becomes barred by any statute of limitations or is now or hereafter becomes otherwise unenforceable, the security interests herein granted shall secure such Loan obligations which shall specifically include (without limitation to any of the covenants, promises or requirements of the Loan Documents) (collectively, the "Secured Obligations"):

(a) Obligations Evidenced by the Loan Documents. The prompt and complete payment and performance of each indebtedness, obligation, and covenant of Debtor in favor of Secured Party arising under the Loan Documents, and any renewals or extensions thereof or amendments thereto, including, without limitation, the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) and interest which, but for the filing of a petition in bankruptcy, would accrue on such obligations; and

(b) Fees and Expenses. The payment and reimbursement of all fees and expenses, including, without limitation, reasonable attorneys' fees, court costs, and collection and receivers' expenses, advanced or reasonably incurred by Secured Party in connection with the perfection and protection of the security interests herein granted, the preservation or disposition of the Pledged Equity Interests, or any part thereof, or the enforcement by Secured Party of any of the foregoing obligations whether upon default by Debtor or otherwise. It is the intention of Debtor that the continuing grant of security interests provided for herein shall remain as security for the payment and performance of the Secured Obligations, whether now existing or hereinafter incurred, and whether or not contemplated by the parties at the date hereof. No notice of the continuing grant of such security interests, therefore, shall be required to be stated on the face of any document representing any such Secured Obligations, nor shall it otherwise be necessary to identify any such Secured Obligations as being secured hereby. Any such Secured Obligations shall be deemed to have been made pursuant to Section 9204 of the UCC.

8. Duration of Secured Obligations. The Secured Obligations shall be released and all Secured Party's claims against the Pledged Equity Interests shall expire upon Secured Party's receipt of Debtor's obligations in full under the Loan Documents.

9. Affirmative Covenants. Debtor covenants that until such time as all the Secured Obligations are indefeasibly paid or satisfied in full, unless Secured Party shall otherwise consent in writing:

(a) Financing Statements; Further Documents. Debtor shall, and shall take affirmative reasonable steps to cause third parties, from time to time at the reasonable request of Secured Party, whether before or after the occurrence of an Event of Default, to authorize Secured Party to complete and file such UCC-1 financing statements, amendments thereto, continuation statements, and other documents, in form and substance reasonably satisfactory to Secured Party showing Debtor, as borrower, and Secured Party, as secured party, and shall do such other acts and things as Secured Party may reasonably request, to create, perfect, and continue Secured Party's security interests in the Pledged Equity Interests and to maintain the priority thereof. Debtor hereby authorizes Secured Party at any time and from time to time to file and/or record any or all such financing statements, amendments thereto, continuation statements, instruments, and documents and to take all such other actions as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted herein, without the signature of Debtor (where permitted by law);

(b) Delivery of Pledged Equity Interests. With respect to any Pledged Equity Interests consisting of certificated securities, instruments, documents, chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper that evidence the Receivables), letters or advices of credit, certificates of title, or the like, as to which Secured Party's security interest need or may be perfected by, or the priority thereof need be assured by, possession of such Pledged Equity Interests, Debtor shall upon demand of Secured Party deliver possession of same in Pledge and Assignment to Secured Party, endorsed or accompanied by such instruments of assignment or transfer as Secured Party may specify and stamped or marked in such manner as Secured Party may specify. With respect to any Pledged Equity Interests consisting of securities, instruments, partnership, or joint venture interests or the like, Debtor hereby consents and agrees that the issuers of, or obligors on, any such Pledged Equity Interests, or any registrar or transfer agent or trustee for any such Pledged Equity Interests, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or to exercise any right hereunder or with respect to any such Pledged Equity Interests, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtor or any other person to such issuers or such obligors or by any such registrar or transfer agent or trustee;

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(c) Records. Debtor shall make appropriate notations and entries in its ledgers, books of account, and financial statements disclosing the security interests of Secured Party in the Pledged Equity Interests.

(d) Deposit Accounts; Consents and Estoppel Certificates. Debtor shall, at its sole cost and expense, take such steps as Secured Party may deem reasonably necessary or desirable in order to (i) perfect the security interests of Secured Party with respect to the Deposit Accounts including, without limitation, delivering to Secured Party any and all instruments or other documents relating to such Deposit Accounts and giving notices and taking all other actions reasonably requested by Secured Party in order to give Secured Party access to such Deposit Accounts; (ii) obtain all necessary consents to the transfer or hypothecation hereunder of any Contracts or Licenses and Permits which may not be transferred or hypothecated hereunder until such consent is obtained; and (c) obtain such estoppel certificates as Secured Party may require from other parties to Contracts or Licenses and Permits;

(e) Protection of Security and Legal Proceedings. Debtor shall, at its own expense, take any and all actions reasonably necessary to preserve, protect, and defend the security interests of Secured Party in the Pledged Equity Interests and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing. Debtor shall cooperate with Secured Party in any litigation brought against Secured Party related to the Pledged Equity Interests and this Agreement. Debtor shall promptly reimburse Secured Party for any and all sums, including costs, expenses, and actual attorneys' fees that Secured Party may pay or incur in defending, protecting, or enforcing its security interests in the Pledged Equity Interests or the perfection or priority thereof or in discharging any prior or subsequent lien or adverse claim against the Pledged Equity Interests or any part thereof or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Pledged Equity Interests or the rights of Secured Party therein, all of which actions Debtor hereby agrees that Secured Party shall have the right to take in its sole and absolute discretion;

(f) Payment of Taxes. Debtor shall pay or cause to be paid all taxes and other levies with respect to the Pledged Equity Interests when the same become due and payable except such as are being contested in good faith and bonded or accrued for in a manner reasonably satisfactory to Secured Party by appropriate proceedings, where the effect of such proceedings is to stay any enforcement in respect of such unpaid taxes, and provided that, in any such case, Debtor shall set aside on its books reserves reasonably deemed by Secured Party to be adequate to protect against liability for such taxes;

(g) Use and Maintenance of Pledged Equity Interests. Debtor shall comply with all laws, statutes, and regulations pertaining to its use and ownership of the Pledged Equity Interests and its conduct of its business; properly care for and maintain all of the Pledged Equity Interests in good condition, free of misuse, abuse, waste, and deterioration, reasonable wear and tear of intended use excepted; promptly notify Secured Party of any loss or damage to the Pledged Equity Interests, or any material portion thereof (whether or not covered by insurance); keep accurate and complete books and records pertaining to the Pledged Equity Interests in accordance with generally accepted accounting principles; and promptly and completely perform and maintain in full force and effect all of the Contracts or Licenses and Permits; provided, however, notwithstanding anything in this Agreement to the contrary, prior to the occurrence and continuance of an Event of Default, Debtor shall be permitted to acquire, use and dispose of the Pledged Equity Interests in the ordinary course of business in exchange for fair market value or for some other consideration which is consistent with a valid business purpose;

(h) Inspection. Pledgor shall give Secured Party such information as may be reasonably requested concerning the Pledged Equity Interests and shall at all reasonable times and upon reasonable notice permit Secured Party and its agents and representatives to enter upon any premises upon which the Pledged Equity Interests is located for the purpose of inspecting the Pledged Equity Interests. Furthermore, Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Pledgor's books and records pertaining to the Pledged Equity Interests, to confirm and verify the value of the Pledged Equity Interests, and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; and

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(i) Pledgor Performance Covenants. Pledgor hereby covenants and agrees as follows:

(1) To do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Pledged Equity Interests, and to defend, at its sole expense, the title to the Pledged Equity Interests and any part of the Pledged Equity Interests;

(2) To cooperate fully with Secured Party's efforts to preserve the Pledged Equity Interests and to take such actions to preserve the Pledged Equity Interests as Secured Party may in good faith direct;

(3) To cause Debtor to maintain proper books of record and account in which full, true, and correct entries are made of all dealings and transactions in relation to the Pledged Equity Interests and which reflect the lien of Secured Party on the Pledged Equity Interests;

(4) That each Pledgor will, upon obtaining ownership of any other Pledged Equity Interests following the date of this Agreement which are required to be and, pursuant hereto are, pledged to Secured Party pursuant to this Agreement and the Loan Documents, within five (5) Business Days deliver to Secured Party a Pledge Addendum, duly executed by Debtor and every Pledgor, in substantially the form of Exhibit "B" hereto (a "Pledge Addendum") in respect of any such additional Equity Interests pursuant to which Pledgor shall pledge to Secured Party all of such additional Equity Interests. Prior to the delivery thereof to Secured Party, all such additional Equity Interests shall be held by Pledgor separate and apart from its other property and in express trust for Secured Party;

(5) Not to sell, discount, allow credits or allowances, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Pledged Equity Interests or any part of the Pledged Equity Interests;

(6) After an Event of Default under this Agreement or the Loan Documents (as described below), not to receive any dividend or distribution or other benefit with respect to Debtor, and not to vote, consent, waive or ratify any action taken, that would violate or be inconsistent with any of the terms and provisions of this Agreement, or any of the Financing Documents or that would materially impair the position or interest of Secured Party in the Pledged Equity Interests or dilute the Equity Interests pledged to Secured Party under this Agreement;

(7) Not to sell or otherwise dispose of, or create, incur, assume, or suffer to exist any lien upon any of the Pledged Equity Interests, other than liens in favor of Secured Party;

(8) To deliver immediately to Secured Party any certificates that may be issued following the date of this Agreement representing the Equity Interests or other Pledged Equity Interests, and to have Pledgor and Debtor execute and deliver to Secured Party one or more transfer powers as set forth in the Pledge Addendum, pursuant to which Pledgor assigns, in blank, all Equity Interests and other Pledged Equity Interests (the "Transfer Powers"), which such Transfer Powers shall be held by Secured Party as part of the Pledged Equity Interests;

(9) That Pledgor consents herein to the admission of Secured Party (and its assigns or designee) as a member, partner, or stockholder of Debtor upon Secured Party's acquisition of any of the Ownership Interests; and

(10) To amend Debtor's Organizational Documents with an amendment substantially in the form and content set forth in Exhibit "D" attached hereto and incorporated herein (or such other form acceptable to Secured Party in its reasonable discretion).

10. Representations and Warranties of Debtor. Debtor hereby represents and warrants to Secured Party that:

(a) Except for the security interests granted to Secured Party hereby, Pledgor has, and will at all times during the term hereof have, good and valid title to all and every part of the Pledged Equity Interests, free and clear of any mortgage, pledge, lien, security interest, encumbrance, conditional sale contract, lease or other title retention agreement, or any other adverse claim of any nature whatsoever, except as otherwise permitted hereinbelow;

(b) Upon the execution and delivery of this Agreement by Debtor and the filing of appropriate financing statements with the appropriate governmental agencies or, as applicable, upon Secured Party's taking possession of the Pledged Equity Interests, Secured Party will have a perfected security interest in and to the Pledged Equity Interests having first priority for the full amount of all of the Secured Obligations, subject only to the Permitted Liens and the Permitted Debt Financing Statement;

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(c) Any and all information heretofore furnished to Secured Party by Debtor in connection with the Secured Obligations or Debtor's financial condition or the value or condition of the Pledged Equity Interests is true and correct in all material respects, and all such information hereafter furnished to Secured Party by Debtor will be true and correct in all material respects when furnished;

(d) (i) The information shown in Exhibit "A" is true, correct and complete in all respects, (ii) the Equity Interests, as set forth on Exhibit "A", constitute 100% of the issued and outstanding Equity Interests of Debtor, and (iii) the Equity Interests listed on Exhibit "A" are the only Equity Interests of Debtor in which each Pledgor has any rights;

(e) All certificates evidencing the Equity Interests of Pledgor have been delivered to Secured Party;

(f) Other than a requirement of consent as required in the Organizational Documents governing the Equity Interests (which such consent has been obtained), Pledgor is not prohibited under any agreement with any other person or entity, or under any judgment or decree, from the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(g) No action has been brought or threatened that might prohibit or interfere with the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(h) Pledgor has full power and authority to execute and deliver this Agreement, and the execution and delivery of this Agreement does not conflict with any agreement to which Pledgor is a party or any law, order, ordinance, rule, or regulation to which Pledgor is subject or by which it is bound and do not constitute a default under any agreement or instrument binding upon Pledgor; and

(i) This Agreement has been properly executed and delivered and constitutes the valid and legally binding obligation of Pledgor and is fully enforceable against Pledgor in accordance with its terms.

11. Negative Covenants. Pledgor covenants that until such time as all the Secured Obligations are indefeasibly paid or satisfied in full, without the prior written consent of Secured Party, Pledgor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (a) sell, assign, transfer, exchange, lease, license, lend, or dispose of any of the Pledged Equity Interests, or any of Pledgor's rights therein, or enter into any agreement to take any of, the foregoing actions, nor (b) cause, suffer or permit any of the Pledged Equity Interests, or any of Pledgor's rights therein, to be affected by any encumbrance, security interest or adverse claim of any kind or nature whatsoever.

(a) No Sale or Hypothecation of Pledged Equity Interests. Except:

(i)	Liens in favor of Secured Party;

(ii)

Inchoate or statutory liens for taxes which have not been assessed and which are not delinquent or, if assessed, are being contested in good faith by appropriate proceedings and provided that, in any such case, the effect of such proceedings is to stay the enforcement of such liens; and

(iii)	Other liens as may from time to time be expressly permitted in writing by Secured Party in its sole discretion.

The inclusion of "proceeds" as a component of the Pledged Equity Interests shall not be deemed a consent by Secured Party to any sale assignment, transfer, exchange, lease, license, loan, granting of an option with respect to or disposition of all or any part of the Pledged Equity Interests;

(b) Location of Pledged Equity Interests; Changes of Name. Debtor shall not, without giving to Secured Party at least ninety (90) days' prior written notice, (a) cause or allow any of the Pledged Equity Interests to be moved; (b) move its chief executive office or the location of its books or records; (c) change its name, its trade or fictitious business name(s), business structure, or its form of doing business; or (d) liquidate, merge, or consolidate with or into any other business organization;

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(c) Certain Agreements. Debtor shall not cause, suffer, or permit to occur any compromise, adjustment, amendment, modification, settlement, waiver, substitution, or termination in respect of any Receivable, other than in the ordinary course of business, or in respect of any Contracts or Licenses and Permits; nor cause, suffer or permit anything to be done which might impair, or fail to do anything necessary or advisable in order to preserve, the value of the Pledged Equity Interests and the security interests of Secured Party therein;

(d) Preservation of Pledged Equity Interests. Debtor shall not cause or allow anything to be done that might materially impair or fail to do anything necessary or advisable to preserve, the value of the Pledged Equity Interests and the security interests of Secured Party therein. Debtor shall not use nor permit the use of the Pledged Equity Interests for illegal purposes.

12. Rights of Secured Party with Respect to Pledged Equity Interests.

(a) Inspection and Performance of Obligations. At any time (whether or not an Event of Default has occurred), without notice or demand, Secured Party may, to the extent it may be necessary or desirable to protect its security hereunder, but Secured Party shall not be obligated to: (a) at the expense of Secured Party, enter upon any premises on which Pledged Equity Interests is situated and examine the same or (b) at the expense of Debtor, perform any obligation of Debtor under this Agreement.

(b) Rights to Audit. Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Debtor's books and records pertaining to the Pledged Equity Interests, to confirm and verify the value of the Pledged Equity Interests and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests.

(c) Protection and Preservation of Pledged Equity Interests. In case of any failure of Debtor to keep the Pledged Equity Interests free from liens or adverse claims (except as otherwise provided herein), or to pay taxes on or in respect thereof, or fully and punctually to keep and perform any other covenant hereof, then Secured Party may (but shall have no duty or obligation to do so) pay, contest, or settle such taxes, liens or adverse claims, or any judgments based thereon, take any action to preserve any rights of or against any prior or other parties in connection with the Pledged Equity Interests, exercise any voting rights or managerial rights with respect to any Pledged Equity Interests, make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, or notices of any other nature whatsoever in connection with the Pledged Equity Interests or the Secured Obligations, or otherwise make good any other aforesaid failure of Debtor. Debtor shall promptly reimburse Secured Party for any sums which may be paid or advanced by Secured Party for any such purpose, together with interest at the maximum rate permitted by law from the date of any such advance to the date of reimbursement.

(d) Attorney-In-Fact. Debtor hereby appoints Secured Party as its attorney-in-fact, with full power of substitution, to do any act that Debtor is obligated by this Agreement to do and to take any action and execute and deliver, and if appropriate, file, and/or record with the appropriate office, any agreements, documents, or instruments, including, without limitation, security agreements, financing statements, financing statement amendments, continuation statements, or other instruments without the signature of Debtor (where permitted by law), that Secured Party may deem necessary or advisable to accomplish the purposes hereof, upon the occurrence of any Event of Default or an event that, with notice or lapse of time, or both, would become an Event of Default but not before, which appointment is irrevocable and coupled with an interest.

13. Rights of Pledgor in the Pledged Equity Interests. Until any Event of Default occurs under this Agreement, Pledgor shall be entitled to exercise all voting rights and to receive all dividends and other distributions that may be paid on any Pledged Equity Interests and that are not otherwise prohibited by this Agreement and the Loan Documents. Any cash dividend or distribution payable in respect of the Pledged Equity Interests that is, in whole or in part, a return of capital or that is made in violation of this Agreement or the Loan Documents shall be received by Pledgor shall be paid immediately to Secured Party and shall be retained by Secured Party as part of the Pledged Equity Interests. Upon the occurrence and during the continuation of an Event of Default, Pledgor shall, at the written direction of Secured Party, immediately send a written notice to Debtor instructing Debtor, and shall cause Debtor, to remit all cash and other distributions payable with respect to the Equity Interests (until such time as Secured Party notifies Pledgor that such Event of Default has ceased to exist) directly to Secured Party. Nothing contained in this Section 12 shall be deemed to permit the payment of any sum or the making of any distribution which is prohibited by this Agreement or the Loan Documents, if any.

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14. Events of Default; Remedies of Secured Party. For purposes of this Agreement, an "Event of Default" shall mean the occurrence and continuance of any of the following events or conditions: (a) any representation or warranty made to Secured Party by Debtor in this Agreement or any other Loan Documents was false in any material respect when made or deemed made; (b) the breach by Debtor of any covenant or other term or condition of this Agreement or any other Loan Documents, and Debtor fails to cure such breach to Secured Party's reasonable satisfaction within ten (10) days from and after receipt of written notice of such event of default from Secured Party; or (c) the occurrence of any event of default under the Loan Documents. Upon the occurrence of any Event of Default, then, in addition to all other rights and remedies of Secured Party hereunder or at law or in equity, upon the occurrence of such Event of Default or any time thereafter, Secured Party may exercise any and all of the following rights and remedies, all of which shall be cumulative and not mutually exclusive:

(a) Acceleration of Secured Obligations. Secured Party may declare any or all Secured Obligations, or any part thereof, to be immediately due and payable without demand or notice and Secured Party may proceed to collect the same.

(b) Notification to Third Parties. Secured Party may (a) collect any and all amounts due to Debtor from other persons and (b) notify any account borrower obligated on any of the Receivables or any purchaser of the Pledged Equity Interests or any other person of Secured Party's interest in the Pledged Equity Interests and instruct any such persons to make payments thereon directly to Secured Party.

(c) Handling of Funds. Secured Party may require Debtor to hold in trust for Secured Party all payments received by Debtor without commingling them with any other funds and Secured Party may require Debtor either to turn over to Secured Party in the form received all checks, drafts, cash, and other remittances with any necessary endorsements or to deposit them immediately in a separate account maintained by Secured Party;

(d) Compromise of Claims. Secured Party may grant extensions, compromise claims, and settle Pledged Equity Interests for less than face value, all without prior notice to Debtor;

(e) Appointment of Receiver. Without regard to the adequacy of the security for the Secured Obligations by virtue of this Agreement or any other collateral and without regard to the solvency of Debtor, Secured Party may institute legal proceedings for the appointment of a receiver or receivers with respect to any or all of the Pledged Equity Interests pending foreclosure hereunder or for the sale of any or all of the Pledged Equity Interests under the order of a court of competent jurisdiction or under other legal process;

(f) Retention of Pledged Equity Interests. Secured Party may choose to accept the Pledged Equity Interests after giving notice of such proposal to Debtor and to any other person with a security interest in such Pledged Equity Interests, and such acceptance shall discharge the Secured Obligations, provided that neither Debtor nor any other person with a security interest in such Pledged Equity Interests objects in writing to such proposal within twenty-one (21) days from receipt of such notice;

(g) Setoff. Secured Party may set off the Secured Obligations, or any part thereof, against any property of Debtor with or in the possession of Secured Party, whatever the source of such property; and

(h) Other Rights Against Debtor. Secured Party may exercise in respect of the Pledged Equity Interests, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC, and Secured Party may also without notice except as specified below sell the Pledged Equity Interests or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party in its sole and absolute discretion may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' written notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Equity Interests regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Equity Interests may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Equity Interests to more than one offeree and, in all events, such sale shall be deemed to be commercially reasonable. At any such public or private sale, Secured Party may be the purchaser of the Pledged Equity Interests.

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15. Additional Rights of Secured Party Following Event of Default. Upon the occurrence of an Event of Default under this Agreement (and in addition to all of its other rights, powers and remedies under this Agreement), Secured Party may, at its option, without notice to Pledgor or any other party, do any one or more of the following:

(a) Proceed to perform or discharge any and all of Pledgor's obligations, duties, responsibilities, or liabilities and exercise any and all of its rights in connection with the Pledged Equity Interests for such period of time as Secured Party may deem appropriate, with or without the bringing of any legal action in or the appointment of any receiver by any court;

(b) Do all other acts which Secured Party may deem necessary or proper to protect Secured Party’s security interest in the Pledged Equity Interests and carry out the terms of this Agreement;

(c) Exercise all voting and management rights of Pledgor as to Debtor or otherwise pertaining to the Pledged Equity Interests, and Pledgor, forthwith upon the request of Secured Party, shall use its best efforts to secure, and cooperate with the efforts of Secured Party to secure (if not already secured by Secured Party), all the benefits of such voting and management rights; and

(d) Proceed by suit or suits in law or in equity or by any other appropriate proceeding or remedy to enforce the performance of any term, covenant, condition, or agreement contained in this Agreement, and institution of such a suit or suits shall not abrogate the rights of Secured Party to pursue any other remedies granted in this Agreement or to pursue any other remedy available to Secured Party either at law or in equity. Secured Party shall have all the rights and remedies of a secured party under the UCC and other applicable laws. All costs and expenses, including reasonable attorneys' fees and expenses, incurred or paid by Secured Party in exercising or protecting any interest, right, power or remedy conferred by this Agreement, shall bear interest at a per annum rate of interest equal to the then highest rate of interest charged on any of the Obligations from the date of payment until repaid in full and shall, along with the interest thereon, constitute and become a part of the Obligations secured by this Agreement.

Pledgor hereby constitutes Secured Party as the attorney-in-fact of Pledgor after an Event of Default under the Financing Documents (including but not limited to this Agreement) to take such actions and execute such documents as Secured Party may deem appropriate in the exercise of the rights and powers granted to Secured Party in this Agreement, including, but not limited to, filling-in blanks in the Transfer Power to cause a transfer of the Ownership Interests and other Pledged Equity Interests pursuant to a sale of the Pledged Equity Interests. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment in full of the Obligations. Pledgor shall indemnify and hold Secured Party harmless for all losses, costs, damages, fees, and expenses suffered or incurred in connection with the exercise of this power of attorney and shall release Secured Party from any and all liability arising in connection with the exercise of this power of attorney.

16. Demands, Notices, etc., Commercially Reasonable Sale. All demands of performance, advertisements, notices of sale or retention, and manner of sale, as well as the presence of the Pledged Equity Interests at any sale and the constructive possession of the Pledged Equity Interests by the person conducting any sale, except only as provided by the UCC, are hereby specifically waived by Debtor.

17. Cumulative Rights; No Waiver. The several rights and remedies of Secured Party hereunder or referred to herein shall, to the fullest extent permitted by law, be construed as cumulative, and no one of them shall be exclusive of the others. No delay or omission of Secured Party in exercising any right or remedy provided in this Agreement or arising from any default of any Secured Obligations shall be construed as an acquiescence therein, a waiver of such default, or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or acquiescence in any preceding or subsequent breach of the same or any other condition or covenant. If the performance of any Secured Obligations is at any time secured by any other instrument or instruments, the exercise by Secured Party of any right or remedy under any such other instrument shall not be construed as or deemed to be a waiver of any limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any such other instrument. The rights of Secured Party hereunder shall not be exhausted by its exercise of any of its rights and remedies or by any action or by any number of successive actions until and unless all Secured Obligations secured hereby has been paid in full.

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18. Liability and Indemnification. Secured Party shall not be liable to Debtor for any act of or omission by Secured Party unless Secured Party's conduct (or the conduct of Secured Party's agents or representatives) constitutes willful misconduct or gross negligence. Debtor agrees to indemnify and to hold Secured Party harmless from and against all losses, liabilities, claims, damages, costs, and expenses (including actual attorneys' fees and disbursements) with respect to (a) any action taken by Secured Party with respect to its interest in, or rights with respect to, the Pledged Equity Interests under this Agreement, provided that Secured Party's conduct does not constitute willful misconduct or gross negligence, and (b) any claims arising out of Debtor's ownership of the Pledged Equity Interests or Secured Party's security interest therein.

19. Assignment of Obligations. Secured Party may transfer or negotiate any Secured Obligations, and upon such transfer or negotiation Secured Party may transfer therewith all or any part of the Pledged Equity Interests. Thereupon Secured Party shall be wholly discharged from all liability and responsibility with respect to the amount of the Secured Obligations and the Pledged Equity Interests so transferred. With respect to any Secured Obligations or Pledged Equity Interests not so transferred, Secured Party shall retain all its rights hereunder.

20. Security Interests Absolute. All rights of Secured Party and security interests hereunder, and all Secured Obligations of Debtor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Security Documents or any other agreement or instrument relating thereto, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement or instrument relating thereto, (c) any exchange, release or non-perfection of any other Pledged Equity Interests, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Debtor.

21. Covenants and Waivers. Secured Party may, at any time and from time to time, in Secured Party's sole and absolute discretion, without notice or demand and without affecting the enforceability or continuing effectiveness of this Agreement: (a) subject, in all cases to the terms and conditions of the agreements and instruments evidencing the Secured Obligations (including, without limitation, any requirement to obtain the consent of Debtor under such agreements and/or instruments), supplement, modify, amend, extend, renew, accelerate, waive, or otherwise change the time for payment or the terms of any Secured Obligations or any additional security or guaranties now or hereafter held therefor; (b) enter into or give any agreement, approval, or consent with respect to any Secured Obligations or any additional security or guaranties now or hereafter held therefor; (c) accept new or additional instruments, documents, or agreements in exchange for or relative to any Secured Obligations; (d) accept partial payments on any Secured Obligations; (e) receive and hold additional security or guaranties for the Secured Obligations; (f) settle, release, liquidate, and/or fail to enforce any Secured Obligations; (g) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, transfer, and/or fail to enforce any other security or guaranties now or hereafter held for any Secured Obligations; (h) substitute, exchange, amend, or alter any other security or guaranty now or hereafter held for any Secured Obligations, whether or not the security or guaranty received upon the exercise of such power is of the same character or value as the security or guaranty so affected; (i) consent to the transfer of any such other security and bid and purchase the same at any sale thereof; and/or (j) consent to any merger, change or other restructuring or termination of the corporate existence of Debtor or any other person and correspondingly restructure any Secured Obligations. To the fullest extent permitted by law, Debtor hereby waives (i) any right to require Secured Party to proceed against any other person or to proceed against or exhaust any other security held by Secured Party at any time or to pursue any other remedy in Secured Party's power before exercising any right or remedy under this Agreement and (ii) demand, protest, and notice of any kind.

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22. Business Operations and Activities. Notwithstanding anything contained in this Agreement to the contrary, Secured Party hereby acknowledges and agrees that Debtor shall be permitted, at Debtor's sole discretion, to coordinate its business operations and activities with one or more of Debtor's affiliates and perform such actions that it deems to be in the best interests of Debtor and/or the business operations and activities of Debtor and Debtor's affiliates. Secured Party hereby acknowledges and agrees that any such action may result in the diminishment in value of certain portions of the Pledged Equity Interests, and that such diminishment in value shall not constitute an Event of Default.

23. No Guaranty by Pledgor. Pledgor is not intended, and shall not be construed, to be a guarantor of the Secured Obligations or any of the other Secured Obligations solely as a result of each Pledgor's execution of this Agreement and delivery of same to Secured Party. Notwithstanding this representation, warranty, and covenant by Pledgor and Debtor, Pledgor hereby expressly agrees that:

(a) The obligations of Pledgor under this Agreement shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of all other collateral pledged as security for the Secured Obligations. This Agreement is binding upon Pledgor and Pledgor's heirs, successors and assigns so long as any of the Secured Obligations or any of such surviving Secured Obligations remains unpaid or unperformed.

(b) Pledgor's obligations under this Agreement do not constitute an unconditional guaranty of payment or collection, and each Pledgor's obligations hereunder constitute the Pledge and Assignment of the Pledged Equity Interests which are direct obligations, and do not constitute suretyship obligations, of Pledgor. In connection with this Agreement, any Pledgor also might execute in favor of Secured Party a "continuing guaranty" under which such party agrees to guarantee the full and punctual payment and performance of the Secured Obligations to Secured Party on an open and continuing basis. However, this Agreement shall not be merged with or otherwise limited or affected by any such guaranty agreement executed by any Pledgor.

(c) The direct obligations of Pledgor under this Agreement shall be performed without demand by Secured Party and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, the Loan Agreement, the Mortgage, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. To the extent that any court might conclude that suretyship principles apply to this Agreement which is contrary to intent and purpose of this Agreement), then Pledgor and Debtor agree that:

(i)

Pledgor hereby waives any and all benefits and defenses under applicable law and agrees that by doing so Pledgor shall be liable even if Debtor had no liability at the time of execution of the Note, the Loan Agreement, the Mortgage or any other Loan Document, or thereafter ceases to be liable. Pledgor hereby waives all benefits and defenses under applicable law and agrees that by doing so Pledgor's liability may be larger in amount and more burdensome than that of Debtor. Pledgor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that Pledgor's obligations shall not be affected by any circumstances, whether or not referred to in this Agreement, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Pledgor hereby waives the benefits of any right of discharge under all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Pledgor hereby waives, to the fullest extent permitted by law, diligence in collecting the Secured Obligations, presentment, demand for payment, protest, all notices with respect to the Note and this Agreement which may be required by statute, rule of law or otherwise to preserve Secured Party's rights against Pledgor under this Agreement, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Debtor of any obligation or Secured Obligations. Pledgor also waives, to the fullest extent permitted by law, all rights to require Secured Party to (a) proceed against Debtor or any other guarantor of Debtor's payment or performance with respect to the Secured Obligations or any other obligation guaranteed under this Agreement (an "Other Pledgor"), (b) if Debtor or any Other Pledgor is a partnership, proceed against any general partner of Debtor or the Other Pledgor, (c) proceed against or exhaust any collateral held by Secured Party to secure the repayment of the Secured Obligations, or (d) pursue any other remedy it may now or hereafter have against Debtor, or, if Debtor is a partnership, any general partner of Debtor, including any and all benefits under applicable law.

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(ii)

Pledgor understands that the exercise by Secured Party of certain rights and remedies contained in the Mortgage (such as a nonjudicial foreclosure sale) may affect or eliminate Pledgor's right of subrogation against Debtor and that Pledgor may therefore incur a partially or totally non-reimbursable liability under this Agreement. Nevertheless, Pledgor hereby authorizes and empowers Secured Party to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Pledgor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances. Pledgor expressly waives any defense (which defense, if Pledgor had not given this waiver, Pledgor might otherwise have) to a judgment against Pledgor by reason of a nonjudicial foreclosure. Without limiting the generality of the foregoing, Pledgor hereby expressly waives any and all benefits under applicable law. Notwithstanding any foreclosure of the lien of the Mortgage, whether by the exercise of the power of sale contained in the Mortgage, by an action for judicial foreclosure or by Secured Party's acceptance of a deed in lieu of foreclosure, Pledgor shall remain bound under this Agreement.

(iii)

To the full extent permitted under applicable law, Pledgor also waives any right or defense based upon an election of remedies by Secured Party, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Secured Party to secure repayment of the Secured Obligations) destroys or otherwise impairs the subrogation rights of Pledgor or the right of Pledgor (after payment of the obligations guaranteed by Pledgor under this Agreement) to proceed against Debtor for reimbursement, or both, by operation of applicable law or otherwise.

(iv)

To the full extent permitted under applicable law, Pledgor waives any and all other rights and defenses available which Pledgor may have by reason of protection afforded to Debtor with respect to any of the obligations of Pledgor under this Agreement pursuant to the antideficiency or other laws limiting or discharging Debtor's Secured Obligations.

(v)

To the full extent permitted under applicable law, Pledgor agrees to withhold the exercise of any and all subrogation and reimbursement rights against Debtor, against any other Person, and against any collateral or security for the Secured Obligations, including any such rights pursuant to applicable law, until the Secured Obligations has been indefeasibly paid and satisfied in full, all obligations owed to Secured Party under the Loan Documents have been fully performed, and Secured Party has released, transferred or disposed of all of its right, title and interest in such collateral or security. To the full extent permitted under applicable law, Pledgor makes the following waivers of specific rights afforded under applicable law:

"Pledgor waives all rights and defenses that Pledgor may have because the debtor's debt is secured by real property. This means, among other things:

(1)	The creditor may collect from Pledgor without first foreclosing on any real or personal property collateral pledged by the debtor.

(2)	If the creditor forecloses on any real property collateral pledged by the debtor:

(A)	The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)	The creditor may collect from Pledgor even if the creditor, by foreclosing on the real property collateral, has destroyed any right Pledgor may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defenses Pledgor may have because Debtor's debt is secured by real property."

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24. Miscellaneous.

(a) Attorneys' Fees. Debtor shall pay promptly to Secured Party, without demand, actual reasonable attorneys' fees and all costs and other expenses paid or reasonably incurred by Secured Party in collecting or compromising any Secured Obligations or in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, whether or not suit is filed.

(b) Time of Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

(c) Statute of Limitations. Debtor hereby waives all rights to plead or assert at any time any statute of limitations as a defense or bar to any action or proceeding brought to enforce this Agreement or any Secured Obligations.

(d) Reinstatement of Rights. Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency, or reorganization of Debtor, or any other person, all as though such amount had not been paid.

(e) Entire Agreement. The Loan Documents, including without limitation the Security Documents contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended except by the written agreement of the parties hereto. No provision of this Agreement or right of Secured Party hereunder can be waived nor can Debtor be released from its obligations hereunder except by a writing duly executed by Secured Party.

(f) Binding on Successors. This Agreement shall remain in full force and effect until each of the Secured Obligations has been fully paid or performed and each of the provisions hereof shall inure to the benefit of and bind, as the case may be, the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

(g) Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

(h) Terminology. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, the neuter shall include the masculine and feminine. All terms used herein shall have the same meaning as in the provisions of the UCC.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) Headings. The headings of the several paragraphs hereof are included only for the convenience of reference and are not intended to govern, construe, or modify any provisions of the several paragraphs hereof.

(k) Applicable Law; Venue

(i)

This Agreement, the Loan Agreement the Note, the Mortgage, the Guaranty, and the other Loan Documents, and any other Loan Document which does not itself expressly identify the law which is to apply to it, shall be governed by (i) the laws of the state in which the Mortgaged Property is located (the "Property Jurisdiction") as to lien perfection, priority, and foreclosure, except as to the perfection, priority and foreclosure of Secured Party's interest in all personal property collateral, which is governed by Article 9 of the UCC in the jurisdiction in which personal property is located; and (ii) the laws of the Governing Jurisdiction (as defined below) as to interpretation, enforcement, validity, construction, effect and in all other respects. Notwithstanding the foregoing, federal law may preempt the application of state law and nothing in this section K is intended to limit such preemption

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(ii)

Borrower and Lender agree that (i) the Loan Documents were accepted by Lender in the state in which Lender's home office is located (i.e., Texas) (without regard to conflicts of laws principles) (the "Governing Jurisdiction"), (ii) the proceeds of the Note were disbursed from the Governing Jurisdiction, and (iii) the Governing Jurisdiction has a substantial relationship to the parties and to the underlying transaction embodied by the Loan Documents. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Agreement, the Loan Agreement, the Note, the Mortgage, the Guaranty, and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the Governing Jurisdiction applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's judicial and/or non-judicial (as applicable) rights and remedies granted under the Mortgage securing the Note and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the laws of the Property Jurisdiction. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the Governing Jurisdiction governs this Agreement, the Loan Agreement, the Note, the Mortgage, the Guaranty, and the other Loan Documents.

(iii)

Borrower agrees that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction and the Governing Jurisdiction, as applicable, will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document to the full extent set forth in this section K. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in section K is intended to limit Lender's right to bring any suit, action or proceeding relating to matters under this Agreement, the Loan Agreement, the Note, the Mortgage, the Guaranty or any other Loan Document in any court of any other jurisdiction.

(l) Interpretation. Each of the parties hereto hereby acknowledges that it has been represented by independent counsel of its own choice throughout all negotiations which have preceded the execution of this Agreement and that it has executed same with the consent and upon the advice of said independent counsel. Each party and their counsel have cooperated in the drafting and preparation of this Agreement; it shall be deemed their joint work product and may not be construed against any party by reason of its preparation. Each of the parties hereto acknowledges that no other party, or agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the other party to execute this instrument, and each party hereto acknowledges that it has not executed this instrument in reliance upon any such promise, representation, or warranty not contained herein.

(m) Release of Pledged Equity Interests. Following the irrevocable payment in full of all the Secured Obligations, Debtor shall be entitled to the return of all of the Pledged Equity Interests which has not been used or applied toward the payment of the Secured Obligations in accordance with this Agreement. Secured Party shall sign (or cause to be signed) any and all documents, letters, terminations, instruments, certificates and agreements, and shall perform (or cause to be performed) all such acts as may be reasonably required in order to release the Pledged Equity Interests from the Pledge and Assignment hereunder.

SIGNATURE(S) ON FOLLOWING PAGE(S)

Pledge and Assignment Agreement Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 14

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth below.

DEBTOR:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES
OF TIRIOS PROPCO SERIES LLC,
a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

PLEDGOR:

TIRIOS CORPORATION,
a Delaware corporation

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

SIGNATURE(S) CONTINUED ON FOLLOWING PAGE(S)

Pledge and Assignment Agreement Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 15

EXHIBIT "A"

PLEDGED MEMBERSHIP INTERESTS TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC

Name of Pledgor	Class of Interest	% of Total Membership Interests
TIRIOS CORPORATION	Membership Interest	100%
Total of Pledgor Membership/Partnership Percentages:	100.0000%

Exhibit "A" Loan No.: 123878 © GoDocs® All Rights Reserved.	Page A-1

EXHIBIT "B"

PLEDGE ADDENDUM

This Pledge Addendum (as amended or otherwise modified) dated as of September 15, 2026 is delivered to Secured Party by Pledgor pursuant to that certain Pledge and Assignment Agreement Membership Interests dated as of September 15, 2026 (the "Agreement") to which this Pledge Addendum is attached. All terms not specifically defined herein below shall have the meanings given to such terms as set forth in the Loan Documents (including, without limitation, the Agreement).

Each Pledgor hereby sell, assign and transfer to Secured Party all of each of Pledgor's Equity Interests those certain certificated and/or uncertificated equity ownership interests in and to TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company ("Debtor"), standing in the name of each Pledgor on the books of Debtor. Pledgor does hereby irrevocably transfer the Equity Interests in Debtor with full power of substitution in the premises.

Each Pledgor hereby further shall (a) deliver to Secured Party all Equity Interests, together with all related Additional Interests therein, in Debtor in order to perfect Secured Party's security interest in said Equity Interests; (b) absolutely, without notice, conditions or requirements, pledge, convey, hypothecate, mortgage, assign, set over, deliver and grant to Secured Party, a security interest in the Pledged Equity Interests as set forth in Exhibit "A", together with all Additional Interests, all on the terms and conditions set forth in the Agreement, which terms and conditions are hereby incorporated herein by reference; (c) agree that this Pledge Addendum may be attached to the Agreement; and (d) agree that the Equity Interests and the Additional Interests listed on this Pledge Addendum shall be deemed to be a part of the Pledged Equity Interests under the Agreement and shall secure all Secured Obligations referred to in the Agreement.

Each Pledgor hereby certifies that the representations and warranties in the Agreement are and continue to be true and correct, both as to the Pledged Equity Interests pledged prior to this Pledge Addendum and as to the Pledged Equity Interests pledged pursuant to this Pledge Addendum. Each Pledgor further agrees that Exhibit "A" of the Agreement shall be deemed amended to include the Equity Interests listed on this Pledge Addendum. Each Pledgor acknowledges that any Equity Interests issued by Debtor owned by Pledgor not included in the Pledged Equity Interests at the discretion of Secured Party may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

Finally, each Pledgor agrees that: (x) Secured Party may have all rights and remedies provided in the Agreement, including without limitation the right to affect a private sale of the Equity Interests at any sale made pursuant to the UCC, and in affecting such private sale, and each said Pledgor waives for itself or its assigns, to the extent it is legally able to do so, any requirement (statutory or otherwise) of advertisement (general or limited) or public announcement as to the time and place of the sale of the Equity Interests by Secured Party; (y) at any sale made pursuant to the Agreement and this Pledge Addendum, Secured Party may bid for or purchase, free from any right of redemption on the part of Pledgor (all said rights being also waived and released), all or any portion of Equity Interests offered for sale and may make payment on account thereof by using any outstanding balance of the Note as a credit against the purchase price; and (z) Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such Equity Interests without further accountability. However, notwithstanding any of the foregoing, nothing in the Agreement or this Pledge Addendum shall be construed as a requirement of Secured Party to sell, or attempt to sell, the Ownership Interests upon an Event of Default.

SIGNATURE(S) CONTINUED ON FOLLOWING PAGE(S)

Exhibit "B" Loan No.: 123878 © GoDocs® All Rights Reserved.	Page B-1

DEBTOR:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES
OF TIRIOS PROPCO SERIES LLC,
a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

PLEDGOR:

TIRIOS CORPORATION,
a Delaware corporation

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Exhibit "B" Loan No.: 123878 © GoDocs® All Rights Reserved.	Page B-2

EXHIBIT "C"

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

Membership Interests

This Assignment Separate From Certificate (the "Assignment") dated as of September 15, 2026 is delivered to Secured Party by Pledgor pursuant to that certain Pledge and Assignment Agreement Membership Interests (the "Agreement") dated as of September 15, 2026 (the "Agreement") to which this Assignment is attached. All terms not specifically defined hereinbelow shall have the meanings given to such terms as set forth in the Loan Documents (including, without limitation, the Agreement).

FOR VALUE RECEIVED, each of the undersigned (individually and collectively, as applicable, "Pledgor"), hereby and unconditionally sells, assigns, and transfers effective as of September 15, 2026, all of each Pledgor's Equity Interests in and to TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company ("Debtor"), as indicated below, which Equity Interests are not represented by certificates recorded in the books of said Debtor:

Name of Pledgor	Class of Interest	No. of Units	% of Total Membership Interests
TIRIOS CORPORATION	Membership Interest	____________	100%
Total of Pledgor Membership/Partnership Percentages:	100.0000%

1.Each Pledgor represents and warrants that it is the sole owner of its respective Equity Interests and has the full authority to make the transfer without restriction by contract, law, or equity.

2.Each Pledgor irrevocably transfers its Equity Interests and directs Debtor to show on its books this Pledge and Assignment of all said Pledgor's Equity Interests to Secured Party, with full power of substitution in the premises.

SIGNATURE(S) CONTINUED ON FOLLOWING PAGE(S)

Exhibit "C" Loan No.: 123878 © GoDocs® All Rights Reserved.	Page C-1

In witness hereof, the following person(s) have executed this Assignment Separate from Certificate to be attached as Exhibit "C" to the Agreement.

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa	_
SACHIN LATAWA,
President, Secretary

(SEAL)

TIRIOS CORPORATION,

a Delaware corporation

By:	/s/ Sachin Latawa	_
SACHIN LATAWA,
President, Secretary

(SEAL)

Exhibit "C" Loan No.: 123878 © GoDocs® All Rights Reserved.	Page C-2

EXHIBIT "D"

FORM AMENDMENT TO ORGANIZATIONAL DOCUMENTS

Amendment to Operating Agreement

This Amendment to Operating Agreement (the "Amendment"), dated as of the September 15, 2026, is delivered to Secured Party by Debtor pursuant to that certain Pledge and Assignment Agreement Membership Interests (the "Agreement") dated as of September 15, 2026 (the "Agreement") to which this form of Amendment is attached. All terms not specifically defined hereinbelow shall have the meanings given to such terms as set forth in the Loan Documents (including, without limitation, the Agreement).

Effective from and after this September 15, 2026 (the "Effective Date"), the undersigned (collectively the "Owners"), constituting the holders of 100% of the equity ownership interests in and to TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company (the "Debtor"), shall, upon the vote of 100% of the Owners, hereby amend Debtor's Operating Agreement (collectively, the "Organizational Documents") as follows:

Upon the vote of 100% of the Owners, the Owners of TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company ("Debtor"), together with its Manager(s) of Debtor (collectively referred to as "Control Parties") hereby are:

(a)	Authorized to cause Debtor to have the Control Parties take all actions necessary to facilitate entering into that certain loan in the original principal amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00) (the "Loan") by HOUSEMAX FUNDING, LLC, a Texas limited liability company (the "Secured Party") to and for the account of Debtor;

(b)	Authorized, in connection with Debtor entering into the Loan, to permit any or all of the Control Parties, as approved by the Owners pursuant to the terms of the Organizational Documents, to execute any and all documents evidencing, relating to, and/or securing obligations as required by Secured Party, in its sole discretion, for the Loan (collectively, the "Loan Documents");

(c)	Authorized to require the Owners and Debtor to abide by the following restrictions and/or requirements until the Loan has been paid in full to Secured Party (or any future holder of the Loan:

(a)

The Control Parties at the time of the making of the Loan shall remain responsible for management of Debtor and shall not be replaced without Secured Party's prior approval in its reasonable discretion;

(b)

The Owners shall not agree to transfer, sell, encumber, gift, or otherwise dispose of the assets of Debtor, except in the ordinary course of its business, without the prior written consent of Secured Party in its sole discretion;

(c)

The provisions in the Organizational Documents, as restricted in the Loan Documents, relating to transfers of ownership interests, particularly in the event of death of an individual, or divorce of a couple owning a common interest, or the bankruptcy of any individual, shall not be amended, altered or replaced without the prior written consent of Secured Party in its reasonable discretion;

(d)

The Organizational Documents are subject to all requirements and restrictions set forth in the Loan Documents, noting particularly that any provisions for transfer of ownership interests are subject to, and may be limited by, provisions of the Loan Documents;

(e)

Each Owner shall not to allow its interest in Debtor to become subject to any liens from any third parties (other than any liens created in favor of Secured Party as collateral for the Loan), and if an Owner's interest is involuntarily liened, such lien will be discharged within 30 days (or promptly discharged);

(f)

All payments under the Loan shall have priority over distributions to the Owners, which such distributions shall, in all ways, be subordinate and subject to the terms and conditions of the Loan Documents.

(g)

The Organizational Documents, at all times, shall be kept current as to the name, address, telephone number and percentage of ownership interests of each Owner, and Debtor shall provide prompt written notice to Secured Party of any change in address or telephone numbers for any Owner(s);

Exhibit "D" Loan No.: 123878 © GoDocs® All Rights Reserved.	Page D-1

(h)

Each of the Control Parties and all Owners, if required, shall promptly respond to requests for information from Secured Party and shall promptly make themselves available for execution of any documents required by Secured Party in connection with the Loan;

(i)	Neither Debtor, nor its Organizational Documents, shall be terminated or permitted to enter a new business without Secured Party’s prior written consent in its sole discretion;

(j)

Any rights of first refusal with respect to or options to purchase any ownership interest in Debtor and/or all or any portion of the "Collateral" (as defined in the Loan Documents) must be subordinate to the lien of the Loan Documents; and

(k)

The Owners fully subordinate all rights and remedies, including rights of indemnity, contribution, or otherwise, to the lien of the Loan Documents and all other terms and provisions of said Loan Documents. At all times while the Loan is outstanding, the Owners shall stand still with respect to the enforcement of any such rights and remedies and shall take no enforcement action with respect thereto.

Exhibit "D" Loan No.: 123878 © GoDocs® All Rights Reserved.	Page D-2

AGREEMENT TO PROVIDE INSURANCE

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

GENERAL TERMS AND PROVISIONS. TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company ("Borrower") has applied to HOUSEMAX FUNDING, LLC, a Texas limited liability company, whose address is 3711 S MoPac Expy, Bldg 1 Ste 375, Austin, TX 78746 ("Lender"), for a loan in the principal amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00) (the "Loan"), as set forth in that certain Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement").

INSURED MORTGAGED PROPERTY INFORMATION. Borrower agrees to insure the Mortgaged Property 35 Clay Ct, Covington, GA 30016 described in the Mortgage.

INSURANCE REQUIREMENTS. Borrower shall keep and maintain insurance coverage as required within the Loan Documents, including, but not limited to, the requirements within the Loan Agreement. Borrower acknowledges and agrees that its failure to keep, maintain, or provide Lender proof of all such required insurance shall constitute an Event of Default.

CONFLICTS. The provisions of the Loan Agreement are hereby made cumulative with the provisions of this agreement. In the event of a conflict between the provisions of this agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall govern.

TERMINOLOGY. Capitalized terms used but not defined in this agreement shall have the meanings given to such terms in the Loan Agreement.

IN WITNESS WHEREOF, the Borrower has executed this agreement as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES

OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") dated as of September 15, 2026, is made by TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC, a Delaware limited liability company ("Borrower" or "Indemnitor"), for the benefit of HOUSEMAX FUNDING, LLC, a Texas limited liability company ("Lender"), in connection with and as partial consideration for financial accommodations given by Lender to Borrower in the amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS (US $178,500.00) ("Loan") evidenced by that certain Promissory Note of even date herewith which Promissory Note is secured or to be secured by a lien and encumbrance on the Mortgaged Property, including the Land located in Newton County, State of Georgia described on Exhibit "A" attached hereto and by this reference made a part hereof, pursuant to the Mortgage (hereinafter defined). Indemnitor acknowledges that this Agreement and the statements of fact herein are given by Indemnitor to Lender as a material inducement to Lender in making the Loan to Borrower, and that Lender would not be willing to make the Loan and accept the Mortgage in the absence of this Agreement and such statements of fact. Indemnitor hereby certifies, represents, and warrants to Lender, and agrees as follows:

A.DEFINITIONS.

A.1. The following terms, when used in this Agreement (including when used in the above recitals), shall have the following meanings:

"Borrower" means all Persons identified as "Borrower" in the first paragraph of this Agreement, together with their successors and permitted assigns.

"Collateral Agreement" has the meaning given such term in the Loan Agreement. "Claim" is defined in section B.12 below.

"Environmental Inspections" is defined in section B.7 below.

"Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

"Event of Default" shall have the meaning set forth in the Loan Agreement. "Governing Jurisdiction" is defined in section G below.

"Governmental Authority" means the government of the United States, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to such government, in each case that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property or over Borrower.

"Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

"Hazardous Materials Laws" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments Reauthorization Act of 1986, the Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Clean Air Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, and their state analogs.

Georgia Environmental Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.

"Improvements" means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

"Indebtedness" means the principal of, interest on, and all other amounts due at any time under, the Note, the Loan Agreement, this Agreement or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in the Mortgage to protect the security of the Mortgage or any other applicable provision of the Mortgage, the Loan Agreement, this Agreement or any other Loan Document or as permitted by law.

"Indemnitees" is defined in section B.10 below. "Land" means the land described in Exhibit "A".

"Leases" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

"Lender" means the Person or Persons identified as "Lender" in the first paragraph of this Agreement, or any subsequent holder of the Note.

"Loan Agreement" means that certain Loan Agreement of even date herewith entered into between Borrower and Lender in connection with the Loan.

"Loan Documents" means the Note, the Mortgage, the Loan Agreement, any separate assignment of leases and rents, this Agreement, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Plans, and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan, as such documents may be amended from time to time.

"Loan Servicer" means the Person or Persons that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Agreement and any other Loan Document, and otherwise to service the Loan for the benefit of Lender. Unless otherwise specified in the Note, or unless Borrower receives notice to the contrary, the Loan Servicer means the Person or Persons identified as "Lender" in the first paragraph of this Agreement.

"Mortgage" or "Instrument" means the mortgage, deed of trust or deed to secure debt on the Mortgaged Property of even date herewith, executed by Borrower in favor of Lender as security for the Indebtedness and constituting a first lien on the Mortgaged Property. The terms and provisions of the Mortgage are incorporated herein by reference.

"Mortgaged Property" shall have the meaning set forth in the Mortgage and includes all of Borrower's present and future right, title and interest in and to the Land, Improvements, Rents and Leases.

"Note" means the Promissory Note described on page 1 of this Agreement, including all schedules, riders, allonges and addenda, as such Promissory Note may be amended from time to time.

"O&M Plan" is defined in section B.1 below.

"Person" means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any Governmental Authority, endowment fund or any other form of entity.

"Prohibited Activities or Conditions" is defined in section B.1 below.

 "Property Jurisdiction" is defined in section G below.

Georgia Environmental Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 2

"Remedial Work" is defined in section B.8 below.

Any capitalized terms not otherwise defined herein shall have the meaning defined in the Mortgage or the Loan Agreement.

B. ENVIRONMENTAL HAZARDS.

B.1. Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an "O&M Plan") or matters described in section B.2 below, Borrower shall not cause or permit any of the following: (a) the presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials on or under the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property; (b) the transportation of any Hazardous Materials to, from, or across the Mortgaged Property; (c) any occurrence or condition (including soil and groundwater conditions) on the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws; or (d) any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property. The matters described in clauses (a) through (d) above are referred to collectively as "Prohibited Activities or Conditions".

B.2. Prohibited Activities and Conditions shall not include the safe and lawful use and storage of quantities of (a) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable properties, (b) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property; and (c) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

B.3. Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Agreement) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

B.4. If an O&M Plan has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other Persons present on the Mortgaged Property to comply with the O&M Plan. All costs of performance of Borrower's obligations under any O&M Plan shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Plan and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in the Mortgage.

B.5. Borrower states that, except as previously disclosed by Borrower to Lender in writing: (a) Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions; (b) to the best of Borrower's knowledge after reasonable and diligent inquiry, no Prohibited Activities or Conditions exist or have existed; (c) except to the extent previously disclosed by Borrower to Lender in writing, the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Mortgaged Property which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws; (d) Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect; (e) no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit; (f) there are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition; and (g) Borrower has not received any complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property. All of the statements of fact in this section B and elsewhere in this Agreement shall be continuing statements of fact that shall be deemed to be made by Borrower throughout the term of the Loan, until the Indebtedness has been paid in full.

Georgia Environmental Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 3

B.6. Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events: (a) Borrower's discovery of any Prohibited Activity or Condition; (b) Borrower's receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other Person with regard to present or future alleged Prohibited Activities or Conditions or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property; and (c) any statement of fact in this section B becomes untrue after the date of this Agreement. Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note, the Mortgage, or any other Loan Document.

B.7. Borrower shall pay promptly the costs of any environmental inspections, tests or audits ("Environmental Inspections") required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender's consent to any Transfer under the Loan Agreement, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in the Mortgage. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any of Lender's Environmental Inspections. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Lender's Environmental Inspections.

B.8. If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property under any Hazardous Materials Law, Borrower shall, by the earlier of (a) the applicable deadline required by Hazardous Materials Law or (b) thirty (30) days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in the Mortgage.

B.9. Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity or Condition.

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B.10. Borrower shall indemnify, hold harmless and defend (a) Lender, (b) any prior owner or holder of the Note, (c) the Loan Servicer, (d) any prior Loan Servicer, (e) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (f) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the "Indemnitees") from and against all proceedings, claims, damages, liabilities, obligations, demands, causes of action, losses, fines, penalties and costs (whether initiated or sought by a Governmental Authority or private party), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following: (a) any breach of any statement of fact of Borrower in this section B; (b) any failure by Borrower to perform any of its obligations under this section B; (c) the existence or alleged existence of any Prohibited Activity or Condition; (d) the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property; (e) the actual or alleged violation of any Hazardous Materials Law; and (f) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Materials.

B.11. Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. However, any Indemnitee may elect to defend any claim or legal or administrative proceeding at Borrower's expense.

B.12. Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim"), settle or compromise the Claim if the settlement (a) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (b) may materially and adversely affect Lender, as determined by Lender in its discretion.

B.13. Borrower's obligation to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any Guarantor to receive notice of or consideration for any of the following: (a) any amendment or modification of any Loan Document; (b) any extensions of time for performance required by any Loan Document; (c) any provision in any of the Loan Documents limiting Lender's recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness; (d) the accuracy or inaccuracy of any statements of fact made by Borrower under this Agreement, the Mortgage or any other Loan Document; (e) the release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any Loan Document; (f) the release or substitution in whole or in part of any security for the Indebtedness; and (g) Lender's failure to properly perfect any lien or security interest given as security for the Indebtedness.

B.14. Borrower shall, at its own cost and expense, do all of the following: (a) pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this section B; (b) reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this section B; and (c) reimburse Indemnitees for any and all expenses, including fees and out of pocket expenses of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this section B, or in monitoring and participating in any legal or administrative proceeding.

B.15. In any circumstances in which the indemnity under this section B applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

B.16. The provisions of this section B shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this section B without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any Guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person, the obligation of those Persons to indemnify the Indemnitees under this section B shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this section B shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Mortgage.

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C. REMEDIES CUMULATIVE. Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

D. FORBEARANCE.

D.1. Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or any other third-party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Agreement, the Note, the Loan Agreement, the Mortgage or any other Loan Document; release anyone liable for the payment of any amounts under this Agreement, the Note, the Loan Agreement, the Mortgage, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Agreement, the Note, the Mortgage, or any other Loan Document.

D.2. Any forbearance by Lender in exercising any right or remedy under the Note, this Agreement, the Mortgage, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds under the Loan Agreement shall not operate to cure or waive any Event of Default.

E. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Agreement or to any action brought to enforce any Loan Document.

F. FURTHER ASSURANCES. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Agreement and the Loan Documents.

G. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. This Agreement and all other Loan Documents shall be governed by (i) the laws of the jurisdiction in which the Land is located (the "Property Jurisdiction") as to Hazardous Materials Laws (as defined in the Mortgage), lien perfection, priority, and foreclosure; and (ii) the laws of the Governing Jurisdiction (as defined below) as to interpretation, enforcement, validity, construction, effect and in all other respects.

G.1. Notwithstanding any other provision to the contrary set forth in this Agreement and any other Loan Document, Borrower , Guarantor and Lender agree that (i) the Loan Documents were accepted by Lender in the state in which Lender's home office is located (Texas) (without regard to conflicts of laws principles) (the "Governing Jurisdiction"), and (ii) the Governing Jurisdiction has a substantial relationship to the parties and to the underlying transaction embodied by the Loan Documents. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, of this Agreement and any other Loan Document and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the Governing Jurisdiction applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the enforcement of Lender's STATUTORY POWER OF SALE AND/OR JUDICIAL FORECLOSURE PROCEDURES, as applicable, granted under the Mortgage and any other security or pledge agreement securing the Note, the construction, validity, enforceability and performance of this Agreement and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents, shall be governed by and construed according to the laws of the Property Jurisdiction. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the Governing Jurisdiction governs the Loan Documents.

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G.2. Borrower agrees that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction and/or the Governing Jurisdiction, as may be applicable or required under applicable law, will have jurisdiction over all controversies that may arise under or in relation to this Agreement, the Loan Agreement, the Note, and any security for the Indebtedness or any other Loan Document to the full extent set forth in subsection (a) above. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Agreement is intended to limit Lender's right to bring any suit, action or proceeding relating to matters under any Loan Document in any court of any other jurisdiction.

H. SUCCESSORS AND ASSIGNS BOUND. This Agreement shall bind, and the rights granted by this Agreement shall inure to, the respective successors and permitted assigns of Lender and Borrower. However, a Transfer not permitted by the Loan Agreement shall constitute an Event of Default.

I. JOINT AND SEVERAL LIABILITY. If more than one Person signs this Agreement as Borrower, the obligations of such Persons shall be joint and several.

J. SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement among the parties as to matters governed by this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

K. CONSTRUCTION. The captions and headings of the Sections of this Agreement are for convenience only and shall be disregarded in construing this Agreement. Any reference in this Agreement to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Agreement or to a Section of this Agreement. All Exhibits attached to or referred to in this Agreement are incorporated by reference into this Agreement. Any reference in this Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Agreement, the term "including" means "including, but not limited to" and the term "includes" means "includes without limitation." The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (1) any definition of or reference to any agreement, instrument or other document in this Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or any other Loan Document), and (2) any reference in this Agreement to any Person shall be construed to include such Person's successors and permitted assigns.

L. NOTICES. All notices that may be given to either party pursuant to this Agreement shall be given in the manner and to the addresses specified in the Loan Agreement.

M. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Agreement.

N. ALTERNATIVE DISPUTE RESOLUTION. Notwithstanding any other provision to the contrary in the Loan Documents pertaining to dispute resolution in connection with the Loan made by Lender to Borrower, this section N shall govern the resolution of any dispute, controversy, or claim arising out of or relating to this agreement or any other Loan Document, or the default, breach, termination, or invalidity related thereto, after the expiration of the respective notice and cure period (each, a "Dispute"). As set forth herein, the procedures that follow shall be the exclusive mechanism for resolving any Dispute that may arise from time to time. Lender agrees to the terms of this section by its acceptance hereof.

Georgia Environmental Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 7

N.1. Negotiation. If any Dispute arises between Borrower and Lender, the parties agree to meet informally and promptly and confer regarding their respective positions and interests in any Dispute arising between or among them, doing so in good faith, to resolve the Dispute. The representatives with authority to resolve the Dispute shall meet at a mutually acceptable time and place, within 15 days after receipt of a letter requesting a meeting pursuant to this paragraph ("Notice of Negotiation"), sent by any party, and thereafter shall meet as often as they deem necessary, shall exchange relevant information and shall, recognizing their mutual interests, diligently endeavor to resolve the Dispute in a manner satisfactory to both parties. All reasonable requests for information made by one party to the other will be honored.

N.2. Mediation. If the parties have not been able to resolve the Dispute, pursuant to section N.1, within thirty (30) days after the receipt of the Notice of Negotiation, any party may then submit the Dispute to mediation in accordance with the applicable rules of the private alternative dispute resolution association/service as selected by Lender. The parties agree to mediate in good faith through executives or representatives attending the mediation sessions and having authority to resolve the dispute at the mediation sessions. The parties covenant that they shall cooperate with one another in selecting a neutral mediator and in scheduling the mediation proceedings. The parties also agree that they shall use commercially reasonable efforts in participating in the mediation. If the Dispute is not resolved through mediation, the mediation shall be terminated by a written declaration of the mediator that the Dispute has not been resolved. The costs of the mediation, including the fees and expenses of the mediator, shall be borne by the parties to the mediation in equal shares, each party to this agreement bearing the expense of its own counsel, experts, witnesses, and preparation and presentations at the mediation, provided, however, the costs and expenses of the mediation shall be borne in accordance with the provisions of this agreement and/or the other Loan Documents relating to the Dispute which is the subject of the mediated claim or dispute to the extent provided thereunder.

N.3. Arbitration. If the parties are not able to resolve the Dispute through negotiation or mediation, Borrower and Lender agree that all Disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the applicable arbitration rules of the private alternative dispute resolution association/service in effect at the time the claim is filed, upon request of either party. No act to take or dispose of all or any portion of the Mortgaged Property shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning all or any portion of the Mortgaged Property, including any claim to rescind, reform, or otherwise modify any agreement relating to the Mortgaged Property, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party.

The parties, mediator(s) and arbitrator(s) shall treat all aspects of the mediation and arbitration proceedings, including, without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential, provided, however, that any award or order rendered by the arbitrator(s) pursuant to the terms of this agreement may be entered as a judgment in any court having jurisdiction. Nothing in this agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. In any Dispute between the parties that is arbitrable hereunder, when the aggregate of all claims and the aggregate of all counterclaims each is in an amount less than $75,000, the arbitration shall be before a single neutral arbitrator to be selected in accordance with the applicable arbitration rules (the "Rules") under the expedited procedures of said Rules, if available. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision. The mediation and arbitration proceedings shall be conducted in the state whose law is designated as the Governing Jurisdiction, or at such other place as may be selected by mutual agreement. Arbitrators appointed by the private alternative dispute resolution association/service hereunder shall be appointed as provided in the Rules unless otherwise mutually agreed to by the parties. The parties agree that the duty to arbitrate disputes hereunder extends beyond the date of the expiration or termination of this agreement, and beyond the date of the fulfillment of any repayment obligations of any party hereunder.

Georgia Environmental Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 8

IN THE INTEREST OF AVOIDING ANY AMBIGUITY, BY AGREEING TO THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN THISSECTIONN, THE UNDERSIGNED PARTY(IES) (AND LENDER BY ITS ACCEPTANCE HEREOF) WAIVE, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SAID PARTIES MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTE, AS WELL AS OTHER RIGHTS SAID PARTIES WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN THE AFOREMENTIONED ALTERNATIVE DISPUTE RESOLUTION PROCEEDING(S), AND INCLUDING IN THE EVENT THAT A COURT OF COMPETENT JURISDICTION EVER FINDS THE PROVISIONS OF THIS SECTION N TO BE UNENFORCEABLE. THIS SECTION N CONSTITUTES A BINDING ALTERNATIVE DISPUTE RESOLUTION AGREEMENT AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, A JURY TRIAL WAIVER, WHICH MAY BE ENFORCED AGAINST THE AFOREMENTIONED PARTIES.

ATTACHED EXHIBIT.The following Exhibit is attached to this Agreement:

Exhibit "A" Description of the Land

IN WITNESS WHEREOF, Borrower has signed and delivered this Agreement under seal (where applicable) or has caused this Agreement to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides or allows, Borrower intends that this Agreement shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

Georgia Environmental Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 9

INDEMNITOR / BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF

TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Georgia Environmental Indemnity Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 10

EXHIBIT "A"

DESCRIPTION OF THE LAND

All that property situated in Covington, Newton County and the State of Georgia, described as follows:

All that tract or parcel of land lying and being in the 10th Land District, 547 G.M.D. Newton County, Georgia, being Lot 8, Block "I", Barrington Subdivision, Section 1, Drawing 3 as per plat of survey recorded in Plat Book 22, Page 116, Newton County, Georgia records

Being the same property conveyed to Tirios Atlas Acquisition, LLC, a Delaware limited liability company by Limited Warranty Deed from Landa App LLC - 35 Clay Court Covington GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026 as Book 4814, Page 55.

Derivation, Address and Parcel Numbers are for Informational Purposes Only: APN: 00020-00000-140-000 Alternate APN:372

Commonly known as: 35 Clay Court, Covington, GA 30016

Georgia Environmental Indemnity Exhibit "A" - Legal Description Loan No.: 123878 © GoDocs® All Rights Reserved.	Page A-1

FEDERAL EQUAL CREDIT OPPORTUNITY ACT NOTICE

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.

The Federal Agency that administers compliance with this law concerning this creditor is:

COMPTROLLER OF THE CURRENCY,

CUSTOMER ASSISTANCE GROUP

1301 MCKINNEY STREET, SUITE 3450

HOUSTON, TX 77010-9050

By signing below, Borrower acknowledges that Borrower has read and received a copy of this document.

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES

OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Federal Equal Credit Opportunity Act Notice

Loan No.: 123878

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INDEMNITY AGREEMENT

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

The person executing this certification on behalf of Borrower certifies to Lender, its agents, employees, successors and assigns the following:

1. Borrower has applied to Lender for a loan of $178,500.00 secured by the real property located at 35 Clay Ct, Covington, GA 30016 (the "Property").

2. Borrower certifies and represents to Lender that:

A. The Property located at 35 Clay Ct, Covington, GA 30016 is a residential property;

B. All of the proceeds of the Loan secured by the property referenced in 2A above will be used for a business purpose.

3. Borrower agrees to hold Lender harmless and agrees to defend, indemnify, protect and hold Lender and its agents, officers, contractors, and employees harmless from and against any and all claims asserted or liability established that arises from the falsity of any part of this declaration.

The person executing this certification on behalf of Borrower declares under penalty of perjury under the laws of the State of Georgia that the foregoing is true and correct.

Dated: September 15, 2026 BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES

OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Indemnity Agreement

Loan No.: 123878

© GoDocs® All Rights Reserved.

GEORGIA NOTICE

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

TITLE 7. BANKING AND FINANCE

 CHAPTER 6. CREDIT OR LOAN DISCRIMINATION

O.C.G.A. § 7-6-1 (2015)

7-6-1. Discrimination in extending credit or making loans prohibited

(a) No bank, lending company, financial institution, retail installment seller, or person extending credit may discriminate or provide requirements which discriminate in the extending of credit or the making of loans solely on the basis of sex, race, religion, national origin, or marital status.

(b) Any person, firm, or corporation which willfully violates any provision of this Code section shall be guilty of a misdemeanor and, upon conviction thereof, shall be punished by a fine not to exceed

$1,000.00.

By signing below, Borrower acknowledges that Borrower has read and received a copy of this document.

Dated: September 15, 2026 BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES

OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Georgia Notice

Loan No.: 123878

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TEXAS EQUAL CREDIT OPPORTUNITY ACT NOTICE

TEXAS FINANCE CODE

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

Sec. 341.401. DISCRIMINATION PROHIBITED.

(a) An authorized lender or other person involved in a transaction subject to this title may not deny to an individual who has the capacity to contract an extension of credit, including a loan, in the individual's name or restrict or limit the credit extended:

(1)	because of sex, race, color, religion, national origin, marital status, or age;
(2)	because all or part of the individual's income derives from a public assistance program in the form of social security or supplemental security income; or
(3)	because the individual has in good faith exercised a right under the Consumer Credit Protection Act (15 U.S.C. Section 1601 et seq.; 18 U.S.C. Section 891 et seq.).

(b) In interpreting this section, a court or administrative agency shall be guided by the Equal Credit Opportunity Act (15 U.S.C. Section 1691 et seq.) and regulations under and interpretations of that Act by the Federal Reserve Board to the extent that Act and those regulations and interpretations can be made applicable to conduct prohibited by this section.

Sec. 341.402. PENALTIES FOR PROHIBITED DISCRIMINATION.

(a) A person who violates Section 341.401 is liable to the aggrieved individual for:

(1)	the actual damages caused by the violation;
(2)	punitive damages not to exceed $10,000 in an action brought by the aggrieved individual; and
(3)	court costs.

Texas Equal Credit Opportunity Act Notice

Loan No.: 123878

© GoDocs® All Rights Reserved.

(b) The liability of a person under this section is instead of and not in addition to that person's liability under Title VII of the Consumer Credit Protection Act (15 U.S.C. Section 1691 et seq.). If the same act or omission violates Section 341.401 and applicable federal law, the person aggrieved by that conduct may bring a legal action to recover monetary damages either under this section or under that federal law, but not both.

(c) In addition to the other liabilities prescribed by this section, a person holding a license issued under this subtitle who violates Section 341.401 is subject to revocation or suspension of the license or the assessment of civil penalties by the commissioner.

By signing below, Borrower acknowledges that Borrower has read and received a copy of this document.

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY,

A SERIES OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Texas Equal Credit Opportunity Act Notice Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 2

TEXAS NOTICE OF PENALTIES FOR MAKING

FALSE OR MISLEADING WRITTEN STATEMENT

Texas Finance Code

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Loan Number: 123878

Warning: Intentionally or knowingly making a materially false or misleading written statement to obtain property or credit, including a mortgage loan, is a violation of Section 32.32, Texas Penal Code, and, depending on the amount of the loan or value of the property, is punishable as set forth in Section 32.32, Texas Penal Code.

I/we, the undersigned loan applicant(s), represent that I/we have received, read, and understand this notice of penalties for making a materially false or misleading written statement to obtain a loan.

I/we represent that all statements and representations contained in my/our written loan application, including statements or representations regarding my/our identity, employment, annual income, and intent to occupy the residential real property secured by the loan, are true and correct as of the date of loan closing.

SIGNATURE(S) ON FOLLOWING PAGE(S)

Texas Notice of Penalties for Making False or Misleading Written Statement

Loan No.: 123878

© GoDocs® All Rights Reserved.

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY,

A SERIES OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Texas Notice of Penalties for Making False or Misleading Written Statement Loan No.: 123878 © GoDocs® All Rights Reserved.	Page 2

NOTICE OF RIGHT TO RECEIVE

COPY OF REAL ESTATE APPRAISAL REPORT

(E.C.O.A.)

Lender: HOUSEMAX FUNDING, LLC	Applicant/Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Property Address: 35 Clay Ct, Covington, GA 30016

We may order an appraisal to determine the property's value and charge you for this appraisal. We will promptly give you a copy of any appraisal, even if your loan does not close.

You can pay for an additional appraisal for your own use at your own cost. If you have any questions regarding the above, please contact:

HOUSEMAX FUNDING, LLC
3711 S MoPac Expy
Bldg 1 Ste 375
Austin, TX 78746

APPLICANT/BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A

SERIES OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Notice of Right to Receive Copy of Real Estate Appraisal Report (Appraisal Disclosure)

Loan No.: 123878

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ACKNOWLEDGMENT OF RECEIPT OF COPY OF REAL ESTATE APPRAISAL REPORT

(E.C.O.A.)

Lender: HOUSEMAX FUNDING, LLC	Borrower: TIRIOS PROPCO SERIES LLC – 35 CLAY, A SERIES OF TIRIOS PROPCO SERIES LLC
Date: September 15, 2026	Property Address: 35 Clay Ct, Covington, GA 30016

Borrower understands that Borrower is entitled to a copy of any written report regarding the valuation of the property securing this loan (the "Property") promptly upon completion at no additional cost to Borrower, and, in any event, no later than 3 days prior to the closing of the loan.

Borrower hereby acknowledges receipt of the written report setting forth the value of the Property.

BORROWER:

TIRIOS PROPCO SERIES LLC – 35 CLAY, A

SERIES OF TIRIOS PROPCO SERIES LLC,

a Delaware limited liability company

By:	/s/ Sachin Latawa
SACHIN LATAWA,
President, Secretary

(SEAL)

Acknowledgment of Receipt of Copy of Real Estate Appraisal Report (Receipt)

Loan No.: 123878

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